As filed with the Securities and Exchange Commission on May 31, 2005
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NEW YORK HEALTH CARE, INC.
             (Exact name of registrant as specified in its charter)

             New York                              8082                       11-2636089
  (State or other jurisdiction of      (Primary standard industrial        (I.R.S. employer
  incorporation or organization)       classification code number)      identification number)

                              1850 McDonald Avenue
                               Brooklyn, NY 11223
                            Telephone: (212) 679-7778
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Dennis M. O'Donnell
                             Chief Executive Officer
                               363 Seventh Avenue
                               New York, NY 10001
                            Telephone: (212) 679-7778
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                                 Blank Rome LLP
                              405 Lexington Avenue
                               New York, NY 10174
                            Telephone: (212) 885-5000
                            Facsimile: (212) 885-5001

                                  ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                 ---------------

================================================================================

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                        Proposed
                                                     Amount         Maximum Offering       Proposed
                Title of Each Class of                to be            Price Per           Maximum           Amount of
              Securities to be Registered        Registered (1)       Security (2)    Offering Price (2)  Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.001 par value......     13,767,807           $0.80          $11,014,245.60        $1,296.38
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

(1)     All of the shares are offered by certain Selling  Stockholders  includes
        (a) 7,899,362 shares owned by the selling stockholders as of May 31, 2005, (b) 5,868,445 shares underlying (i) 3,949,638 warrants with an exercise price of $0.78 per share, (ii) 1,777,355 placement agent warrants with an exercise price of $0.62 per share, and (iii) 141,452 warrants with an exercise price ranging from $3.00 to $3.69. In accordance with the Rule 416 under the Securities Act of 1933, this registration statement also covers any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For purposes of this table, we have used the average of the closing bid and asked prices of the registrant's Common Stock on May 25, 2005, as reported by the Pink Sheets, LLC.

         ---------------------------------------------------------------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                TABLE OF CONTENTS

                                                               Page
                                                               ----

Prospectus Summary...........................................    1
Risk Factors.................................................    4
Forward-Looking Statements...................................   14
Use of Proceeds..............................................   16
Price Range of Common Stock..................................   17
Dividend Policy..............................................   17
Selected Financial Data......................................   18
Management's Discussion and Analysis of
  Financial Condition and Results of Operations..............   18
Business.....................................................   25

Management...................................................   38
Principal Stockholders.......................................   45
Related Party Transactions...................................   46
Description of Capital Stock.................................   47
Selling Stockholders.........................................   50
Plan of Distribution.........................................   53
Legal Matters................................................   56
Experts......................................................   56
Index to Financial Statements................................  F-1

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion

                               Dated May 31, 2005

                                   PROSPECTUS

                        13,767,807 shares of common stock

                             ---------------------

                           NEW YORK HEALTH CARE, INC.

                             ---------------------

This prospectus relates to the sale of up to 13,767,807 shares of our common stock by some of our securityholders. For a list of the selling stockholders, please see "Selling Stockholders" on page 50. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock by the selling stockholders. We will, however, receive proceeds from any exercise for cash of the warrants made before any sale of the shares of common stock being offered under this prospectus that are underlying warrants. All costs associated with this registration will be borne by us.

         The common stock may be offered from time to time by the selling stockholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices and in other ways as described in the "Plan of Distribution".

         Our common stock is listed on the OTC Pink Sheets under the symbol "BBAL.pk". On May 25, 2005, the last sale price of our common stock as reported by the OTC Pink Sheets was $0.80 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. FOR MORE INFORMATION, SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is                , 2005

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully. Unless the context requires otherwise, the terms "New York Health Care" means New York Health Care, Inc, and "we", "us" and "our" mean New York Health Care, Inc. and its consolidated subsidiaries (the "Company").

Our Company

         We are engaged in two industry segments, the delivery of home healthcare services (sometimes referred to as the "home healthcare business") and, since our acquisition of the BioBalance Corporation ("BioBalance") in a merger transaction in January 2003 (treated for accounting purposes as a reverse acquisition of us by BioBalance), the development and planned manufacturing and marketing of proprietary biotherapeutic agents for the treatment of gastrointestinal ("GI") disorders. BioBalance is our wholly-owned subsidiary. For accounting purposes, BioBalance is considered to be the "accounting acquirer" in the transaction. Our current intention is to actively pursue
BioBalance's business plan of developing, manufacturing and marketing its initial product PROBACTRIX(R) and other products in its pipeline for treating gastrointestinal disorders while divesting our home health care business. In furtherance of these goals, on April 11, 2005, we entered into an agreement to sell the New Jersey portion of our home health care operations (the "NJ Business") to Accredited Health Services, Inc. ("Accredited Health") a subsidiary of National Home Health Care Corp. ("National") for $3.0 million. This sale closed on May 22, 2005. We are also in the process of negotiating the sale of the New York portion of our home health care operations to an entity controlled by Jerry Braun ("Braun"), our former Chief Executive Officer and Jacob Rosenberg ("Rosenberg"), our former Chief Financial Officer.

Recent Developments

         On July 15, 2004, we executed a definitive agreement (the "Purchase Agreement") for the sale of the assets of our home healthcare business to New York Health Care, LLC (the "LLC") a company controlled by Messrs. Braun and Rosenberg, for consideration of $2.7 million in cash, the assumption of all of the liabilities and obligations with respect to the home healthcare business and the forgiveness of certain future obligations that may be due to these individuals pursuant to employment agreements each of them has with us. The sale was subject to the satisfaction of a number of conditions including obtaining shareholder and regulatory approvals. Certain of the assets that were to be sold pursuant to the Purchase Agreement were sold by us to Accredited Health, an unaffiliated entity. We will consider our home health care division as discontinued operations if the proposed sale of our entire home health care business is consummated. We cannot assure you that the conditions to the sale of our home healthcare business will be satisfied.

         On February 24, 2005, the Company consummated a private offering (the "Offering") which resulted in its issuing an aggregate of 7,899,362 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and warrants to purchase 3,949,638 shares of Common Stock (the "Warrants") to persons who qualify as "accredited investors" within the meaning of rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act"). The aggregate purchase price for the Shares and Warrants was $4,897,600 and net proceeds received by the Company were $4,197,396. Each Warrant is exercisable to purchase one share of the Company's Common Stock at an exercise price of $0.78 per share during the five-year period commencing on February 24, 2005. In connection with the Offering, the Company paid to the placement agent for the Offering (the "Placement Agent") commissions of $470,260 and an additional $146,616 to cover non-accountable and certain other expenses of the Placement Agent, and incurred other costs of $83,328. In addition, the Company issued to the Placement Agent and its designees five-year warrants (the "Placement Agent Warrants") to purchase an aggregate of 1,777,355 shares of Common Stock at $0.62 per share. Under the terms of the Offering, we have the right to call the Warrants that were issued in the Offering upon thirty days

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

notice, at a price of $0.01 per Warrant, provided the closing price of the Common Stock on its principal trading market exceeds $2.00 per share, subject to anti-dilution adjustments, for a period of 10 consecutive trading days, ending within 30 days prior to the date on which the notice of redemption is given and a registration statement covering the shares underlying the Warrants has been declared and remains effective or the shares issuable upon exercise of the Warrants are not otherwise subject to any restrictions for their public sale. The Shares, and the shares of common stock underlying the Warrants and Placement Agent Warrants are being offered by certain of the selling stockholders pursuant to this prospectus.

         The net proceeds from the Offering are being used to support BioBalance's operations including research and development, clinical trials and working capital. In addition BioBalance repaid a $1.7 million loan from us with the proceeds of the Offering.

         In connection with the consummation of the Offering, at the request of the Placement Agent, at the close of business on February 24, 2005: (i) Mr. Braun resigned as a director and as our Chief Executive Officer and President and (ii) Mr. Rosenberg resigned as a director and as our Vice President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Secretary. Mr. Braun continues to be employed by us as the President of our home healthcare division and Mr. Rosenberg continues to be employed by us as the Vice President of our home healthcare division. Other than their ceasing to be our directors and executive officers, and the resulting changes in their duties and responsibilities, their respective employment agreements with us remain in effect. In addition, Messrs. Braun and Rosenberg have board observer rights with respect to our board of directors until such time as the Asset Sale is consummated. Pursuant to the terms of their respective employment agreements, as a result of their resignations from our Board of Directors, on February 24, 2005, each of Braun and Rosenberg received ten year stock options ("Options") to purchase 500,000 shares of our common stock at an exercise price of $0.85 per share, pursuant to our Performance Incentive Plan.

         In connection with Braun and Rosenberg's agreement with the Placement Agent to resign as officers and directors of New York Health Care, Inc., in order to secure our obligations and the obligations of our subsidiary, NYHC Newco Paxxon, Inc. to (i) consummate the sale of all the assets relating to our home healthcare business (the "Asset Sale") to the LLC, pursuant to the terms of the Purchase Agreement or (ii) to comply with any future payment obligations we may owe to Braun and Rosenberg under their respective employment agreements, we entered into an agreement (the "Security Agreement"), on February 24, 2005, which granted Messrs. Braun and Rosenberg a security interest in the assets of our home healthcare business being conducted in the states of New York and New Jersey and provided for the deposit of up to $3.55 million in a cash collateral account (collectively, the "Collateral"). None of BioBalance's assets will be used as Collateral.

         As of the close of business on February 24, 2005, Mr. Dennis O'Donnell became our Chief Executive Officer and Secretary. Mr. O'Donnell also retained his positions as the Chief Executive Officer and a director of BioBalance and as a member of our board of directors.

         On March 23, 2005, the security interest that was granted pursuant to the Security Agreement was terminated and Messrs. Braun and Rosenberg agreed that we could enter into an agreement with a third party for the sale of the New Jersey portion of our home health care operations under specified conditions without being in breach of the Purchase Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         On April 11, 2005, we entered into an agreement to sell the NJ Business to Accredited Health for $3.0 million with the consent of Messrs. Braun, Rosenberg and the LLC. The transaction closed on May 22, 2005.

         Funding of the $3.0 million purchase price was received by us upon execution of the agreement, with the exception of $150,000 (the "Escrow Funds"), which was placed in escrow to cover actual losses, if any, incurred by Accredited for which we are required to indemnify Accredited pursuant to the definitive agreement. If no claims by Accredited for indemnification by us are made, the Escrow Funds will be released to us 90 days after the formal closing of the transaction which occurred on May 22, 2005.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         Before you invest in our securities, you should understand the high degree of risk involved. You should consider carefully the following risks as well as the other information in this prospectus before you decide to purchase our securities. If any of the following risks or uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, the trading price of our Common Stock could decline and you may lose all or part of the money you paid to buy our stock.

Risks Relating to the BioBalance Business

         BIOBALANCE IS A DEVELOPMENT STAGE COMPANYWHICH HAS GENERATED NO REVENUES TO DATE AND HAS A LIMITED OPERATING HISTORY UPON WHICH IT MAY BE EVALUATED.

         BioBalance, incorporated in May 2001, has generated no revenues from operations, and has no meaningful assets, other than its intellectual property rights and available cash generated from the Offering and the sale of the NJ Business. BioBalance faces all of the risks inherent in a new business and those risks specifically inherent in the business of developing, testing, obtaining regulatory approvals for, manufacturing, commercializing and selling a new ethical drug or a new medical food product, with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. In July 2001 BioBalance acquired the intellectual property rights with respect to certain probiotic agents from Israeli companies engaged in the research, development, marketing or sales of probiotic bacteria and other technology. We cannot assure that BioBalance will be able to generate revenues or profits from operation of its business or that BioBalance will be able to generate or sustain profitability in the future.

         FAILURE TO SECURE ADDITIONAL FINANCING WOULD RESULT IN IMPAIRED GROWTH AND INABILITY TO OPERATE.

         BioBalance will be required to expend substantial amounts of working capital in order to develop, test, obtain the requisite regulatory approvals, manufacture and market its proposed product and establish the necessary relationships to implement its business plan. BioBalance had available cash of $1,494,902 at March 31,2005. On April 11, 2005, we entered into an agreement to sell certain assets of our home healthcare division in New Jersey to Accredited Health and the proceeds from the sale in the amount of $2,850,000 were transferred to BioBalance at that time. A total of $150,000 of the purchase price was placed in escrow to cover actual losses, if any, incurred by the Accredited Health for which we are required to indemnify Accredited Health pursuant to the agreement relating to the sale of the New Jersey Business to the Accredited Health. If no claims are made by the third party for indemnification by us the escrowed funds will be released to us 90 days after the formal closing of the transaction, which occurred on May 22, 2005. We expect these funds will be sufficient to sustain our operations for the next twelve months. If BioBalance fails to obtain additional financing, BioBalance's clinical and regulatory programs would need to be scaled back or cancelled. BioBalance has no firm agreements or arrangements with respect to any such financing and we cannot assure you that any needed funds will be available to BioBalance on acceptable terms or at all. The inability to obtain sufficient funding of BioBalance's operations in the immediate future could cause BioBalance to curtail or cease it operations.

         THE SALE OF OUR NEW YORK HOME HEALTH CARE BUSINESS IS NOT ASSURED.

         We are currently negotiating to sell our remaining home healthcare operations which are located in New York in whole or in part, to the entity controlled by Messrs. Braun and Rosenberg. Even if we reach an agreement with Braun and Rosenberg with respect to such sale, the sale is expected to be subject to a number of conditions, including, but not limited to, shareholder and regulatory approval. Even if shareholder approval and regulatory approval of the proposed sale are obtained, there can be no assurance that litigation will not be commenced by a shareholder or other third party seeking to prevent the sale of the remaining home healthcare business to the entity controlled by Braun and Rosenberg from being consummated. Until the time, if ever, that our New York home healthcare business is sold, we expect to continue to operate the remaining home healthcare business under Braun and Rosenberg, or an entity controlled by them.

         IF WE DIVEST OUR HOME HEALTH CARE BUSINESS, WE WILL BE A PURELY DEVELOPMENT STAGE COMPANY, HAVING GENERATED NO REVENUES TO DATE AND HAVING MINIMAL OPERATING HISTORY UPON WHICH WE MAY BE EVALUATED.

         To date, the only revenues that have been generated by us have been produced by the home health care business. BioBalance has generated no revenues from operations or meaningful assets, other than its intellectual property rights. We have recently sold the NJ Business and if we sell our remaining home health care business which is located in New York, our only remaining operating business will be BioBalance, which faces all of the risks inherent in a new business and those risks specifically inherent in the business of developing, manufacturing, introducing and selling a new drug or new product to the market with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We cannot assure you that BioBalance will be able to generate revenues or profits from operation of its business.

         THE LOSS OF KEY EXECUTIVES OR CONSULTANTS OR THE FAILURE TO HIRE QUALIFIED EMPLOYEES WOULD DAMAGE OUR BUSINESS.

         Because of the highly technical nature of our BioBalance business, we depend greatly on attracting and retaining experienced management and highly qualified and trained scientific personnel. Our future success will depend on the continued services of our key scientific and management personnel with whom we have entered into various agreements. The management team for BioBalance was assembled in 2003, including the additions of Dennis O'Donnell as BioBalance's President and Chief Executive Officer, Dr. Robert Hoerr as Director of Medical and Regulatory Affairs and Dr. Eileen Bostwick as Director of Research and Development. We have also retained the services of Dr. Nellie Kelner-Padalka, the original inventor of PROBACTRIX, and have entered into a written agreement with Dr. Khursheed Jeejeebhoy and are finalizing an agreement with Dr. Harold Jacob, both of whom serve on our Medical Advisory Board. We compete intensely for these professionals with other companies in our industry. If we cannot retain or hire and effectively integrate a sufficient number of qualified scientists and experienced professionals, such inability would have a material adverse effect on our capacity to grow our business and develop our products through the clinical trial process. We do not presently maintain key person insurance for any of BioBalance's key personnel. Moreover, as a result of the resignations of Messrs. Braun and Rosenberg as executive officers of ours, Mr. O'Donnell is our only executive officer. Although Mr. O'Donnell has previously served as an officer of subsidiaries or divisions of public companies, he has no direct experience as a chief executive of a public company.

         WE COULD BE REQUIRED TO PAY FUNDS TO SATISFY INDEMNITY AND OTHER POSSIBLE CLAIMS BY FORMER EMPLOYEES AND CONSULTANTS.

         In November 2003, a former director of New York Health Care who was an officer of BioBalance resigned and a consulting agreement with a consultant to BioBalance was suspended, and subsequently terminated, as a result of matters related to certain claims made against the former director and the consultant by the U.S. Attorney's office relating to an alleged attempt by these two individuals to manipulate the trading of our Common Stock. We are obligated, under certain circumstances, to indemnify the former director against liability and to pay for his costs of defending himself from certain legal actions that arose from his activities as a director or officer of ours. To date, our insurance carrier has advanced funds on our behalf to the former director to cover the expenses of his defense to the government action. Unless it is legally determined that the former director is not entitled to indemnification, we will be required to reimburse the insurance carrier for $250,000 of the amount it advanced on behalf of the former director. We have accrued the $250,000 in our financial statements as of March 31, 2005. In addition, the terminated consulting agreement that BioBalance had entered into in 2001 with the consultant and a company affiliated with the consultant provided for the payment to the consultant of annual consulting fees of $250,000 per year through at least January 2008 and the issuance of 200,000 warrants to the consulting company, subject to earlier termination of the consulting agreement under certain circumstances, including for cause, as defined in the agreement, or without cause. Although BioBalance has notified the consultant of the termination of the consulting agreement for cause, should the consultant bring an action to challenge the termination and a court determines that the agreement was actually terminated without cause, then BioBalance could be obligated under the agreement to pay to the consulting company a severance payment equal to three times the sum of its annual base consulting fee and any cash bonus paid to it in the three-year period preceding the date of termination and to provide the consultant with certain health and other benefits for a period of five-years. We have accrued $353,910 as of March 31, 2005, in our consolidated financial statements related to these potential obligations. There can be no assurance as to the actual amount of money that we will be required to pay on behalf of its former director in connection with the indemnification provisions. Moreover, we believe that we will be able to defend our position in a possible claim by the consultant that it is owed money under the consulting agreement, although there can be no assurance as to the amount of monies, if any, that BioBalance may have to pay under the consulting agreement or that the consultant will not bring an action against BioBalance or New York Health Care for an alleged breach of the consulting agreement.

         BIOBALANCE'S PRODUCTS ARE IN DEVELOPMENT AND MAY NOT SATISFY REGULATORY REQUIREMENTS OR BECOME COMMERCIALLY VIABLE.

         The products that we are currently developing will require additional development, testing, and investment in order to market it as a prescription drug. We cannot be sure that our product research and development efforts will be successful, that candidates will enter clinical studies as anticipated, that we will satisfy Good Laboratory Procedures ("GLP"), medical food or prescription drug requirements or that any required regulatory approvals will be expeditiously applied for or obtained, or that any products, if introduced, will be commercially successful. We have conducted anecdotal and pre-clinical trials and have recently commenced an IBS medical food clinical trial for our initial product and have established GRAS (Generally Recognized As Safe) status to date. The results of these pre-clinical and anecdotal trials on products under development are not necessarily predictive of results that will be obtained from large scale clinical testing. We cannot be sure that clinical trials of the products under development will demonstrate the safety and efficacy of such products or will result in a marketable product. In addition, the administration alone or in combination with drugs of any product developed by BioBalance may produce undesirable side effects in humans. The failure to demonstrate adequately the safety and efficacy of a therapeutic drug product under development could delay or prevent regulatory approval, where required, and delay or prevent commercial sale of the product, any of which could have a material adverse effect on BioBalance. The commercial formulation has yet to be developed for PROBACTRIX. We may encounter difficulties in manufacturing, process development and formulation activities that could result in delays in clinical trials, regulatory submissions, regulatory approvals and commercialization of our product, or cause negative financial and competitive consequences. We cannot assure you that PROBACTRIX or any other product will be successfully developed, be developed on a timely basis or prove to be more effective than competing products based on existing or newly developed technologies. The inability to successfully complete development, or a determination by us, for financial or other reasons, not to undertake to complete development of PROBACTRIX or any other product, particularly in instances in which we have made significant capital expenditures, could have a material adverse effect on us.

         POTENTIAL FAILURE OF PLANNED CLINICAL TRIALS TO PRODUCE STATISTICALLY SIGNIFICANT DATA COULD IMPAIR OUR ABILITY TO SUCCESSFULLY MARKET OUR PRODUCTS.

         There is substantial risk that the studies that we are planning will not yield sufficient statistically significant data to make strong marketing claims. This could adversely affect marketing efforts to the medical community, which is traditionally resistant to new treatments unless supported by statistically significant data before recommending it to patients. This could severely limit our ability to successfully market our product.

         WE ARE DEPENDENT ON NEW PRODUCTS AND CONTINUED INNOVATION.

         The pharmaceutical industry in general, including the market for IBS and pouchitis treatments, is characterized by rapid innovation and advances. These advances result in frequent product introductions and short product life cycles, requiring a high level of expenditures for research and development and the timely introduction of new products. We believe our ability to grow and succeed is partially dependent upon our ability to introduce new and innovative products into such markets. We cannot assure you that we will be successful in our plans to introduce additional products to the market or expand our current label indications.

         INTELLECTUAL PROPERTY RIGHTS MAY NOT PROTECT OUR BUSINESS.

         We have adopted a comprehensive patent policy on current and future products. We use a combination of patents, trademarks and trade secrets to protect our proprietary position on PROBACTRIX. We cannot assure you that our pending or future patent and trademark registration applications will result in issued patents and registered trademarks, or that, if issued, our applications will be upheld if challenged. Further, even if granted, we cannot assure you that these patents and trademarks will provide us with any protection from competitors or, that if they do provide any meaningful level of protection, that we will have the financial resources necessary to enforce our patent and trademark rights. In addition, we cannot assure you that others will not independently develop technologies similar to those covered by our pending patents and trade secrets, or design around the pending patents. If others are able to design around our patents, our results of operations could be materially adversely affected. Further, we will have very limited, if any, protection of our proprietary rights in those jurisdictions where we have not affected any filings or where we fail to obtain protection through our filings. We cannot assure you that third parties will not assert intellectual property infringement claims against us in the future with respect to current or future products. We are responsible for defending against charges of infringement of third party intellectual property rights by our actions and products and such assertion may require us to refrain from the sale of our products, enter into royalty arrangements or undertake costly litigation. Further, challenges may be instituted by third parties as to the validity, enforceability and infringement of our patents. Our adherence to industry standards with respect to our product may limit our opportunities to provide proprietary features which may be protected. In addition, the laws of various countries in which our product may be sold may not protect our product and intellectual property rights to the same extent as the laws of the United States.

         THE VALIDITY OF PATENTS COVERING PHARMACEUTICAL AND BIOTECHNOLOGICAL INVENTIONS AND THE SCOPE OF CLAIMS MADE UNDER SUCH PATENTS IS UNCERTAIN; FAILURE

TO SECURE NECESSARY PATENTS COULD IMPAIR OUR ABILITY TO PRODUCE AND MARKET OUR PRODUCTS.

         There is no consistent policy regarding the breadth of claims allowed in specialty pharmaceutical and biotechnology patents. In addition, patents may have been granted, or may be granted, to others covering products or processes we need for developing our products. If our products or processes infringe upon the patents, or otherwise impermissibly utilize the intellectual property of others, we might be unable to develop, manufacture, or sell our products. In such event, we may be required to obtain licenses from third parties. We cannot be sure that we will be able to obtain such licenses on acceptable terms, or at all.

         FAILURE TO ASSEMBLE OR CONTRACT WITH AN ADEQUATE SALES & MARKETING ORGANIZATION OR PARTNER WITH A LARGER PHARMACEUTICAL COMPANY COULD RESULT IN A LACK OF FUTURE REVENUES.

         To market any of our products directly, we would have to develop a substantial marketing and sales force. Alternatively, we may, for certain products, attempt to obtain the assistance of larger pharmaceutical companies with established distributions systems and direct sales forces. We do not know if we will be able to enter into agreements with other companies to assist in the marketing and sales of our products.

         WE OWN NO MANUFACTURING FACILITIES AND WILL BE DEPENDENT ON THIRD PARTIES TO MAKE OUR PRODUCT.

         We own no manufacturing facilities or equipment, and employ no manufacturing personnel. We expect to use third parties to manufacture certain of our products on a contract basis. We may not be able to obtain contract-manufacturing services on reasonable terms or at all. If we are not able to contract manufacturing services, we will not be able to make our products.

         WE MAY BE REQUIRED TO COMPLY WITH GOOD MANUFACTURING PRACTICES.

         The manufacture of our proposed products will likely be subject to current Good Manufacturing Practices ("GMP") prescribed by the FDA in the United States. We cannot give assurance that we or any entity manufacturing products on our behalf will be able to comply with GMP or satisfy certain regulatory inspections in connection with the manufacture of our proposed products. Failure or delay by any manufacturer of our products to comply with GMP or similar regulations or satisfy regulatory inspections would have a material adverse effect on us.

         POTENTIAL SIDE EFFECTS OF OUR PRODUCT COULD IMPAIR OUR ABILITY TO SUCCESSFULLY MARKET OUR PRODUCTS.

         Although no side effects of our products have been reported, it is possible that any time during clinical trials or patient usage, side effects may be encountered. If they are common enough or significant enough, this could result in our products being withdrawn from the market or liability claims being asserted against us.

         OUR PRODUCTS MAY NOT BE ACCEPTED BY PHYSICIANS, PATIENTS OR THIRD PARTY PAYERS.

         Patients, doctors and third-party payers must accept our products as medically useful and cost-effective for us to be successful. Doctors and patients are very important constituents because they directly make all medical decisions. Third party payers are also very important because they pay for a major portion of all medical care expenses. Third party payers consist of health maintenance organizations ("HMOs"), health insurers, managed care providers, Medicare and Medicaid, and their equivalent organizations in jurisdictions outside the U.S. In order to achieve our sales targets in the jurisdictions in which we intend to sell our products, we must educate patients, doctors and third-party payers on the benefits of our products. We cannot assure you that patients, doctors or third-party payers will accept our products, even if approved for marketing, on a timely basis.

         GOVERNMENT AND PRIVATE INSURANCE PLANS MAY NOT PAY FOR OUR PRODUCTS.

         The success of our products in the United States and other significant markets will depend, in part, upon the extent to which a consumer will be able to obtain reimbursement for the cost of such product from governmental authorities, third-party payers and other organizations. We cannot determine in advance the reimbursement status of newly approved therapeutic products. Even if a product is approved for marketing, we cannot be sure that adequate reimbursement will be available. Also, future legislation or regulation, or related announcements or developments, concerning the healthcare industry or third party or governmental coverage and reimbursement may adversely affect our business. In particular, legislation or regulation limiting consumers' reimbursement rights could have a material adverse effect on our revenues.

         WE MAY LOSE ANY TECHNOLOGICAL ADVANTAGE BECAUSE PHARMACEUTICAL RESEARCH TECHNOLOGIES CHANGE RAPIDLY.

         The pharmaceutical research field is characterized by rapid technological progress and intense competition. As a result, we may not realize the expected benefits of our business strategy. Businesses, academic institutions, governmental agencies, and other public and private research organizations are conducting research to develop technologies that may compete with those of BioBalance. It is possible that competitors could acquire or develop technologies that would render our technology obsolete or noncompetitive. We cannot be certain that we will be able to access the same technologies at an acceptable price, or at all.

         WE COULD BE FACED WITH POSSIBLE PRODUCT LIABILITY LOSSES AND ADVERSE PRODUCT PUBLICITY.

         BioBalance, like any other wholesaler, retailer or distributor of products that are designed to be ingested, faces an inherent risk of exposure to product liability claims and negative publicity in the event that the use of its product results in injury. We face the risk that materials used in the manufacture of the final product may be contaminated with substances that may cause sickness or injury to persons who have used the products, or that sickness or injury to persons may occur if the product distributed by us is ingested in dosages, which exceed the dosage recommended on the product label. In the event that insurance coverage or contractual indemnification is not adequate, product liability claims could have a material adverse effect on us. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding any future insurance coverage, could have a material adverse effect on us. Additionally, we are highly dependent upon consumers' perception of the safety and quality of our product as well as similar products distributed by other companies. Thus, the mere publication of reports and negative publicity asserting that such products may be harmful could have a material adverse effect on us, regardless of whether such reports are scientifically supported, regardless of whether the harmful effects would be present at the dosages recommended for such products, and regardless of whether such adverse effects resulted from failure to consume the product as directed.

         INTENSE COMPETITION MAY RESULT IN OUR INABILITY TO GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY.

         The pharmaceutical industry is highly competitive. Numerous companies, many of which are significantly larger than us, which have greater financial, personnel, distribution and other resources than us and may be better able to withstand volatile market conditions, will compete with us in the development, manufacture and marketing of probiotics for the treatment of IBS or other GI disorders. There can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. In addition, large nationally known companies (such as Novartis and GlaxoSmithKline) are in competition with us in this industry, these companies having already spent millions of dollars to develop treatments for IBS or other GI disorders. Increased competition could have a material adverse effect on us, as our competitors may have far greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than ours.

Risks Relating to the Home Health Care Business

         RECENT RULING REGARDING COMPANIONSHIP SERVICES EXEMPTION MAY IMPACT OUR ABILITY TO PROVIDE HEALTH CARE SERVICES

         On July 22, 2004, the federal Second Circuit Court of Appeals issued a ruling concerning the Fair Labor Standards Act on the validity of the "companionship services" exemption from minimum wage and overtime payment requirements to paraprofessional field staff in New York State Home care providers have long relied on this exemption to provide compensation to home care aides and personal care workers with the expectation that there is no obligation for overtime pay. In September 2004, a request for a rehearing was submitted en banc for the full court. On January 13, 2005, the Court rejected the request for a rehearing on the issue. At this point, preparations are being made to submit papers to request a review of the issue before the U.S. Supreme Court. Simultaneously, a request for a stay of mandate from the Court is pending resolution at the Supreme Court level.

         The implication of these changes for paying the overtime expense for the home care industry and the State will be challenges to ensuring patient continuity of care, if agencies can no longer afford to authorize overtime during an outgoing workforce shortage, and the inability of workers to secure the number of hours of work they desire, all of these factors may cause a higher cost per hour serviced thereby adversely affecting profitability.

         WE ARE INDIRECTLY DEPENDENT UPON REIMBURSEMENT BY THIRD-PARTY PAYERS; HEALTH CARE REFORM COULD REDUCE REVENUES.

         More than 40% of our revenues are paid by Certified Home Health Agencies and Long-Term Home Health Care Programs, as well as other clients who receive their payments from "third- party payers," such as private insurance companies, self-insured employers and HMOs. Our revenues and profitability, like those of other home health care companies, are affected by the continuing efforts of third-party payers to contain or reduce the costs of health care by lowering reimbursement or payment rates, increasing case management review of services and negotiating reduced contract pricing. Because home care is generally less costly than hospital-based care, home nursing and home care providers have benefited from cost containment initiatives aimed at reducing the costs of medical care. However, as expenditures in the home health care market continue to grow, cost containment initiatives aimed at reducing the costs of delivering services at non-hospital sites are likely to increase. A significant reduction in coverage or payment rates of public or private third-party payers would reduce our revenues and profit margins. While we are not aware of any substantive changes in the Medicare or Medicaid reimbursement systems for home health care which are about to be implemented, revised budget plans of New York State or the federal government could result in limitation or reduction in the reimbursement of home care costs and in the imposition of limitations on the provision of services which will be reimbursed. Moreover, third party payers, particularly private insurance companies, may negotiate fee discounts and reimbursement caps for services we provide.

         SLOW PAYMENTS AND POSSIBLE BAD DEBTS MAY CAUSE WORKING CAPITAL SHORTAGES AND OPERATING LOSSES.

         We generally collect payments from our contractors within one to three months after services are rendered, but pay our obligations on a current basis. This timing delay may cause working capital shortages from time to time. We have a secured revolving credit facility, which may be available to cover these periodic shortages. Borrowings or other methods of financing may not be available when needed or, if available, may not be on terms acceptable to us. Although we have established a bad debt reserve for uncollectible accounts, any significant increase in bad debts would damage our profitability.

         PROFESSIONAL LIABILITY INSURANCE MAY BECOME INADEQUATE, UNAVAILABLE OR TOO COSTLY.

         The administration of home care and the provision of nursing services entail certain liability risks. We maintain professional liability insurance coverage with limits of $1,000,000 per claim and $3,000,000 annual aggregate, with an umbrella policy providing an additional $5,000,000 of coverage. Although we believe that the insurance we maintain is sufficient for present operations, professional liability insurance is increasingly expensive and sometimes difficult to obtain. A successful claim against us in excess of, or not covered by, our insurance could adversely affect our business and financial condition. Claims against us, regardless of their merit or eventual outcome, could also adversely affect our reputation and home health care business.

         CHANGES IN FEDERAL AND STATE REGULATION COULD INCREASE COSTS AND REDUCE REVENUES.

         Our home health care business is subject to substantial regulation at the state level and also under the federal Medicare and Medicaid laws. In particular, we are subject to state laws regulating home care, nursing services, health planning and professional ethics, as well as state and federal laws regarding fraud and abuse in government funded health programs. Changes in the law or new interpretations for existing laws can increase the relative costs of doing business and reduce the amount of reimbursement by government and private third-party payers. Although we have not experienced any difficulties to date complying with applicable laws, rules or regulations, our failure to obtain, renew or maintain any required regulatory approvals or licenses could have a material adverse effect on us and could prevent us from offering our existing services to patients or from further expansion. Pending legislation in New York could substantially impact the conduct of our home health care business and potentially adversely affect the cost of operations and available reimbursement. Under the pending legislation in New York, certain reporting requirements, as well as caps on permissible administrative expenses, would be imposed. If the pending legislation becomes law in its current form, costs of operations of our home health care business are likely to increase.

         INTENSE COMPETITION COULD RESULT IN LOSS OF CLIENTS, LOSS OF PERSONNEL, REDUCED REVENUES AND INABILITY TO OPERATE PROFITABLY.

         The home health care industry is marked by low entry costs and is highly fragmented and competitive. We compete for personnel with hospitals and nursing homes, and we also compete for both personnel and business with other companies that provide home health care services, most of which are large established companies with significantly greater resources, access to capital and greater name recognition than we have. Our principal business competitors include Premiere Health Services, National Home Health Care Corp., Patient Care, Inc., and Personal Touch Home Care Services, Inc. We also compete with many other small temporary medical staffing agencies. Competition for qualified paraprofessional personnel in the New York Metropolitan area is intense. We believe that, given the increasing level of demand for nursing services, significant additional competition can be expected to develop in the future.

         DEPENDENCE ON MAJOR CUSTOMERS AND REFERRAL SOURCES MAY RESULT IN SUBSTANTIAL DECLINES IN REVENUES IF CUSTOMERS ARE LOST.

         The  development  and  growth of our home care and  nursing  businesses depends to a significant extent on our ability to establish close working relationships with hospitals, clinics, nursing homes, physician groups, HMO's, governmental health care agencies and other health care providers. Many of our contractual arrangements with customers are renewable annually. Existing relationships may not be successfully maintained and additional relationships may not be successfully developed and maintained in existing and future markets. Our 10 largest customers accounted for approximately 80.8% of gross revenues during the year ended December 31, 2004. One referral source, New York City Medicaid, was responsible for approximately 43.4% of our gross revenues for the year ended December 31, 2004. The loss of, or a significant reduction in, referrals by these sources, as well as certain other key sources, would have a material adverse effect on results of operations of our home health care business.

         LOSS OF KEY PERSONNEL MAY RESULT IN IMPAIRMENT OF THE ABILITY TO DELIVER SERVICES OR MANAGE OPERATIONS.

         Our success in the home health care business segment to a large extent depends upon the continued services of Jerry Braun, President and Chief Executive Officer of the Home Health Care division, and Jacob Rosenberg, Vice President, Chief Operating Officer of the Home Health Care division. Although we have entered into employment agreements with Messrs. Braun and Rosenberg which expire in 2009, and we are the sole beneficiary of a $5,000,000 life insurance policy covering Mr. Braun and a $3,000,000 life insurance policy covering Mr. Rosenberg, the loss of the services of either of these employees for any reason, including, but not limited, to a violation of their employment agreements, would damage us. The success of our home health business will also depend, in part, upon our ability in the future to attract and retain additional qualified licensed health care, operating, marketing and financial personnel. Competition in the home health care industry for qualified personnel is often intense and we may not be able to retain or hire the necessary personnel.

Risks Relating to Our Common Stock

         POSSIBLE   VOLATILITY   OF  COMMON   STOCK  MAY  RESULT  IN  LOSSES  TO
SHAREHOLDERS.

         The trading price of our Common Stock has been subject to significant fluctuations and there is a limited market for our Common Stock. Over the last 24 months, the price of our Common Stock has ranged from a high of $4.50 to a low of $0.46. The price of our Common Stock is likely to continue to be affected by various factors, including but not limited to the results of our development efforts of PROBACTRIX and other products, variations in quarterly results of operations, announcements of new contracts or services or acquisitions by us or our competitors, governmental regulatory action, general trends in the industry and other factors, such as extreme price and volume fluctuations which have been experienced by the securities markets from time to time in recent years.

         OUR DELISTING FROM NASDAQ DUE TO OUR FAILURE TO SATISFY NASDAQ LISTING STANDARDS AND OUR STOCK BEING SUBJECT TO THE "PENNY STOCK" RULES HAS RESULTED IN REDUCED LIQUIDITY AND LOWER STOCK PRICE.

         Our Common Stock, which was delisted from the Nasdaq SmallCap market in April 2004 as a result of Nasdaq's public interest concerns regarding events relating to the indictments by the U.S. Attorney's Office of a former Director of New York Health Care who was an officer of BioBalance and a consultant to BioBalance for allegedly attempting to manipulate our Common Stock, and our failure to timely hold one of our annual shareholder meetings, is now listed for trading in the OTC "pink sheets," which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). As a result, the liquidity of our Common Stock has been impaired, not only in the number of shares which can be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and news media's coverage and lower prices for our Common Stock than might otherwise be attained. There is currently a very limited volume of trading in our Common Stock and on many days there is no trading activity at all in our Common Stock. Moreover, because of the limited volume of trading, our Common Stock is more likely to fluctuate due to broad market fluctuations, general market conditions, fluctuations in our operating results, future securities offerings by us, changes in the market's perception of our business, announcements made by us or our competitors and general industry conditions. It is possible that our Common Stock may not be accepted for a listing on an automated quotation system or securities exchange.

         In addition, our Common Stock is subject to the low-priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer's account. The regulations relating to penny stocks could limit the ability of broker dealers to sell our Common Stock and, thus, the ability of shareholders to sell their shares in the market.

         FUTURE SALES OF SHARES OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE ADDITIONAL CAPITAL.

         We have previously issued a substantial number of shares of Common Stock, which are eligible for resale under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and which may become freely tradable. We have registered or agreed to register a substantial number of shares of Common Stock that are issuable upon the exercise of options and warrants or that were previously issued in private transactions. If holders of options or warrants choose to exercise their purchase rights and sell shares of Common Stock in the public market, or if holders of currently restricted shares choose to sell such shares in the public market under Rule 144 or otherwise, the prevailing market price for the Common Stock may decline. Future public sales of shares of Common Stock may adversely affect the market price of our Common Stock or our future ability to raise capital by offering equity securities.

         ISSUANCE OF PREFERRED STOCK COULD REDUCE THE VALUE OF COMMON STOCK AND COULD HAVE ANTI-TAKEOVER EFFECTS.

         We are authorized by our certificate of incorporation to issue up to 5,000,000 shares of preferred stock, on terms which may be fixed by our board of directors without further shareholder action. There are now 590,375 shares of Series A convertible preferred stock currently issued and outstanding which can be converted, on a 1-for-2/3rds basis, into shares of Common Stock. The terms of any new series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of an additional series of preferred stock, depending upon the rights and preferences of such series, could make the possible takeover of our company or the removal of our management more difficult, discourage hostile bids for control of our company in which shareholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock.

         WE HAVE NEVER PAID ANY DIVIDENDS ON OUR COMMON STOCK.

         We have never paid any dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all earnings. The declaration and payment of future dividends, if any, will be at the sole discretion of our board of directors and will depend upon our profitability, financial condition, cash requirements, future prospects, the rights of any other classes of preferred stock, and other factors deemed relevant by the board of directors.

         SHARES OF OUR COMMON STOCK ISSUED IN CONNECTION WITH OUR ACQUISITION OF BIOBALANCE MAY HAVE BEEN ISSUED WITHOUT COMPLYING WITH CERTAIN STATE SECURITIES LAWS.

         During October 2003, it was determined that certain of the shares of Common Stock that we issued to holders of BioBalance stock in connection with our January 2003 acquisition of BioBalance may not have been exempt from the registration or qualification requirements of the state securities laws of certain of the states where the holders of BioBalance stock then resided although they were registered under the Securities Act. Although we are unable to quantify the actual number of shares involved that are still owned by the original recipients of our shares in the acquisition, the per share purchase price paid by the BioBalance holders for the shares they exchanged in the acquisition ranged from $.03 to $3.00 per share and we currently believe that the purchase price paid by such persons who might have certain statutory rescission rights does not exceed approximately $345,000, exclusive of any penalties or interest, although no assurance can be given that any such claims will not exceed this amount. We cannot determine the effect, if any, on our operations or financial condition that may occur from the failure to register or qualify these shares under applicable state securities laws. If it is determined that we offered securities without properly registering or qualifying them under state laws, or securing exemption from registration, regulators could impose on us monetary fines or other sanctions as provided under these laws. We are unable to estimate the amount of monetary fines, if any, or the nature or scope of any sanctions at this time.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to, among other things:

         o        Future revenues, expenses and loss or profitability;

         o Our ability to sell the remainder of our home healthcare business and focus on BioBalance's business plan of developing and manufacturing PROBACTRIX and other products;

         o The development, manufacture and commercialization of one or more of our products;

         o        Projected capital expenditures;

         o        Competition;

         o The effectiveness, quality and cost of our intended products and services; and

         o Anticipated trends in the market for biotherapeutic agents for the treatment of gastrointestinal disorders.

         You can identify forward-looking statements by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties described in "Risk Factors" and elsewhere in this prospectus. These forward-looking statements reflect our view only as of the date of this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the shares of Common Stock sold by the selling stockholders. However, we will receive proceeds from the exercise for cash of any warrants made before any sale of the shares of common stock being offered under this prospectus that are underlying warrants. We intend to use any proceeds from the cash exercise of warrants for BioBalance's working capital purposes.

                                 DIVIDEND POLICY

         We have never declared or paid and do not anticipate declaring or paying any cash dividends on our Common Stock in the near future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, capital requirements, business factors and other factors as our board of directors deems relevant. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

                           PRICE RANGE OF COMMON STOCK

         Our Common Stock traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") SmallCap Market until April 6, 2004. Since that time, our Common Stock has been trading over-the-counter on the Pink Sheets. Our Common Stock was also listed on the Boston Stock Exchange ("BSE") until March 5, 2005, when our voluntary delisting application was granted, although no trades of our Common Stock had been executed on the BSE for at least two years prior to our making the voluntary application to delist from the BSE. The following table sets forth, for the quarters indicated, the high and low sales prices for our Common Stock on the NASDAQ SmallCap Market or the Pink Sheets as applicable.

Fiscal 2005                                                       High      Low
-----------                                                       ----      ---

First Quarter                                                     1.12      0.51
Second Quarter (through May 25, 2005)                             1.05      0.76

Fiscal 2004                                                       High      Low
-----------                                                       ----      ---

First Quarter                                                     3.95      2.99
Second Quarter                                                    1.22      0.60
Third Quarter                                                     0.82      0.50
Fourth Quarter                                                    0.67      0.46

Fiscal 2003                                                       High      Low
-----------                                                       ----      ---

First Quarter                                                     4.50      2.59
Second Quarter                                                    3.20      2.13
Third Quarter                                                     4.39      2.07
Fourth Quarter                                                    4.19      1.96

                             SELECTED FINANCIAL DATA

         The following selected financial data as of and for the years ended December 31, 2004, 2003 and 2002 and for the period May 21, 2001 (Inception) through and as of December 31, 2001 is derived from our audited financial statements. The selected financial data set forth in the following table for the three months ended March 31, 2005 and 2004 and as of March 31, 2005 were derived from unaudited consolidated financial statements which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for the unaudited interim periods. Our audited financial statements for the years ended December 31, 2004, 2003 and 2002 and as of December 31, 2004 and December 31, 2003 and our unaudited financial statements for the three months ended March 31, 2005 and 2004 and as of March 31, 2005 are included elsewhere in this prospectus. You should read this information with our financial statements and the related notes all of which are included elsewhere in this prospectus.

                                                   AS OF AND FOR THE YEARS                             For the Three Months
                                                       ENDED DECEMBER 31                                  Ended March 31,
                                  --------------------------------------------------------------------------------------------
                                                                                     Period
                                                                                  May 21, 2001
                                                                                  (Inception)
                                                                                    Through
                                      2004            2003             2002       December 2001       2004             2005
                                  ------------    ------------    ------------    -------------   ------------    ------------
Net patient service revenue       $ 48,854,358    $ 45,060,449    $         --    $         --    $ 11,506,458    $ 12,462,405
Net loss                            (6,071,685)    (22,052,170)     (1,399,057)       (452,169)     (1,227,584)       (958,269)
Basic loss per share                     (0.24)          (0.91)          (0.07)          (0.03)          (0.05)          (0.03)
Diluted loss per share                   (0.24)          (0.91)          (0.07)          (0.03)          (0.05)          (0.03)
Current assets                      11,941,842      14,543,209       3,051,720         906,926      13,058,579      15,435,887
Total assets                        16,503,195      21,628,968       5,259,449       2,918,836      19,946,284      19,961,979
Current liabilities                 13,918,937      12,607,203         349,182         117,070      12,318,717      14,112,035
Long-term liabilities, net of
 current portion                            --              --              --              --              --              --
Shareholders' equity                 2,584,258       9,021,765       4,910,267       2,801,766       7,627,567       5,849,944

Book value per share                       .10             .37             .24             .16             .31             .21
Dividends per share                         --              --              --              --                              --

Shares used in computing loss
 per common share:
  Basic                             24,939,776      24,283,907      20,562,131      17,574,891      24,939,776      28,099,521
  Diluted                           24,939,776      24,283,907      20,562,131      17,574,891      24,939,776      28,099,521

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

         On January 2, 2003, New York Health Care and BioBalance completed a business combination (a "reverse merger"), accounted for as "reverse acquisition," in which BioBalance became a wholly-owned subsidiary of New York Health Care and the stockholders of BioBalance exchanged all of the outstanding shares of the common stock of BioBalance for approximately 90% of the outstanding shares of New York Health Care's Common Stock. For accounting purposes, BioBalance is considered to be the "accounting acquirer" in the transaction. As a result, the historical financial information in this report for the years ended December 31, 2004 and December 31, 2003 and for the three months ended March 31, 2005 and 2004 is that of the consolidated Company while the data for December 31, 2002 is that of BioBalance, not of New York Health

Care. Prior reports of New York Health Care filed with the SEC remain available on the SEC website at http://www.sec.gov.

         We operate in two industry segments; the home health care business, which business has a 20-year operating history, and the specialty pharmaceutical business of BioBalance, which commenced in 2001 and is still in its development stage. All numerical amounts and percentages in the following discussion are approximate.

         See Recent Developments for a description of our sale of the NJ Business to Accredited Health.

Critical Accounting Policies

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that we make estimates and judgments that affect the amounts reported of assets, liabilities, revenues and expenses and the related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions we believe to be applicable and reasonable under the current circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         In addition, we are periodically faced with uncertainties, the outcomes of which are not within our control and will not be known for prolonged periods of time. Some of these uncertainties are discussed above under "Risk Factors".

         We believe the following to be critical accounting policies that affect the most significant estimates and judgments used in the preparation of our consolidated financial statements:

Revenue Recognition

         We recognize patient service revenue on the date services are rendered. Unbilled services represent amounts due for services rendered that had not been billed at the end of each period because authorization had not been received from the referral source.

Accounts Receivable

         Accounts receivable of our home healthcare business consist of trade receivables recorded at original invoice amounts, less an estimated allowance for uncollectible accounts. We generally extend trade credit on a short-term basis. Accordingly, our trade receivables do not bear interest, although we may apply a finance charge to receivables that are past due. We periodically evaluate accounts receivable for collectability, based on past credit history of customers and the current financial condition of those customers. Changes in the estimated collectability of accounts receivable are recorded in the results of operations for the fiscal period in which the estimate is revised. Accounts receivable that we judge to be uncollectible are offset against the allowance for uncollectible accounts. Generally, we do not require account debtors to secure the payment of accounts payable.

Goodwill and Other Intangible Assets

         Prior to fiscal 2002, we amortized goodwill and intangible assets using the straight-line method over periods of up to 10 years. SFAS No.142 requires that goodwill and intangible assets having indefinite lives not be amortized, but instead be tested for impairment at least annually. Intangible assets determined to have definite lives are amortized over their remaining useful lives.

Stock Based Compensation

         We use the intrinsic-value method of accounting for stock-based awards granted to employees and the fair value method of accounting for warrants granted to consultants for services.

Long-Lived Assets

         We evaluate long-lived assets, such as intangible assets, equipment and leasehold improvements, for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through estimated undiscounted cash flows from the use of these assets, when an impairment exists, the related assets are written down to fair value.

Results of Operations

Three Months Ended March 31, 2005 Compared With Three Months Ended March 31,
2004.

         Revenues for the three months ended March 31, 2005 increased to approximately $12,462,000 from approximately $11,506,000 for the three months ended March 31, 2004. The increase in revenues is primarily the result of increased sales volume to some of our existing clients.

         Cost of professional care of patients for the three months ended March 31, 2005 increased to approximately $10,024,000 from approximately $9,188,000 for the three months ended March 31, 2004. The increased costs primarily resulted from the increased revenue.

         General and administrative expenses ("G&A") for the three months ended March 31, 2005 increased to approximately $2,986,000 from approximately $2,953,000 for the three months ended March 31, 2004. The increase in G&A expenses is primarily the result of increased professional fees of approximately $200,000 which was offset by a reduction in insurance expense and business consulting expense of approximately $135,000.

         There was also a decrease of approximately $42,000 in amortization expense as a result of the partial write off of the NexGen technology by the BioBalance division of approximately $1,740,000 at December 31, 2004.

         We sustained a net loss of approximately $958,000 for the three months ended March 31, 2005 as compared to a net loss of approximately $1,228,000 for the three months ended March 31, 2004.

         The net loss for the three months ended March 31, 2004 includes net income of $43,000 from our home healthcare operations which was offset by a net loss of $1,271,000 from the operations of the BioBalance segment.

         The net loss of approximately $958,000 for the three months ended March 31, 2005 includes net income of $75,000 from the home healthcare operations segment and a net loss of $1,033,000 from the operations of BioBalance which to date has not generated any revenue.

Results of Operations

Year Ended December 31, 2004 Compared with Years Ended December 31, 2003 and
2002

         Revenues in 2004 increased to $48,854,000 from $45,060,000 in 2003. The increase in revenue is due to an increase in sales volume to some of our existing home health care clients. There was no reported revenue for the year 2002.

         Cost of professional care of patients in 2004 increased to $39,214,000 from $36,107,000 in 2003. The increase in cost is due to the increase in sales. There were no reported costs for the year 2002.

         Selling, general and administrative expenses ("SG&A") in 2004 increased to $12,056,000 from $11,249,000 in 2003 and $830,000 in 2002, an increase of 7%
and 1,255% for the years 2003 and 2002 respectively. The increase in expenses for the year 2004 compared to 2003 is the result of administrative personnel increases and other costs associated with the increased revenue. In addition, we incurred significant legal, accounting and insurance cost in 2004 relating to the indictment of one of our former directors. The year 2002 only includes the expenses related to BioBalance.

         As a result of the merger in 2003, we recognized goodwill associated with our home health care business. We have determined, based upon the opinion of a valuation expert engaged to determine our fair market value as of the date of the merger, that goodwill was impaired to the extent of $17,869,000. We determined that in the current market for home health care businesses, the value of our home health care business would not generate the amount of goodwill recorded in connection with the merger, assuming the business had been sold in the open market, based on current sources of revenue and limited profit margin of the business and potential regulatory threats to the business, which threats, if realized, could adversely affect the economic structure of its business. The valuation expert used the capitalized cash flow and the guidelines companies methodologies in valuing its analysis. The impairment charge of $17,869,000 is non-cash in nature and does not affect our liquidity.

         The net loss of $6,072,000 for the year 2004 includes income of $351,000 from the operation of our home care segment and a loss of $6,423,000 from our BioBalance segment which to date has not generated any revenue. The net loss from our BioBalance segment also includes an expense for $1,740,326, the impairment writedown of the NexGen Platform technology that we purchased in 2003. BioBalance intends to pursue the NexGen Platform technology in the future as funds and management time allow although there can be no assurance that any commercially usable product will be derived from the NexGen Platform.

         For the year 2003, we suffered a net loss of $22,052,000. This includes the non-cash impairment charge of $17,869,000, a net loss from our BioBalance segment of $4,657,000, which includes a non-cash expense in the amount of $1,591,000 resulting from an increase in the fair value of outstanding stock options and warrants as a result of the merger, and income of approximately $474,000 from the operation of our home care segment. The net loss of $1,399,000 for the year 2002 was due principally to product development for PROBACTRIX by BioBalance. BioBalance had no revenues in 2002.

Liquidity and Capital Resources

         At March 31, 2005, we had no long-term debt. Future minimum rental commitments for all non-cancelable lease obligations at March 31, 2005, are as follows:

                                                              Payment due by period

                                                 Less than                                     More than
                                   Total          1 year        1-3 years      4-5 years        5 years
                                   -----          ------        ---------      ---------        -------
Contractual Obligations
Long-term debt obligations       $       --     $       --     $       --     $       --     $       --
Capital lease obligations                --             --             --             --             --
Operating lease obligations*      1,019,000        275,000        584,000        128,000         32,000
Purchase obligations                     --             --             --             --             --
                                 ----------     ----------     ----------     ----------     ----------

  Total                          $1,019,000     $  275,000     $  584,000     $  128,000     $   32,000
                                 ==========     ==========     ==========     ==========     ==========

* These leases also generally contain provisions allowing rental obligations to be accelerated upon default in the payment of rent or the performance of other lease obligations. These leases generally contain provisions for additional rent based upon increases in real estate taxes and other cost escalations. Because the leases used in connection with the NJ Business will be assigned to and assumed by Accredited Health in connection with the closing of the sale of the NJ Business to Accredited Health, the total operating lease obligations are expected to decrease by $207,000.

         We have no off-balance sheet arrangements and have not entered into any transactions involving unconsolidated, limited purpose entities or commodity contracts.

         The sources of liquidity and capital resources for the home healthcare segment are internally generated funds, cash on hand and amounts available under a $4,000,000 revolving credit facility. Currently, there is no outstanding indebtedness under this facility.

         Loans under this revolving credit loan facility, which expires on November 29, 2005, may be used only for working capital of our home healthcare business and other costs arising in the ordinary course of that business. Our obligations to pay the principal of, and interest on, loans advanced under this facility are secured by substantially all the assets of our home healthcare business, and not by any assets of BioBalance. Borrowings under the facility are permitted to the extent of a borrowing base of up to 85% of "qualified accounts receivable" of our home healthcare business and there being no events of default under the relevant loan documents subject to the lender's right to reduce the borrowing base by applying a liquidity factor percentage based upon a calculation relating to recent collection histories of certain classes of qualified accounts receivable. Currently, application of the liquidity factors formula results in 97% of qualified accounts receivable being part of the borrowing base. At March 31, 2005, the amount available for borrowing under this facility, based on the borrowing base formula was $4,000,000. The loan agreement contains various restrictive covenants, which among other things, require that we have a minimum tangible net worth greater than $500,000. We have amended our loan agreement to allow us to lend money to BioBalance if there is no outstanding loan under this agreement. The loan agreement has also been amended to allow us to invest money in BioBalance. The principal amount of loans borrowed under this facility bear interest at a variable annual rate equal to the prime rate charged from time to time by CitiBank, N.A. plus 1.5% (as of March 31, 2005, 5.75% per annum) and the loan agreement creating this facility provides for monthly payments of interest on the outstanding loan balance on the basis of the actual number of days elapsed over a year of 360 days.

         Our loan agreement was modified on April 11, 2005, to permit the sale of the NJ Business to Accredited Health and to lift the lender's lien with respect to the assets of the NJ Business. As a result of this modification, no loans under the agreement may be requested or occur until such time as the parties agree on the adjusted amount of the borrowing base which has occurred in May 2005 with the result that there is no change in the borrowing amount under the facility.

         For the three months ended March 31, 2005, net cash used in operating activities was approximately $419,000 as compared to cash used in operating activities of approximately $2,062,000 during the three months ended March 31, 2004, a decrease of $1,643,000. The $419,000 of cash used in operations for the three months ended March 31, 2005 was principally due to an increase in accounts receivable, a decrease in amounts due to HRA and a decrease in amounts due from lending institution.

         The  net  cash  provided  by  financing   activities  of  approximately
$4,197,000 during the three months ended March 31, 2005 represented the proceeds from the issuance of common stock and warrants in the Offering.

         Net cash used in investing activities for the three months ended March 31, 2005 totaled approximately $58,000 and consisted of the acquisition of property and equipment and intangible assets.

         As of March 31, 2005, approximately $8,623,000 (approximately 43.2%) of our total assets consisted of accounts receivable from clients who are reimbursed by third-party payers, as compared to $7,009,000 (approximately 35.1%) as of March 31, 2004. The increase is the result of slower payments by some clients exceeding their normal 120-day payment cycle.

         Days Sales Outstanding ("DSO") is a measure of the average number of days taken by us to collect its accounts receivable, calculated from the date services are billed. For the three months ended March 31, 2005, the DSO of our home care segment was 73, compared to 63 days for the three months ended March 31, 2004. The increase is the result of slower payments by our net 120-day clients. As of March 31, 2005 BioBalance had no accounts receivable.

         Net cash used in operating activities for the year 2004 was $5,073,333, as compared to net cash provided of $233,269 and net cash used of $958,773 for the years 2003 and 2002, respectively. The change in net cash used in operating activities from 2004 to 2003 is due mainly to an increase in accounts receivable and unbilled services, a decrease in accrued payroll, a decrease in amounts due to related parties and a net loss for the period, offset by an increase in accounts payable and accrued expenses and an increase in the amounts due to HRA. The net cash provided by operating activities for 2003 as compared to net cash used in operating activities for 2002 is mainly the result of comparing two business segments in 2003 to only one segment in 2002.

         Net cash used in investing activities for the year 2004 totaled $77,805, as compared to net cash provided of $3,175,321 and net cash used of $510,419 for the years 2003 and 2002 respectively. The increase in 2003 was due mainly to cash acquired from the acquisition of our BioBalance subsidiary.

         There was no net cash provided by financing activities for the year ended December 31, 2004. Net cash provided by financing activities for the year ended December 31, 2003 totaled approximately $1,304,000, as compared to

$3,198,000 for the year ended December 31, 2002. The decrease was due mainly to a decrease in the sales and issuance of Common Stock.

         As of December 31, 2004, approximately $8,656,000 (approximately 52.4%) of our total assets consisted of accounts receivable from customers as compared to approximately $6,577,000 or 30.4% as of December 31, 2003. As of December 31, 2002 BioBalance had no accounts receivable.

         For the years ended December 31, 2004 and 2003, our DSO's were 74 and 62, respectively. For the year ended December 31, 2002, BioBalance had no revenue and accounts receivable.

BioBalance Segment

         As of March 31, 2005, BioBalance had cash on hand of $1,494,902, all of which was available to fund operations. On April 11, 2005, we entered into an agreement to sell certain assets of our home healthcare division in New Jersey to Accredited Health and the proceeds from the sale in the amount of $2,850,000 were transferred to BioBalance. A total of $150,000 of the purchase price was placed in escrow to cover actual losses, if any, incurred by Accredited Health for which we are required to indemnify Accredited Health pursuant to the agreement relating to the sale of the New Jersey Business to Accredited Health. If no claims are made by the third party for indemnification by us the escrowed funds will be released to us 90 days after the closing of the transaction, which occurred on May 22, 2005. BioBalance estimates that its capital requirements for the remainder of 2005 will be approximately $2,700,000.

         BioBalance has incurred product development costs excluding non-cash compensation of approximately $193,000 and $1,426,423 for the three months ended March 31, 2005 and twelve months ended December 31, 2004, respectively. The majority of these costs were for manufacturing clinical supplies, conducting clinical studies to assess the safety and efficacy of PROBACTRIX and the costs for preparing and filing the Investigational New Drug ("IND") application for PROBACTRIX. During this period, BioBalance completed an extended safety study in healthy human volunteers at ten times the normal dose in 35 subjects for a six month period. The data from this study has been submitted for publication in a peer-reviewed medical journal. BioBalance began an Irritable Bowel Syndrome ("IBS") medical food clinical trial at Ichilov Medical Center in Tel Aviv in November 2003. A second site (St. Michael's Hospital in Toronto) became operational in the first quarter of 2004, but enrollment was significantly delayed due to personnel issues. Additional sites in New York and Jerusalem were added in the third quarter of 2004 to compensate for the slow enrollment. Total enrollment of 150-200 patients is anticipated for this trial, which will continue throughout 2005.

         BioBalance is pursuing accelerated regulatory approval of PROBACTRIX as a prescription drug for the prevention and/or treatment of pouchitis and has filed an IND application with the U.S. Food and Drug Administration ("FDA"). Pouchitis is a non-specific inflammation of the "pouch" or ileal reservoir, which usually occurs during the first two years after bowel reconstruction due to ulcerative colitis. Symptoms of pouchitis include steadily increasing stool frequency that may be accompanied by incontinence, bleeding, fever and/or a feeling of urgency. There are currently no approved treatments for pouchitis. BioBalance also will seek orphan drug designation for this indication. "Orphan drug" refers to a product that treats a rare disease affecting less than a specified number of persons (200,000 in the U.S.). The orphan drug regulatory strategy provides a significantly shorter approval process and less costly clinical studies. Additional clinical studies can subsequently be conducted to determine whether there is support for broader usage. BioBalance submitted the IND to the FDA at year-end 2004. On February 2, 2005, we were notified by the FDA that the IND was on clinical hold and that comments would be sent to us within 30 days. Comments on the IND were received on March 4, 2005. BioBalance has reviewed the comments and is currently working to provide a response to all of the issues raised by the FDA. We expect to have a response prepared and sent back to the FDA by July 2005. We feel that all of the issues raised by the FDA can be properly addressed, but we can give no assurance that the FDA will agree with all of our responses to the issues raised or give us clearance to move forward with the clinical trials.

                                    BUSINESS

OVERVIEW

         We are engaged in two industry segments, the delivery of home healthcare services (sometimes referred to as the "home healthcare business") and, since the acquisition of BioBalance in a merger transaction in January 2003 (treated for accounting purposes as a reverse acquisition of New York Health Care by BioBalance), the development and planned manufacturing and marketing of proprietary biotherapeutic agents for the treatment of gastrointestinal ("GI") disorders. BioBalance is our wholly-owned subsidiary. For accounting purposes, BioBalance is considered to be the "accounting acquirer" in the transaction.

         For more information as to the financial performance of our home healthcare and BioBalance business segments, see the section of this prospectus entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 14 of Notes to Consolidated Financial Statements included elsewhere in this report.

HISTORY, DEVELOPMENT AND OVERVIEW OF THE COMPANY

         New York Health Care was initially organized to act as a licensed home healthcare agency engaged primarily in supplying the services of paraprofessionals who provide a broad range of health care support services to patients in their homes.

         Our home healthcare business operates in all five boroughs of New York City and the counties of Nassau, Westchester, Rockland, Orange, Dutchess, Ulster, Putnam and Sullivan, in the State of New York. Our home healthcare services are supplied principally pursuant to contracts with healthcare institutions and governmental agencies, such as various county departments of social services, the New York City Human Resources Administration, Beth Abraham Long-Term Home Health Services and Kingsbridge Medical Center, all of which are located in New York. We ceased our home healthcare operations in New Jersey upon consummation of our sale of the NJ Business to Accredited Health, which occurred on May 22, 2005.

         Our primary objective, in our healthcare business, is to enhance our position in the home healthcare market by increasing the promotion of our full service and specialty healthcare capabilities to existing and new referral sources; as well as maintaining our regular training and testing programs, and recruitment activities. See "Home Health Care Business"

         BioBalance is a development stage specialty pharmaceutical company incorporated in Delaware in May 2001. BioBalance is focused on the development of patented biotherapeutic agents for gastrointestinal (GI) disorders with significant unmet needs. BioBalance has pioneered the development of these agents based on what BioBalance believes to be outstanding science and a pharmaceutical development approach (e.g. randomized, double blind, placebo-controlled clinical trials in FDA-approved centers). BioBalance has not, to date, generated any revenues, other than income from short-term investment of such proceeds.

         We believe that products developed from BioBalance's core technology will restore the microbial balance in the GI tract by displacing pathogenic bacteria and preventing their re-colonization. For example, recent clinical studies independently conducted by Dr. Mark Pimentel at Cedars-Sinai Medical Center in California have linked the overgrowth of pathogenic bacteria to Irritable Bowel Syndrome (IBS) symptoms. We believe that these studies support the rationale for our potential products to address a potential root cause of GI disease, while also providing symptom relief. As such, it could represent a major shift in the treatment of many GI disorders.

CORPORATE STRATEGY

         We intend to actively pursue BioBalance's business plan of developing, manufacturing and marketing its initial product PROBACTRIX(R) and other products in its pipeline for treating gastrointestinal disorders while divesting our home healthcare business. In furtherance of these goals, as noted above, in July 2004, we executed the Purchase Agreement for the sale of the assets of our home health care business to the LLC for consideration of $2.7 million in cash, the assumption of all of the liabilities and obligations with respect to the home health care business and the forgiveness of certain future obligations that may be due to Braun and Rosenberg pursuant to employment agreements each of them has with us. The proposed sale was subject to the satisfaction of a number of conditions including obtaining shareholder and regulatory approvals. Since the execution of the Purchase Agreement, National made an unsolicited offer for the NJ Business which resulted in our entering into an agreement on April 11, 2005 to sell the NJ Business to Accredited Health for $3 million with a formal closing of this sale to occur within 45 days. This transaction closed on May 22, 2005. Messrs. Braun and Rosenberg and the LLC consented to the sale of the NJ Business to Accredited Health. We have commenced negotiations with Messrs. Braun and Rosenberg to sell them the remaining assets of the home healthcare business which were used in connection with the operations of that business in various locations in the State of New York (the "New York Assets"). There can be no assurance that an agreement to sell the remaining portion of our home healthcare business to Messrs. Braun and Rosenberg will be entered into or, if it is, that any transaction called for by such agreement will be consummated. Upon any sale of the New York Assets to the LLC, Messrs. Braun or Rosenberg or otherwise will be subject to the receipt of any applicable shareholder and regulatory approvals for such sale. Therefore, while BioBalance does not expect to have access to the financial or operating resources of our home healthcare business, it has received a substantial portion of the funds from the sale of the NJ Business to Accredited Health and currently expects to seek additional funding in the future from the sale of our equity, debt or convertible securities.

BIOBALANCE BUSINESS

Overview

         Our BioBalance subsidiary is a development-stage company focused on the development of novel treatments for various GI disorders that we believe are poorly addressed by current therapies. These include pouchitis, IBS, Crohn's disease, ulcerative colitis, and diarrhea caused by antibiotics, chemotherapy and travel. We believe that our initial potential product, PROBACTRIX, a probiotic (a bacterial culture that supports a good and healthy balance of microorganisms) can reduce symptoms of pouchitis, IBS and other GI disorders. We have developed patented biotherapeutic agents for GI disorders based on outstanding science and a pharmaceutical development approach (e.g. randomized, double blind, placebo-controlled clinical trials).

         Our current efforts consist of developing clinically validated products for GI diseases and conditions where current therapies are inadequate or may have significant side effects. Unlike conventional treatments, we believe that our core technology restores the microbial balance in the GI tract by displacing pathogenic bacteria and preventing their re-establishment. Clinical trials conducted independently at the Cedars-Sinai Medical Center in California have linked the overgrowth of pathogenic bacteria to IBS symptoms. Therefore, we believe that our products may address an underlying root cause of many GI disorders in addition to providing symptom relief with no demonstrated side effects.

         Our initial potential product is PROBACTRIX, a proprietary, live, single strain (M17) of E.coli bacteria, which we plan to develop as a treatment for pouchitis, IBS and a variety of other GI disorders. Prior clinical studies have confirmed that this product can reduce the symptoms of IBS and other GI disorders and, therefore, is able to improve the quality of life of patients using the product to treat these disorders.

         We are pursuing an accelerated regulatory approval for the use of PROBACTRIX in the U.S. and Europe by filing an IND application with the FDA and with comparable regulatory agencies in Europe and seeking "orphan drug" designation for the prevention and/or treatment of pouchitis. Pouchitis is a non-specific inflammation of the ileal reservoir, which can be a long-term problem for some patients. This usually occurs during the first two years after bowel reconstruction due to ulcerative colitis. Most pouchitis sufferers experience symptoms including steadily increasing stool frequency that may be accompanied by incontinence, bleeding, fever and/or a feeling of urgency. We believe that current treatments (including antibiotics) are often ineffective in relieving symptoms. "Orphan drug" refers to a product that treats a rare disease affecting less than a specified number of persons (200,000 in the U.S.). Current federal laws require that a drug be the subject of an approved marketing application before it is transported or distributed across state lines. Because a sponsor of a drug will probably want to ship the investigational drug to clinical investigations in many states, it must seek an exemption from that legal requirement. The IND is the means through which the sponsor technically obtains this exemption from the FDA. FDA approval of an IND permits the sponsor to conduct clinical trials in the humans. We submitted the IND to the FDA at year-end 2004. On February 2, 2005, we were notified by the FDA that the IND was on clinical hold and that comments would be sent to us within 30 days. Comments on the IND were received on March 4, 2005. BioBalance has reviewed the comments and is currently working to resolve all of the issues raised by the FDA. We expect to have a response prepared and sent back to the FDA by July, 2005. Although we believe that we can adequately address all of the issues raised by the FDA, we can give no assurance that the FDA will agree with all of our responses to the issues raised or give us clearance to proceed with the clinical trials.

         Our core intellectual property, including rights to two patented Bacillus strains, B. subtilis and B. licheniformis, is protected by patents that have been filed in the US and certain foreign countries. The patented formulation used for PROBACTRIX consists of a proprietary strain of non-pathogenic E.coli, derived from an organism that was originally isolated from the intestinal mircoflora of a healthy volunteer in a liquid formulation. The technology and the processes comprise conditions that preserve M-17 E.coli in the biologically active form. Patents have been filed by BioBalance for technology that could extend the product's shelf life for two years or longer at room temperature. In addition, we received approval of the registration of PROBACTRIX as a registered trademark in the U.S. on March 1, 2005.

         We have sub-contracted with a third-party for the manufacture of sufficient quantities of PROBACTRIX in the U.S. to satisfy our clinical trial needs. We have successfully transferred the manufacturing process of PROBACTRIX from Israel to the University of Minnesota Biotech Center and, after confirming that several batches met specifications, again have transferred the process to a commercial pilot-scale production facility in Minnesota. We are working with a third-party manufacturer (Benchmark Biolabs Inc.) to transfer production of PROBACTRIX to their facility in Lincoln, Nebraska for manufacturing of PROBACTRIX for the FDA-sanctioned clinical trials.

Regulatory Strategy

         Our regulatory strategy involves pursuing an accelerated approval for PROBACTRIX in the U.S. and Europe by filing an IND application and seeking orphan drug designation for the prevention and/or treatment of pouchitis. There are currently no approved treatments for pouchitis. Additional clinical studies can subsequently be conducted to determine whether there is support for broader usage.

         BioBalance originally planned to pursue marketing of PROBACTRIX as a medical food for IBS, given limited resources and the significant time required for prescription drug development. Industry studies indicate that it takes approximately 7-13 years for the average prescription drug to progress from the IND filing to market introduction. However, following discussions with regulatory consultants and potential pharmaceutical licensees, it was determined that a shorter pathway to drug development through filing an IND for an orphan drug indication would be the most economically attractive course. This involved addressing pouchitis, a narrowly focused indication with unmet therapeutic needs, rather than IBS. Pouchitis also offered the potential for orphan drug designation and expedited FDA approval. We believe, although there is no assurance, that we can achieve FDA approval for PROBACTRIX as a prescription drug to treat pouchitis in approximately 48 months after IND approval.

         We plan to conduct double blind, placebo controlled studies if we obtain a FDA endorsement of the clinical development plan via an approved IND for the pouchitis indication. The first step would involve a safety/efficacy study in the target population. This study would likely be followed with a pivotal Phase III trial in approximately 75-100 pouchitis patients. The product could be approved for marketing in the U.S. by 2009 or earlier with fast track designation although no assurance can be given as to any approval date.

         Despite the longer time-to-market, we believe that the prescription drug route is vastly more attractive than the medical food route for the following reasons:

         o        prescription  drugs  are  priced   significantly  higher  than
                  non-prescription products;

         o gross margins are typically 90% on prescription drugs versus 60%-70% for non-prescription products;

         o prescription drugs are reimbursable by health insurance plans, while non-prescription products such as medical foods are generally non-reimbursable; and

         o there is a greater likelihood of establishing a marketing partnership or licensing agreement with a major pharmaceutical company if PROBACTRIX were marketed as a prescription drug rather than a medical food.

         A prescription drug can be assigned orphan drug status by the FDA and European regulatory authorities if the indication addresses a target population of less than 200,000 sufferers in the U.S. or less than 5 sufferers per 10,000 persons in Europe. There is a separate Office of Orphan Drug Product Development at the FDA designed to help facilitate rapid approval of orphan drug applications. Once approved, orphan drugs are given seven year exclusivity in the U.S. and ten years of exclusivity in Europe. Additional benefits of receiving orphan drug status in the U.S. include study design assistance, a 50% reduction in the filing cost of the NDA/BLA and may also include partial funding of clinical costs by the FDA. The NDA/BLA is the vehicle through which drug sponsors formally propose that the FDA approve a new pharmaceutical for sale and marketing in the U.S. The NDA/BLA requests permission from FDA to market a drug in the U.S. In Europe, a drug product is filed with the European Medicines Agency (EMEA) for marketing throughout the European Commission area. The EMEA has a Committee for Orphan Medicinal Products (COMP) whereby drugs are designated "orphan drug" status for the European Union.

         Longer term, we are currently considering expanding the label indication of PROBACTRIX to include a number of additional GI indications, including the prevention or treatment of antibiotic-associated diarrhea (AAD). Recent medical research indicates that antibiotics significantly alter intestinal microflora, a key factor in causing diarrhea, for up to three months following treatment, however, we currently have not yet formulated any plans with respect to the expansion of the label indications of PROBACTRIX. We plan to explore regulatory approval for a veterinary formulation of PROBACTRIX as an animal feed additive to replace antibiotics. The issue of using antibiotics as an animal feed additive has generated significant attention as governments and consumer groups have called for the reduction or elimination of unnecessary antibiotic use in farm animals. McDonalds Corp., the world's largest purchaser of animal products, announced that its suppliers must phase out inappropriate use of antibiotics on farm animals. It is known that repeated use of antibiotics can cause farm animals to become weak and retarded. We believe, although there is no assurance, that PROBACTRIX has a particularly high safety and efficacy profile in many different kinds of animals. We can not assure you that we will ever market Probactrix as an animal feed additive.

Products

         PROBACTRIX

         Our initial product, PROBACTRIX, is a non-pathogenic probiotic, which we believe addresses the root cause of many GI disorders, including pouchitis, IBS, IBD and diarrhea, by inhibiting the growth of pathogenic bacteria and preventing their re-colonization. Clinical studies in over 14,000 patients have confirmed that this product can reduce the symptoms of various GI disorders.

         This product was approved as a biological agent for the treatment of a broad range of GI disorders and diarrheas in Russia in May 1998, as a food supplement for human use by the Ministry of Health of Israel in May 1998 and for use as animal food by the Ministry of Agriculture of Israel in September 1998. In August 2000, Tetra-Pharm, an Israeli pharmaceutical company, agreed to cease manufacture and sale of the product in conjunction with its agreement to sell all rights relating to the product to BioBalance. Since then, production of the formula has been limited to supplying hospitals and universities where BioBalance is conducting further research.

         The basic active component in PROBACTRIX is a selective strain of non-pathogenic E.coli bacteria, which is contained in a pleasant tasting liquid suspension. This bacterium is a commonly represented species in the healthy microflora of humans and animals. It has been used for the preparation of Colibacterin, Bificon and other medicines and food supplements outside the U.S.

         The research on PROBACTRIX originated in Russia from studies by Dr. Nellie Kelner-Padalka, a pediatrician and our scientific founder. These studies found liquid food supplements containing E.coli M-17 to be effective in treating intestinal infections of various origins. However, shelf life was short and the product had a strong odor that made it difficult for some patients to ingest. Dr. Kelner-Padalka later brought her studies to Israel where several technologies were used to expand the shelf life and improve the smell and taste.

         As part of the regulatory approval process of E. coli M-17 in Russia, a scientific panel determined the product's mechanism of action included the following:

         o Rapid suppression of pathogenic microorganisms and their repulsion.

         o Restoration of the normalization of the body's immune system due to increased synthesis of immunoglobulin, interferon and activation of macrophages.

         o Stimulation of the enzyme complex (protease, amylase, lipase and cellulase), which helps to improve digestion.

         o        Binding,   neutralizing   and  withdrawing   toxic  substances
                  (including heavy metals) from the body.

         o Improvement of the absorption of selected micronutrients including B-complex vitamins and essential amino acids.

         The patented formulation used for PROBACTRIX consists of a proprietary strain of non-pathogenic E.coli, derived from an organism that was originally isolated from the intestinal microflora of healthy volunteers, which is preserved in a liquid extract formulation. The technology and the processes comprise conditions that preserve M-17 E. coli in the biologically active form. Additional patents have been filed by BioBalance for technology that could extend the product's shelf life for two years or longer at room temperature.

NexGen Product Platform

         We have acquired the rights to several strains of Bacillus that have exhibited anti-inflammatory, anti-bacterial and anti-viral properties, which may be effective in treating a variety of GI diseases. We refer to these strains of Bacillius as our NexGen Product Platform. We believe Bacillus strains are therapeutically effective against rotavirus and campylobacter pathogens, which are the leading causes of infectious diarrhea. We believe this technology could also be effective in treating ulcerative colitis. There was a predecessor product (called Biosporin), based on the Bacillus strains acquired, which was approved in Russia. Currently we have not yet formalized any plan with respect to the development of our NexGen Product Platform and no assurance can be given that we will ever commercially market any product related to this product platform.

Prior Clinical Studies

         The active ingredient in PROBACTRIX has undergone safety and efficacy testing by more than 14,000 patients in controlled trials as well as case study reports and has shown safety and efficacy in adults and children as young as six months old. The product has been shown effective in a broad range of GI diseases and conditions including IBS, IBD, pouchitis, Crohn's disease, ulcerative colitis and diarrhea caused by antibiotics, chemotherapy and travel.

         Two clinical studies recently conducted at Cedars-Sinai Medical Center showed the link between IBS symptoms and pathogenic bacteria and support the rationale for the use of PROBACTRIX as an effective treatment for IBS.

         Clinical studies conducted in Israel indicate that PROBACTRIX is effective at addressing various GI symptoms in both male and female patients with no apparent side effects. Patients typically reported a marked reduction in abdominal symptoms. Most recently, two pilot studies have been completed in Israel with the current formulation. The first was an open label study conducted on 63 patients with IBS, which were unresponsive to other therapies, and 20 patients with Crohn's disease. After four to six weeks of therapy, 52% of the IBS patients had an excellent response, 35% and 30% of the Crohn's disease patients had an excellent and partial response, respectively, and no adverse events were observed.

         An open-label trial, examining the impact of PROBACTRIX on patients with Crohn's disease, reported that three of the eight patients experienced a marked reduction in abdominal symptoms, two dropped out, two experienced no improvement and one experienced a worsening of symptoms.

         A randomized, double blind pilot study conducted by Tiomny, et al. in 2003 reported that PROBACTRIX relieved major symptoms of IBS with no side effects. This study involved 20 patients, who were experiencing severe symptoms of diarrhea and constipation with a mean duration of eight years. Eight of the ten patients in the placebo group withdrew from the study due to lack of response. All ten patients in the treatment group completed the study. The treatment group experienced significant improvement in IBS symptom relief with no apparent side effects.

Current Studies

         We conducted a high-dose safety trial on PROBACTRIX to verify the excellent safety results found in prior studies and to support Phase I status for the prescription drug effort. Phase I studies focus on the safety of a drug or biological agent, and are typically conducted in healthy adult volunteers at relatively high doses. This study was completed in the third quarter of 2004. In addition, we have recently begun a randomized, multi-center double blind, placebo-controlled, clinical trial in approximately 200 IBS patients to study the effectiveness of PROBACTRIX as a medical food. Sites for this study include Cornell Medical Center in New York City, St. Michael's Hospital in Toronto, Canada, Bikur Cholim Hospital in Jerusalem, Israel, and Sourasky Medical Center in Tel Aviv, Israel.

Veterinary Application

         BioBalance or its predecessors has conducted numerous clinical studies in farm animals to support the use of PROBACTRIX as a veterinary feed additive to replace antibiotics. BioBalance believes that enough safety and efficacy data may already be accumulated to present an attractive case for licensing to appropriate corporate partners. BioBalance believes that a new and potentially safer anti-diarrheal veterinary product, such as PROBACTRIX, could be particularly successful. Veterinary experts believe that repeated applications of antibiotics often leave animals weak and growth retarded. BioBalance believes that PROBACTRIX has a particularly high safety and efficacy profile in many different kinds of animals. There are numerous probiotic products in the veterinary market but lack of well-designed scientific studies. Significantly, PROBACTRIX has been studied for its use in preventing bacterial diarrhea in piglets and as a replacement for gentamycin and Advocin, which are most often used to treat diarrhea in these animals. No assurances can be given that we will ever market Probactrix as a veterinary feed additive.

MANUFACTURING

         BioBalance has successfully transferred the manufacturing process of PROBACTRIX from Israel to the University of Minnesota Biotech Center, enabling sufficient quantities of PROBACTRIX to be produced in the U.S. for clinical trials under contract manufacture. BioBalance has not yet selected contract manufacturers for production of commercial quantities of PROBACTRIX, but may rely on a marketing partner to oversee the product's manufacture. The process for growing E. coli and formulating the bacteria into a probiotic agent is not complicated but requires specialized fermentation facilities maintained and operated under FDA laboratory and manufacturing requirements a prescription drug product. BioBalance has contracted with a third-party manufacturer and is currently working to transfer the manufacturing technology to their state-of-the-art facility.

INTELLECTUAL PROPERTY

         BioBalance uses a combination of patents, trademarks and trade secrets to protect its core technology, which is proprietary and protected by 34 filed patents in the U.S. and certain foreign countries. In the U.S., BioBalance has filed applications for 16 patents covering applications of its PROBACTRIX(R) technology, of which 14 have been issued. The patent expiration dates range from 2020 to 2023. It has also filed patent applications covering application of its core technology in Japan, European, Korea, Canada, Australia, Mexico, Brazil, Poland, Russia and New Zealand. BioBalance is also aggressively pursuing additional patent applications relating to its core technology. On March 1, 2005, it received notification that PROBACTRIX has been approved as a registered trademark in the U.S.

         In August 2003, BioBalance acquired the GI rights to a line of biotherapeutic agents (NexGen Platform). The purchase includes the rights to two patented strains of Bacillus (B. subtilis and B. licheniformis) for $3,850,000 which included a one-time cash payment of $250,000 and one million shares of our Common Stock valued at $3,600,000. See "NexGen Product Platform" above. BioBalance is also looking to obtain rights for other agents showing promise in treating various GI diseases. At December 31, 2004 it was determined that the investment in the NexGen Product Platform was impaired and as a result of the impairment analysis a total of $1,740,326 was expensed during the fourth quarter. The impairment was determined by an independent valuation firm using a discounted cash flow model. The impairment is due to a number of factors including the acceleration of our efforts to obtain regulatory approvals and take other action necessary to market PROBACTRIX as a prescription product, overall limited funding available to us to develop the NexGen Product Platform and available management time. While BioBalance believes that the NexGen Platform is a viable technology that can be commercialized, any steps we may take in the future in furthermore of such commercialization will continue to be delayed until the above mentioned factors are resolved.

BIOBALANCE EMPLOYEES

         At March 31, 2005, BioBalance had two full time employees and outsourced most of its clinical and regulatory needs through consultants. While BioBalance has no definitive plans with respect to the size of its workforce or persons who will fill specific positions, BioBalance plans to evaluate its needs relative to research and development, product manufacturing and marketing and finance and administration in light of then current alliances and partnerships and will seek to hire personnel based on that evaluation.

HOME HEALTH CARE BUSINESS

Overview

         We provide a broad range of home health and personal care support services in capacities ranging from companions to live-ins, including assistance with personal hygiene, dressing and feeding, meal preparation, light housekeeping and shopping and, to a limited extent, physical therapy and standard skilled nursing services such as the changing of dressings, injections and administration of medications.

         Our services are provided principally by our staff of professionals and paraprofessionals (some are bilingual), who provide personal care to patients, and, to a lesser extent, by our staff of skilled nurses. Approximately 99% of our home health revenues in 2004 were attributable to services by our paraprofessional staff.

         We are approved by New York State Department of Health for the training and certification of Home Health Aides and Personal Care Aides. In addition, we are approved by the New Jersey Board of Nursing for the training of Certified

Home Health Aides in the State of New Jersey. In order to provide a qualified and reliable staff, we continuously recruit, train, provide continuing education for and offer benefits and other programs to encourage retention of our staff. Recruiting is conducted primarily through advertising, direct contact with community groups and employment programs, and the use of benefits programs designed to encourage new employee referrals by existing employees.

         On April 11, 2005 we entered into an agreement to sell our home healthcare operations in the State of New Jersey to Accredited Health. This transaction closed on May 22, 2005. See - Recent Developments.

Organization and Operations

         We operate 24 hours a day, seven days a week, to receive referrals and coordinate services with physicians, case managers, patients and their families. Services are provided through 11 principal and branch offices and 2 recruitment and training offices. Each office is typically staffed with an administrator/branch manager, director of nursing, nursing supervisor, home care coordinators, clerical staff and nursing services staff.

         Our principal office retains all functions necessary to ensure quality of patient care and to maximize financial efficiency. Services performed at the principal office include billing and collection, quality assurance, financial and accounting functions, policy and procedure development, system design and development, corporate development and marketing. We use financial reporting systems through which we monitor data for each branch office, including collections, revenues and staffing. Our systems also provide monthly, financial comparisons to prior periods and comparisons among our branch offices.

Referral Sources

         We obtain patients primarily through contracts, referrals from hospitals, community-based health care institutions and social service agencies, case management and insurance companies. Referrals from these sources accounted for substantially all of our net revenues in 2004. We generally conduct business with most of our institutional referral sources under one-year contracts that fix the rates and terms of all referrals but do not require that any referrals be made. Under these contracts, the referral sources refer patients to us and we bill the referral sources for services provided to patients. Approximately 98 such contracts were in effect and active as of December 31, 2004.

         One or more referring institutions have accounted for more than 5% of our net revenues during our last fiscal year, as set forth in the following table:

         Referring Institution                   Percentage of Net Revenues 2004
         ---------------------                   -------------------------------

New York City Medicaid (HRA)                                   43.4%
New Jersey Medical Assistance Program                          10.4%
Beth Abraham Long Term Home Health Program                      6.4%

         Overall,   our  10  largest   referring   institutions   accounted  for
approximately 80.8% of net revenues for 2004.

         "Days Sales Outstanding" ("DSO") is a measure of the average number of days required for us to collect accounts receivable, calculated from the date services are billed. For the year ended December 31, 2004 our DSO were 74.

Reimbursement

         We are reimbursed for services, primarily by referring institutions, such as health care institutions and social service agencies, which in turn receive their reimbursement from Medicaid, Medicare and, to a much lesser extent, through direct payments by insurance companies and private payers. New York State and New Jersey Medicaid programs constitute our largest reimbursement sources, when including both direct Medicaid reimbursement and indirect Medicaid payments through many of our referring institutions. For 2004, payments from referring institutions that receive direct payments from Medicare and Medicaid, together with direct reimbursement to us from Medicaid, accounted for approximately 99% of net revenues. Direct reimbursements from private insurers, prepaid health plans, patients and other private sources accounted for approximately 1% of net revenue for 2004.

         The New York State Department of Health, in conjunction with local Departments of Social Services, sets annual reimbursement rates for patients covered by Medicaid. These rates are generally established on a county-by-county basis, using a complex reimbursement formula applied to cost reports filed by providers.

         Third party payers, including Medicaid, Medicare and private insurers, have taken extensive steps to contain or reduce the costs of health care. These steps include reduced reimbursement rates, increased utilization review of services and negotiated prospective or discounted pricing and adoption of a competitive bid approach to service contracts. Home-based healthcare, which is generally less costly to third party payers than hospital-based care, has benefited from many of these cost containment measures.

         We negotiate contracts on the basis of services to be provided, in connection with contracts either currently in effect with us or with other agencies. Prevailing market conditions are such that, despite escalating operating expenses, reduced contract rates are regularly negotiated as a result of internal budget restraints and reductions mandated by managed care contracts between our clients and HMO's and other third party administrators. While we anticipate that this trend is likely to continue for the foreseeable future, we do not expect the impact on us to be significant, since we believe our rates are competitive. Accordingly, we expect to be subject to only minor rate reductions. However, as expenditures in the home health care market continue to grow, initiatives aimed at reducing the costs of health care delivery at non-hospital sites are increasing. A significant change in coverage or a reduction in payment rates by third party payers, particularly by New York State Medicaid, would have a material adverse effect upon our home health care business.

Performance Improvement

         We believe that our reputation for quality patient care has been and will continue to be a significant factor in our success. To this end, we have established a performance improvement management program, including a performance improvement program to ensure that our service standards are implemented and that the objectives of those standards are met.

         We believe that we have developed and implemented service standards that comply with or exceed the service standards required by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). In November
2003, our New York offices received full accreditation from the JCAHO for the next three years (expiring in November 2006). We have not sought JCAHO accreditation for our New Jersey offices because such accreditation is not required by any of the contracts in that state. An adverse determination by JCAHO regarding our home health care operations or any branch office could adversely affect our reputation and competitive position.

Sales and Marketing

         Messrs. Braun and Rosenberg, officers of our health care division, are principally responsible for the marketing of our services. Each administrator/branch manager is also responsible for sales activities in the branch office's local market area. We attempt to cultivate strong, long-term relationships with referral sources through high quality service and education of local health care personnel about the appropriate role of home health care in the clinical management of patients.

Government Regulation

         The federal government and the States of New York, where we operate, and New Jersey, where we operated until May 22, 2005, regulate various aspects of our business. Changes in the law or new interpretations of existing laws can have a material adverse effect on our permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payers.

         We are licensed by New York State as a home care services agency. New York State law requires approval by the New York State Public Health Council ("Council") of any change in "the controlling person" of an operator of a licensed home care services agency ("LHCSA"). Control of an entity is presumed to exist if any person owns, controls or holds the power to vote 10% or more of the voting securities of the LHCSA. A person seeking approval as a controlling person of a LHCSA, or of an entity that is the operator of a LHCSA, must file an application for Council approval prior to becoming a controlling person.

         We are subject to federal and state laws prohibiting payments for patient referrals and regulating reimbursement procedures and practices under Medicare, Medicaid and state programs. The federal Medicare and Medicaid legislation contains anti-kickback provisions, which prohibit any remuneration in return for the referral of Medicare and Medicaid patients. Courts have, to date, interpreted these anti-kickbacks laws to apply to a broad range of financial relationships. Violations of these provisions may result in civil and criminal penalties, including fines of up to $15,000 for each separate service billed to Medicare in violation of the anti-kickback provisions, exclusion from participation in the Medicare and state health programs such as Medicaid and imprisonment for up to five years.

         Our healthcare operations potentially subject us to the Medicare and Medicaid anti-kickback provisions of the Social Security Act. These provisions are broadly worded and often vague, and the future interpretation of these provisions and their applicability to our operations cannot be fully predicted with certainty. Any such non-compliance or violation could have a material adverse effect on our home health care business.

         Various federal and state laws regulate the relationship among providers of healthcare services, including employment or service contracts, and investment relationships. These laws include the broadly worded fraud and abuse provisions of the Social Security Act that are applicable to the Medicare and Medicaid programs, which prohibit various transactions involving Medicare or Medicaid covered patients or services. Among other things, these provisions restrict referrals for certain designated health services by physicians to entities with which the physician or the physician's immediate family member has a "financial relationship" and the receipt of remuneration by anyone in return for, or to induce, the referral of a patient for treatment or purchasing or leasing equipment or services that are paid for, in whole or in part, by Medicare or Medicaid. Violations of these provisions may result in civil or criminal penalties for individuals or entities and/or exclusion from participation in the Medicare and Medicaid programs. The future interpretation of these provisions and their applicability to our operations cannot be fully predicted with certainty.

         New York and New Jersey also have statutes and regulations prohibiting payments for patient referrals and other types of financial arrangements with health care providers that, while similar in many respects to the federal legislation, vary from state to state, are often vague and have infrequently been interpreted by courts or regulatory agencies. Sanctions for violation of these state restrictions may include loss of licensure and civil and criminal penalties.

         We believe that our operations, in general, comply in all material respects with applicable federal and state anti-kickback laws, and that we will be able to arrange our future business relationships so as to comply with the fraud and abuse provisions.

         Management believes that the trend of federal and state legislation is to subject the home health care and nursing services industry to greater regulation and enforcement activity, particularly in connection with third-party reimbursement and arrangements designed to induce or encourage the referral of patients to a particular provider of medical services. We attempt to be responsive to such regulatory climate. However, we are unable to accurately predict the effect, if any, of such increased regulatory or enforcement activities on our future results of operations.

         In addition, we are subject to laws and regulations which relate to business corporations in general, including antitrust laws, occupational health and safety laws, and environmental laws (which relate, among other things, to the disposal, transportation and handling of hazardous and infectious wastes) and federal and state securities laws, including the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder (relating to corporate governance and the quality of disclosure by public companies). To date, none of these laws and regulations has had a material adverse effect on our home health care business or the competitive position of such business or required any material expenditure by us. We cannot assure that we will not be adversely affected by such laws and regulations in the future.

         We cannot accurately predict what additional legislation, if any, may be enacted in the future relating to our business or the health care industry, including third-party reimbursement, or what affect any such legislation may have on us.

         We have never been denied any home health care license we have sought to obtain. We believe that our home health care operations are in material compliance with all applicable state and federal regulations and licensing requirements.

Competition

         The home health care market is highly fragmented and significant competitors are often localized in particular geographical markets. Our largest competitors include Premiere Health Services, National Home Health Care Corp., Patient Care, Inc., and Personal Touch Home Care Services, Inc. The home health care business is marked by low entry costs so that given the increasing level of demand for nursing services, significant additional competition can be expected to develop in the future. Some of the companies with which we presently compete in home health care have substantially greater financial and human resources than we do. We also compete with many other small temporary medical staffing agencies.

         We believe that the principal competitive factors in our industry are quality of care, including responsiveness of services and quality of professional personnel; breadth of therapies and nursing services offered; successful referrals from referring Government agencies, hospitals and health maintenance organizations; general reputation with physicians, other referral sources and potential patients; and price. We believe that our competitive strengths have been the quality, responsiveness, flexibility and breadth of services and staff we offer, and to some extent our competitive pricing, as well as our reputation with referral sources and patients.

         The United States health care industry generally faces a shortage of qualified personnel. Accordingly, we experience intense competition from other companies in recruiting health care personnel for our home health care operations. Our success to date has depended, to a significant degree, on our ability to recruit and retain qualified health care personnel. Most of the registered and licensed nurses and health care paraprofessionals who we employ are also registered with, and may accept placements from time to time through, our competitors. We believe we are able to compete successfully for nursing and paraprofessional personnel by aggressive recruitment through newspaper advertising, work fairs/job fairs, flexible work schedules and competitive compensation arrangements. We cannot assure you, however, that we will be able to continue to attract and retain sufficient qualified personnel. The inability to either attract or retain such qualified personnel would have a material adverse effect on our business.

Home Health Care Employees

         At March 31, 2005, our home health care business had 1,927 employees, of whom 94 are salaried, including two division officers, a controller, seven administrators/branch managers, 18 nurses, 12 accounting staff, seven clerical staff and 47 field staff supervisors. The remaining 1,833 employees are paid on an hourly basis and consist of professional and paraprofessional staff. Three hundred (300) of these employees are no longer employed by us as of May 22, 2005, as a result of the sale of the New Jersey Business to Accredited.

         None of our Home Health Care or BioBalance employees are compensated on an independent contractor basis or represented by a labor union. We believe that our employee relations are good.

Properties

         All of our executive and branch offices are located in facilities leased from unaffiliated persons.

         Our corporate headquarters is located in a building containing approximately 6,000 square feet located in Brooklyn, New York under a lease expiring in 2010, at a monthly rental of approximately $7,000 subject to annual increases and rent escalations based on increases in real estate taxes. Our home health care business is administered from our corporate headquarters and 12 branch and recruitment offices located in New York (six offices) and New Jersey (six offices) under month to month tenancies and term leases expiring from June 2005 through April 2010 at annual rentals ranging from approximately $14,000 to $55,000 and additional rent based upon increases in real estate taxes and other cost escalations. The six leases with respect to our New Jersey offices were assigned to and assumed by Accredited Health in connection with the closing of the sale of the NJ Business to Accredited Health.

         BioBalance's executive office is located in the Borough of Manhattan, City of New York under a lease expiring in May 2006 at a monthly rental of approximately $6,200.

Legal Proceedings

         We are subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any of these legal matters will have a material adverse effect on our results of operations or financial position.

                                   MANAGEMENT

         Our executive officers and directors are as follows:

Name                    Age     Position
----                    ---     --------
Dennis M. O'Donnell     49      Director,  Chief  Executive  Officer  and  Secretary  of New York
                                Health Care and President & CEO of The BioBalance Corporation
Fred E. Nussbaum        57      Director
Mordecai H. Dicker      44      Director
Mark Gray               46      Director

         Dennis O'Donnell has been one of our directors since January 2004, Chief Operating Officer of BioBalance since May 2003 and President of BioBalance since November 2003. On February 24, 2005, he became our Chief Executive Officer and Secretary. Mr. O'Donnell has more than 20 years of general management, marketing and business development experience in the pharmaceutical, consumer healthcare and nutritional industries, principally with Wyeth (formerly American Home Products) from 1983 to 2002, including as manager of the Wyeth's Respiratory and GI/Topicals Divisions from 1994 to 1996; Senior Vice President of Global Business Development & Strategic Planning for Wyeth's OTC Drug Division from 1996 to 1998 (where he identified drugs, devices and medical foods for potential acquisition); and Executive Vice President and General Manager of Wyeth's Solgar division, a manufacturer of premium dietary supplements, probiotics and specialty nutritional products. From February 2002 to April 2003, he was a consultant to the pharmaceutical and consumer healthcare industries. Mr. O'Donnell is a registered pharmacist, with a B.S. in Pharmacy from St. John's University and an MBA in Marketing & Finance from New York University's Stern School of Business.

         Fred E. Nussbaum has been one of our directors since January 2004. Mr. Nussbaum became our Chairman of the Board in February 2005. Mr. Nussbaum is licensed as a certified public accountant in New York and has, for more than the past five years, provided accounting and auditing services to individuals, partnerships, corporations and not-for-profit and charitable organizations. From 1997 to 1999 Mr. Nussbaum was the Chief Financial Officer of DEB-EL Foods Corporation, a large producer of eggs and egg-based products in the Northeast. Mr. Nussbaum is a member of the American Institute of Certified Public
Accountants as well as the New York State Society of Certified Public Accountants. He has a BBA from the Bernard M. Baruch College of the City University of New York.

         Mordecai H. Dicker has been one of our directors since January 2004. From 1998 to 1999, Mr. Dicker was our Program Director, responsible for payroll, billing, accounts receivable and cash receipts. From 2000 to 2003, Mr. Dicker was Administrator of the Sayreville Senior Living Center, Inc., a 230-bed long-term care facility. Since 2003, he has been the Administrator of the Franklin Care Center, a 180-bed long-term care facility.

         Mark Gray has been one of our directors since January 2004. From 1985 to 2000, Mr. Gray was an independent computer consultant serving insurance, banking, technology and consumer goods corporations in the development and management of various computer systems and software. From 2000 to 2003, Mr. Gray was the Director of Clinical Services for CATECG Medical Services, PC, a provider of mobile diagnostic cardiology and neurology services to hospitals and other medical care facilities in the New York metropolitan area. Since 2003, he has been Executive Vice President of ESF Marks, LLC, a computer software company. Mr. Gray has a B.A. in Medical Computer Science from Brooklyn College of the City University of New York.

         Directors hold office until the next annual meeting of the stockholders and/or until their successors have been duly elected and qualified, or until death, resignation or removal. Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board. There is no family relationship between any of our directors or executive officers.

Audit Committee

         The Board of Director has a standing Audit Committee. The members of the Audit Committee are Mordecai Dicker, Mark Gray and Fred E. Nussbaum. Fred E. Nussbaum serves as Chairman of the Audit Committee and as the Audit Committee financial expert. The Board has determined that each member of the Audit Committee, including our audit committee expert, is "independent," as that term is defined in the applicable SEC rules and would also be independent under NASD Marketplace rules.

Section 16(a) Compliance Reporting

         Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our Common Stock to file reports with the SEC about their ownership of Common Stock and other of our securities. These persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. We are required to identify anyone who filed a required report late during 2004.

         Based   solely  on  our  review  of  forms  we  received   and  written
representations from reporting persons stating that they were not required to file these forms, we believe, that during 2004, all Section 16(a) filing requirements were satisfied on a timely basis.

Code of Ethics

         We have adopted a Code of Ethics for Senior Financial Officers which applies to our Executive Officer and Chief Financial and Principal Accounting Officer. A copy of this Code has been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended December 31, 2002, 2003 and 2004, the cash compensation paid by us, as well as certain other compensation paid with respect to those fiscal years, to our Chief Executive Officer and to each of the three other most highly compensated executive officers of ours and our BioBalance subsidiary, whose total salary and bonuses for the fiscal year 2004, in all capacities in which served, was $100,000 or more (collectively, the "Named Executive Officers"):

                                           ANNUAL                                LONG-TERM
                                        COMPENSATION                            COMPENSATION
                                     ---------------------                      -------------
NAME AND
PRINCIPAL                                                                        SECURITIES
POSITION                                                     OTHER ANNUAL        UNDERLYING         ALL OTHER
                             YEAR    SALARY ($)  BONUS ($)  COMPENSATION ($)     OPTIONS/SARS     COMPENSATION ($)
                             ----    ----------  ---------  ----------------     ------------     ----------------
Jerry Braun (6)
  President and Chief
  Executive Officer          2004    $341,026    $276,325      $49,823(1)       200,000 Shares      $644,789(3)
                             2003    $333,872    $ 35,000      $44,085(1)       200,000 Shares      $412,500(3)
                             2002    $325,200    $405,000      $48,395(1)                           $      0
------------------------------------------------------------------------------------------------------------------
Jacob Rosenberg (6)
  Chief Operating Officer
  and Chief Financial        2004    $288,560    $271,340      $47,862(2)       200,000 Shares      $545,737(3)
  Officer                    2003    $257,557    $ 30,000      $46,447(2)       200,000 Shares      $337,500(3)
                             2002    $242,815    $401,000      $50,582(2)                           $      0
------------------------------------------------------------------------------------------------------------------
Dennis O'Donnell (5)
 President and Chief
 Operating Officer of        2004    $200,000    $      0      $20,321(4)       150,000 Shares      $      0
 BioBalance                  2003    $126,923    $      0      $12,198(4)       200,000 Shares      $      0
                             2002    $      0    $      0      $     0                              $      0
------------------------------------------------------------------------------------------------------------------

(1) Includes $35,518, $31,081 and $25,720 of medical insurance premiums paid on behalf of such individual for the fiscal years 2004, 2003 and 2002, respectively, $4,305, $3,004 and $12,675 for automobile and automobile-related costs, including insurance, incurred on behalf of such individual, respectively, for the fiscal years 2004, 2003 and 2002 and $10,000 in expense allowance for the fiscal years ended 2004, 2003 and 2002.

(2) Includes $35,518, $31,081 and $25,720 of medical insurance premiums paid on behalf of such individual for the fiscal years 2004, 2003 and 2002, respectively, $2,344, $5,366 and $14,862 for automobile and automobile-related costs, including insurance, incurred on behalf of such individual, respectively, for each of the fiscal years 2004,2003 and 2002 and $10,000 in expense allowance for the fiscal years ended 2004, 2003 and 2002.

(3) Change in control payment. This change in control took place with the merging of New York Health Care and BioBalance on January 2, 2003.

(4) Includes $20,321 and $12,198 for medical insurance premiums paid on behalf of such individual for the fiscal years 2004 and 2003, respectively.

(5) Dennis O'Donnell became President of BioBalance on November 26, 2003. On February 24, 2005, he became our Chief Executive Officer and Secretary.

(6)      Messrs.   Braun  and  Rosenberg  resigned  as  executive  officers  and directors of New York Health Care on February 24, 2005.

Option/SAR Grants in 2004

         The following table provides certain information with respect to stock options granted to the Named Executive Officers in 2004.

                                Individual Grants

----------------------------------------------------------------------------------------------------------------------------
                             Number of           % of Total
                             Securities          Options/SARs
                             Underlying          Granted to                                                 Grant Date
Name                         Options/SARs        Employees in Fiscal   Exercise Price Per     Expiration    Present Value
                             Granted             Year (1)              Share ($/sh)           Date          (2)
----------------------------------------------------------------------------------------------------------------------------
Jerry Braun                  200,000             36.36%                2.13                   01/28/14      $248,940
Jacob Rosenberg              200,000             36.36%                2.13                   01/28/14      $248,940

Dennis O'Donnell             100,000             18.18%                 .50                   09/13/14      $ 32,000
                              50,000              9.09%                2.13                   01/28/14      $ 62,235

(1) Based on the total number of options granted to our employees in 2004, including the Named Officers.

(2) Estimated fair value of each option grant on the date of grant was determined by use of the Black-Scholes option pricing model.

Stock Option Exercises and Year End Values

         The following table sets forth, for the Named Executive Officers, the number of shares covered by stock options as of December 31, 2004, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2004. No options were exercised by the Named Officers in 2004.

                                                                         Number of Securities           Value of Unexercised
                                                                         Underlying Unexercised         In- the-Money
                                                                         Options/SARs at                Options/SARs at
                                                                         Fiscal Year-End                Fiscal Year-End
                           Shares Acquired on                            Exercisable/                   Exercisable/
Name                       Exercise                Value Realized        Unexercisable                  Unexercisable
-------------------------- ----------------------- --------------------- --------------------------     -----------------------
Jerry Braun                                                                          862,496/0 Shs      $    0

Jacob Rosenberg                                                                      799,996/0 Shs      $    0

Dennis O'Donnell                                                               216,667/133,333 Shs      $    0

Compensation of Directors

         Directors who are employees of ours do not receive any additional compensation for their services as directors. Each non-employee director of New York Heath Care is paid a fee of $2,000 per month, plus $1,000 for each Board meeting attended and $500 for attendance at each meeting of a committee of the Board of Directors of which such director is a member. New York Health Care also reimburses each director for all expenses of attending such meetings.

         No additional compensation of any nature is paid to employee directors.

         New York Health Care also issues Common Stock purchase warrants to non-employee directors from time to time in recognition of their services.

Employment Agreements of the Named Executive Officers; Change in Control Arrangements

         New York Health Care entered into amended employment agreements with Messrs. Jerry Braun and Jacob Rosenberg for employment terms that expire on December 26, 2009. Messrs. Braun and Rosenberg served as our executive officers February 24, 2005, and continue to serve as officers of New York Health Care's home health care division.

         Mr. Braun's amended agreement provides for (i) initial annual base compensation of $233,000 and annual salary increases of 10%; (ii) reimbursement of business expenses; (iii) participation in the New York Health Care's bonus, 401(k) and stock option plans; (iv) $750 per month automobile leasing cost allowance and reimbursement of automobile insurance and maintenance costs; (v) $10,000 per year allowance for the cost of insurance and other items (which has been in effect since January 2002); and (vi) 48 days of compensated absences per year. Mr. Braun's current annual base compensation under the amended agreement is approximately $375,000. Mr. Braun resigned as an executive officer and director of ours on February 24, 2005. Mr. Braun has continued to be employed by New York Health Care as the President of its Home Health Care division. Other than his ceasing to be an executive officer and director, his employment agreement with us remains in effect.

         Mr. Rosenberg's employment agreement has the same general terms and conditions as Mr. Braun's, except that his initial annual base compensation was approximately $186,000. Mr. Rosenberg's current annual base compensation under the agreement is approximately $300,000. Mr. Rosenberg resigned as an executive officer and director of New York Health Care on February 24, 2005. Mr. Rosenberg has continued to be employed by New York Health Care as the Vice President of its Home Health Care division. Other than his ceasing to be an executive officer and director, his employment agreement remains in effect.

         These employment agreements also provide additional benefits if a "change of control" of New York Health Care occurs. A "change of control" is deemed to have occurred if:

         o New York Health Care enters into an agreement for its merger or consolidation with another corporation or for the sale of all or substantially all of it's assets, followed by termination of the executive's employment within 12 months;

         o persons, other than New York Health Care's then current stockholders, acquire (1) a majority in book value of New York Health Care's assets, (2) a majority of its Common Stock, (3) the power to designate a majority of New York Health Care's Board of Directors, or (4) otherwise acquire the ability to control New York Health Care's management; or

         o any other event (or series of events) occurs which, in the opinion of New York Health Care's board of directors, will, or is likely to, if carried out, result in a change of control of New York Health Care.

         In the event of a change of control,

         o        the   unexercised   stock  options  of  each   executive  will
                  immediately vest and be exercisable in full;

         o New York Health Care will pay each executive a lump-sum payment equal to 2.99 times the average of their annual base salary and bonus for the previous five years and the cost of either maintaining the lease or transferring ownership of the automobile for which New York Health Care had been paying the leasing costs for the executive, and

         o to the extent any payments received by an executive from New York Health Care subjects the executive to an excise tax under
                  Section 499 of the Internal Revenue Code, New York Health Care will make an additional payment to the executive so that the executive's net after-tax compensation is not reduced by the excise tax.

         All "change of control" compensation is limited by each employment agreement, to the extent the compensation may qualify as a "parachute payment" under Section 280G of the Internal Revenue Code, to the maximum amount that may be paid to that executive without any part of that compensation being deemed to be an "excess parachute payment." That maximum amount is generally determined by multiplying the average of the executive's annual base salary and bonus for the previous five years by a factor of three. A change of control took place on January 2, 2003 when New York Health Care merged with BioBalance and New York Health Care recorded a liability of $1,940,526. The change of control provision is still contained in their employment agreements and may, under certain circumstances, be triggered again upon the occurrence of another change of control event.

         Messrs. Braun and Rosenberg also participate, together with all other salaried employees of our home healthcare business, in a bonus plan pursuant to which 10% of the annual pre-tax net income of our home healthcare business income is contributed to a bonus pool which is distributable to these employees in amounts determined by our Compensation Committee.

         Mr. O'Donnell is party to a three-year employment agreement pursuant to which he will serve as BioBalance's Chief Executive Officer until May 3, 2006. Mr. O'Donnell will also agree to serve, if requested, as one of our officers and to be nominated or appointed as a member of our Board of Directors. Under the agreement, Mr. O'Donnell's base annual salary was $200,000, which increased to $225,000 upon the completion of the Offering. In addition, Mr. O'Donnell received a ten-year option to purchase 200,000 shares of our Common Stock under our existing stock option plan at an exercise price of $2.48. An additional option to purchase 50,000 shares of our Common Stock at its then fair market value will be granted each year during the term of the agreement. Mr. O'Donnell is entitled to bonus payments upon the satisfaction of specified financial performance criteria, certain lump-sum payments upon the occurrence of certain change of control events, and insurance and other benefits. In September 2004, Mr. O'Donnell received 50,000 ten-year options under his employment agreement and an additional 50,000 ten-year options as a bonus, with an exercise price of $0.50. These options related to Mr. O'Donnell's first year of service under his employment contract. In 2004, Mr. O'Donnell was awarded a bonus of $66,667 in accordance with his contract. This amount was accrued on the books at December 31, 2004, and paid in the first quarter of 2005.

         In January 2004, Mr. O'Donnell was granted 50,000 ten-year options with an exercise price of $2.13.

         On May 6, 2005 the Board of Directors of New York Healthcare approved the payment of a bonus to Mr. O'Donnell pursuant to the terms of his employment agreement with us and in consideration of his performance on our behalf. The Bonus consists of a cash payment to Mr. O'Donnell of $90,000 and the issuance to Mr. O'Donnell of options to purchase 100,000 shares of our common stock at $0.80 per share. The options vested in full on the date of grant and expire on May 6, 2015.

Savings and Equity Compensation Plans

401(k) Plan

         We maintain an Internal Revenue Code Section 401(k) salary deferral savings plan (the "Plan") for all of its eligible New York home health care division employees who have been employed for at least one year and are at least 21 years old (effective July 1, 1996, field staff employees at our Orange County branch office in Newburgh, New York ceased being eligible to participate in the
Plan). Subject to certain limitations, the Plan allows participants to voluntarily contribute up to 15% of their pay on a pre-tax basis. Under the Plan, we may make matching contributions on behalf of the re-tax contributions made by participants.

Equity Compensation Plans

         The following table summarizes with respect to options and warrants under our equity compensation plans at December 31, 2004:

                                                                               Number of securities remaining
                            Number of securities to       Weighted-average      available for future issuance
                            be issued upon exercise      exercise price of        under equity compensation
                            of outstanding options,     outstanding options,     plans (excluding securities
Plan category                 warrants and rights       warrants and rights       reflected in column (a))
-------------                 -------------------       -------------------       ------------------------
Equity compensation plans       2,058,333                         2.03                    2,611,167
approved by security
holders(1)

Equity compensation plans         794,786                         2.56
not approved by security
holders(2)

Total                           2,853,119

(1) Represents shares of our Common Stock issuable pursuant to our Performance Incentive Plan, as amended (the "Option Plan"). Does not include the 500,000 options granted to each of Messrs. Braun and Rosenberg on February 24, 2005. Our board of directors and stockholders approved and adopted the Option Plan in March 1996. Our stockholders approved amendments to the Option Plan (previously adopted by the board of directors) in 1998, 1999, 2000 and 2002. Under the terms of the amended Option Plan, as amended, up to 4,712,500 shares of Common Stock may be granted at December 31, 2004. The Option Plan is administered by the standing compensation committee (the "Committee") of the board of directors, which is authorized to grant incentive stock options and non-qualified stock options to selected employees and to determine the participants, the number of options to be granted and other terms and provisions of each option. Options become exercisable in whole or in part from time to time as determined by the Committee, but in no event may a stock option be exercisable within six months from the date of grant, unless the grantee dies or becomes disabled prior to the end of the period. Stock options have a maximum term of 10 years from the date of grant, except that the maximum term of an incentive stock options granted to an employee who, at the date of grant, is a holder of more than 10% of the outstanding Common Stock (a "10% holder") may not exceed five years from the date of the grant. The exercise price of an incentive stock option or nonqualified option granted under the Option Plan may not be less than 100% of the fair market value per share of the Common Stock at the date of grant, except that the exercise price of an incentive stock options granted to a 10% holder may not be less than 110% of the fair market value. The exercise price of options must be paid in full on the date of exercise and is payable in cash or in shares of Common Stock having a fair market value on the exercise date.

(2) Includes 62,500 shares of Common Stock issuable upon exercise of a non-plan option granted to an executive officer of New York Health Care in 1996 at an exercise price of $4.50 per share which expires in 2006, 80,834 shares of Common Stock issuable upon exercise of warrants granted to non-employee directors at exercise prices not less than 100% of the fair market value per share of the Common Stock at the respective dates of grant and generally expiring three to 10 years from the date of grant, 330,000 shares of Common Stock issuable upon exercise of warrants issued to consultants in consideration for services performed or to be performed for us at exercise prices not less than 100% of the fair market value per share of the Common Stock at the respective dates of grant; and 321,452 shares of Common Stock issuable upon exercise of non-plan options and warrants issued by us in exchange for non-plan options and warrants issued by BioBalance in connection with our acquisition of BioBalance.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding shares of the Common Stock beneficially owned as of May 25, 2005 by (i) each person, known to us, who beneficially owns more than 5% of the Common Stock,(ii) each Named Executive Officer, (iii) each of New York Health Care's directors and (iv) all officers and directors as a group:

                                              Shares               Percentage
          Name and Address of              Beneficially             of Stock
         Beneficial Owner (1)                Owned (1)           Outstanding(1)
         --------------------                ---------           --------------
Dennis O'Donnell (4)                           527,368                1.61%

Fred E. Nussbaum (5)                                                    *

Mark Gray (6)                                                           *

Mordecai Dicker (7)                                                     *

Jerry Braun (2)                              2,139,454                6.51%

Jacob Rosenberg (3)                          1,694,761                5.16%

Pinchas Stefansky (8)                        2,024,000                6.16%
Hershey Holdings
Leon House
Secretary's Lane
P.O. Box 450, Gibraltar

Douglas Andrew Ryan (9)                      1,800,000                5.48%
Birizma Associates
c/o Tallhurst Ltd.
P.O. Box 795, Gibraltar

Bernard Korolnick (10)                       1,729,208                5.27%
KPT Partners
c/o Alton Management
Splelhof 14A, Postach 536
8750 Glarus, Switzerland

Rivvi Rose (11)                              1,950,000                5.94%
Nekavim Investors
1/1 Library Run
P.O. Box 317, Gibraltar

All executive officers and directors           527,368                1.61%
as a group (4)

         -----------------------
         * Less than one percent (1%).

(1) The shares of Common Stock owned by each person or by the group, and the shares included in the total number of shares of Common Stock outstanding, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other Common Stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership unless otherwise indicated, the address of each shareholder is c/o New York Health Care.

(2) Includes a total of 1,362,496 shares issuable upon the exercise of stock options granted to Mr. Braun and 147,594 Shares issuable upon the conversion of shares of Class A Convertible Preferred Stock.

(3) Includes a total of (i) 1,299,996 shares issuable upon the exercise of stock options granted to Mr. Rosenberg, (ii) 73,797 Shares issuable upon the conversion of his shares of Class A Convertible Preferred Stock and (iii) 120,968 shares and 60,484 warrants of Common Stock owned by his wife.

(4) Includes a total of 450,000 shares issuable upon the exercise of stock options granted to Mr. O'Donnell and also 8,064 shares issuable upon the exercise of warrants.

(8) All shares are owned of record by Hershey Holdings, of which Mr. Stefansky holds sole voting and investment power.

(9) All shares are owned of record by Birizma Associates, of which Mr. Ryan holds sole voting and investment power.

(10) All shares are owned of record by KPT Partners, of which Mr. Korolnick holds sole voting and investment power.

(11) All shares are owned of record by Nekavim Investors, of which Ms. Rose holds sole voting and investment power.

RELATED PARTY TRANSACTIONS

         On July 15, 2004, we executed the Purchase Agreement providing for the sale of the assets of our home healthcare business to the LLC, a company controlled by Messrs. Braun and Rosenberg, who at the time were our chief executive officer and chief operating officer, for consideration of $2.7 million in cash, the assumption of all of the liabilities and obligations with respect to the home healthcare business and the forgiveness of certain future obligations that may be due to these individuals pursuant to employment agreements each of them has with us. On April 11, 2005, with the consent of Messrs. Braun, Rosenberg and the LLC, we entered into an agreement to sell the NJ Business to Accredited Health, a subsidiary of National for $3.0 million. There are ongoing discussions regarding the sale of the remaining portion of the assets of our home healthcare business to the LLC.

         On February 24, 2005, we consummated the Offering. In connection with the consummation of the Offering, Braun and Rosenberg, who were at the time executive officers of ours, at the request of the Placement Agent for the
Offering, resigned irrevocably as directors and executive officers of New York Health Care. In connection with Braun and Rosenberg's agreement with the Placement Agent, in order to secure our obligations to (i) consummate the sale of all the assets relating to our home healthcare business (the "Asset Sale") to the LLC, pursuant to the terms of the Purchase Agreement or (ii) to comply with any future payment obligations we owe to Braun and Rosenberg under their respective employment agreements with us, we entered into the Security Agreement, on February 24, 2005, which granted Messrs. Braun and Rosenberg a security interest in the assets of our home healthcare business being conducted in the states of New York and New Jersey and provided for the deposit of up to $3.55 million in cash collateral (the "Collateral"). None of the assets of BioBalance will be used as Collateral to secure our obligations to Braun and Rosenberg.

         Messrs. Braun and Rosenberg will be entitled to receive all or a portion of the Collateral (and any additional amounts that they are entitled to under their employment agreements and the Agreement) if prior to the consummation of the Asset Sale: (i) we breach the Purchase Agreement and the breach is not cured within any applicable cure period or waived by Messrs Braun and Rosenberg, (ii) there are changes in the composition of a majority of New York Health Care's Board of directors (other than the resignations of Messrs Braun and Rosenberg or a reduction in the number of Board members resulting from death, disability or resignation of a member or the additions of directors that have been expressly approved in writing by Messrs Braun and Rosenberg) (iii) an event occurs that would be considered "good reason" for the resignation of Messrs. Braun and Rosenberg under their employment agreements with the us or would be considered a "change of control" under those employment agreements or
(iv) the Asset Sale has been terminated or abandoned for any reason prior to December 31, 2005 (other than as a result of a breach of the Purchase Agreement by, or a failure to act by, NY Health Care LLC or Braun or Rosenberg).

         At the close of business on February 24, 2005: (i) Mr. Braun resigned as a director and as our Chief Executive Officer and President and (ii) Mr. Rosenberg resigned as a director and as our Vice President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Secretary. Mr. Braun continues to be employed as the President of our home healthcare division and Mr. Rosenberg continues to be employed as the Vice President of our home healthcare division. Other than their ceasing to be officers and directors, and the resulting changes in their duties and responsibilities, their respective employment agreements with us remain in effect. In addition, Messrs. Braun and Rosenberg have board observer rights with respect to our board of directors until such time as the Asset Sale is consummated. Pursuant to the terms of their respective employment agreements, as a result of their resignations from New York Health Care's Board of Directors, on February 24, 2005, each of Braun and Rosenberg received Options to purchase 500,000 shares of our Common Stock at an exercise price of $0.85 per share, pursuant to our Performance Incentive Plan.

         On March 23, 2005, the security interest that was granted pursuant to the Security Agreement was terminated and Messrs. Braun and Rosenberg agreed that we could enter into an agreement with a third party for the sale of the New Jersey portion of our home health care operations under specified conditions without being in breach of the Purchase Agreement. The LLC has also consented to the sale. We entered into an agreement to sell the NJ Business to Accredited Health on April 11, 2005. This Transaction closed on May 22, 2005. See - Recent Developments for a more detailed explanation of the above transactions.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue 100,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock. As of May 23, 2005 there were 32,843,138 shares of Common Stock outstanding and there are 590,375 shares of preferred stock outstanding, which has been designated as Series A Convertible Preferred Stock.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event we liquidate, dissolve or windup, the holders of Common Stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

         The authorized preferred stock can be issued from time to time in one or more series. The Board of Directors has the power, without shareholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board of Directors may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the Common Stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

Series A Convertible Preferred Stock

         The description of the Series A Convertible Preferred Stock (the "Preferred A Stock") as set forth below is only a summary of the terms of the Preferred A Stock which is qualified in its entirety by reference to the certificate of amendment to our certificate of incorporation designating the Preferred A Stock, a copy of which is available from us upon request.

         The Preferred A Stock converts to Common Stock at an initial rate of two-thirds (2/3) of a share of Common Stock per share of Preferred A Stock converted, subject to adjustment under certain circumstances, including a subdivision or combination of the Common Stock or a dividend payable in Common Stock.

         The Preferred A Stock has no voting rights other than as provided by law or with respect to any matter that affects the rights and preferences of the Preferred A Stock.

         The Preferred A Stock entitles the holders to payment of quarterly dividends, in arrears, based upon an annual rate equal to 9% of the original purchase price of the Preferred A Stock. In recent years, we have not paid any dividends on the Preferred A Stock.

Warrants

         In connection with the Offering of our common stock and warrants that closed on February 24, 2005, we issued warrants ("Investor Warrants") to purchase 3,949,638 shares of our common stock. The shares underlying the Investor warrants are being registered in this registration statement. The Investor Warrants are exercisable at a price of $0.78 per share (subject to adjustment in the event of stock splits, stock dividends, recapitalizations or similar events) and expire on February 24, 2010, subject to earlier redemption by us as described in the next sentence. We may redeem the Investor Warrants upon 30 days written notice at a price of $0.01 per Investor Warrant, provided the closing price of our common stock on its principal trading market exceeds $2.00 per share, subject to anti-dilution adjustments, for a period of 10 consecutive trading days, ending within 30 days prior to the date on which the notice of redemption is given and a registration statement covering the shares underlying the Investor Warrants has been declared and remains effective or the shares are not otherwise subject to any restrictions for their public sale.

         In connection with the Offering we also issued warrants ("Placement Agent Warrants") to purchase 1,777,355 shares of our common stock to the placement agent in the Offering. The shares underlying the Placement Agent Warrants are being registered in this registration statement. The Placement Agent Warrants are exercisable at a price of $0.62 per share(subject to adjustment in the event of stock splits, stock dividends, recapitalizations or similar events) and expire on February 24, 2010. The Placement Agent Warrants also contain a "cashless-exercise" feature.

Limitation of Liability and Indemnification Matters

         Our amended Certificate of Incorporation limits the liability of directors to the fullest extent permitted by New York law. Specifically, a director will not be personally liable to us or our shareholders for damages for any breach of duty in his or her capacity as a director unless a judgment or other final adjudication adverse to the director establishes that:

         o his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law,

         o he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or

         o his or her acts violated Section 719 of the New York Business Corporation Law, which relates to unlawful declarations of dividends or other distributions of assets to shareholders or the unlawful purchase of our shares.

                  This provision is intended to afford directors protection and limit their potential liability from suits alleging a breach of the duty of care by a director. We believe this provision will assist us in maintaining and securing the services of directors who are not our employees. As a result of this provision, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties although it may still be possible to obtain injunctive or other equitable relief with respect to those actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct. This provision does not affect the directors' responsibilities, under any other laws, such as the federal securities laws or other state or federal laws.

                  Our Bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law. To obtain this benefit, there is generally a requirement that the individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. We may not indemnify any director or officer if a judgment or other final adjudication adverse to him or her establishes that his or her acts were committed in bad faith, were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  In addition, New York law provides that the indemnification permitted under New York law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our Bylaws, any agreement, a vote of shareholders, or otherwise as long as those rights are not inconsistent with New York Law.

                  Additionally, as permitted under New York law, we have obtained directors' and officers' liability insurance for our officers and directors.

                  Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent

         The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                              SELLING STOCKHOLDERS

         Based  on  information  provided  by  the  selling  stockholders,   the
following   table  sets  forth   certain   information   regarding  the  selling
stockholders:

         The table below assumes for calculating each selling stockholder's beneficial and percentage ownership that options, warrants or convertible securities that are held by such stockholder (but not held by any other person) and are exercisable within 60 days from the date of this prospectus have been exercised and converted. The table also assumes the sale of all of the shares being offered.

                                                                                       Common Stock Beneficially
                                                                                        Owned After the Offering
                                                                                        ------------------------
                                             Number of Shares of
                                                 Common Stock
                                              Beneficially Owned                                         Percent of
                                                   Prior to             Shares            Number        Outstanding
          Selling Stockholder                    the Offering       Being Offered       of Shares          Shares
          -------------------                    ------------       -------------       ---------          ------
Mona Abrams                                          60,482             60,482                  0             *
Martha Quiros and Paula Andre                       483,871            483,871                  0             *
Norman Antin                                        132,550            120,967             11,583             *
Alan Bankhalter                                      60,482             60,482                  0             *
Gilbert Bates                                        35,515             14,515             21,000             *
Little Gem Life Sciences                            392,902            362,902             30,000             *
Howard Berg                                       1,407,579          1,347,579             60,000             *
Lesley Berman                                        60,484             60,484                  0             *
Moshe J. and Judith C. Bernstein                     36,291             36,291                  0             *
Susan K. Berry and Allan Berry                       36,291             36,291                  0             *
Sol Blisko                                          160,484             60,484            100,000             *
Mody K. Boatright PSP                                77,419             77,419                  0             *
David Bock Reality INC Profit Sharing                60,484             60,484                  0             *
Plan DTD 08/06/1985
David Boyer                                         245,035            241,935              3,100             *
Jerry Braun (1)                                   2,333,002            193,548          2,139,454          6.51
Melvin and Gloria Brenner                            12,097             12,097                  0             *
Delaware Charter custodian for Leonard               72,580             72,580                  0             *
J. Brenner
Brent D. Butcher                                    120,967            120,967                  0             *
David Chazanovitz                                    60,484             60,484                  0             *
David Clarke                                        241,935            241,935                  0             *
William and Ann Collins                              36,291             36,291                  0             *
Fredric Colman                                      886,935            886,935                  0             *
Richard Crane                                        39,032             29,032             10,000             *
Roque DeLaPaz IRA                                    36,291             36,291                  0             *
David Dubrow                                        100,484             60,484             40,000             *
Daniel Eichner                                      165,484             60,484            105,000             *
Murry England                                       542,225            428,225            114,000             *
Shirley A. Ens                                       60,484             60,484                  0             *
Joseph A. Ens Jr                                     60,484             60,484                  0             *
Joseph Ens and Shirley Ens                           26,613             26,613                  0             *

                                                                                       Common Stock Beneficially
                                                                                        Owned After the Offering
                                                                                        ------------------------
                                             Number of Shares of
                                                 Common Stock
                                              Beneficially Owned                                         Percent of
                                                   Prior to             Shares            Number        Outstanding
          Selling Stockholder                    the Offering       Being Offered       of Shares          Shares
          -------------------                    ------------       -------------       ---------          ------
Joseph Ens Jr. TTEE defined benefit plan             50,806             50,806                  0             *
David R. Falk                                        61,584             60,484              1,100             *
Neal Fink                                           108,871            108,871                  0             *
Neal Fink and Jean Adelman Fink                      60,484             60,484                  0             *
John Flick                                           33,674             21,774             11,900             *
John O. Forrer                                      221,445            205,645             15,800             *
Delaware Charter Guarantee and Trust                 21,774             21,774                  0             *
IRA R/O, Steven Francesco TTEE
George Feussner                                      60,484             60,484                  0             *
Neal H. Gehring                                      30,241             30,241                  0             *
CGM Cust  FBO  Alvin  Gilmour,  DDS Roth             60,484             60,484                  0             *
Conversion IRA
Morton A. Gordon                                     39,193             24,193             15,000             *
Ronald L. Gurewitz                                   60,484             60,484                  0             *
John Hardy                                          135,967            120,967             15,000             *
Keith Harris                                         60,484             60,484                  0             *
Richard Gregg Hillman                               120,967            120,967                  0             *
Richard and Donna Hoefer                            360,109            266,127             93,982             *
Dennis J. Holman                                    145,547            118,547             27,000             *
Gerald Holman                                        48,339             42,339              6,000             *
Bernard and Selma Izes                               30,241             30,241                  0             *
Howard Izes                                          30,241             30,241                  0             *
Peter Janssen                                        72,580             72,580                  0             *
Scott F. Jasper                                      24,193             24,193                  0             *
Jelcada LP                                           96,774             96,774                  0             *
Jo Bar Enterprises                                   89,984             60,484             29,500             *
Michael Jorgenson and Marta C. Tacher                24,193             24,193                  0             *
Tae Kang                                             72,580             72,580                  0             *
David Karlton                                        90,484             60,484             30,000             *
David C. Katz                                        72,580             72,580                  0             *
John W. Lahr                                         72,580             72,580                  0             *
Robert Lempert                                       34,193             24,193             10,000             *
Mitchell J. Lipcon TTEE Profit Sharing               63,887             48,387             15,500             *
KP
Mitchell J. Lipcon TTEE PSP                          38,709             38,709                  0             *
Robert Lishman - GlenBrook Capital                  241,935            241,935                  0             *
William and Rita Lurie                              138,917            120,967             17,950             *
Tim McCartney                                        48,387             48,387                  0             *
Donald and Mary McHugh                               44,193             24,193             20,000             *

                                                                                       Common Stock Beneficially
                                                                                        Owned After the Offering
                                                                                        ------------------------
                                             Number of Shares of
                                                 Common Stock
                                              Beneficially Owned                                         Percent of
                                                   Prior to             Shares            Number        Outstanding
          Selling Stockholder                    the Offering       Being Offered       of Shares          Shares
          -------------------                    ------------       -------------       ---------          ------
Merkel & Cocke PA PSP                                60,484             60,484                  0             *
Mellon HBV Master Leveraged                         531,844            459,678             72,166             *
Multi-Strategy Fund LP
Mellon HBV Master US Event Driven Fund              491,093            302,419            188,674             *
LP
Mellon HBV Master Multi - Strategy Fund             908,513            689,515            218,998             *
LP
Miriam Mooney Trust - Joan Connolly                  60,484             60,484                  0             *
Miriam Mooney Trust - David Forrer                   60,484             60,484                  0             *
Miriam Mooney Trust - Catherine Forrer               60,484             60,484                  0             *
Richard Molinsky                                    452,043            205,645            246,398             *
Paul Northcutt                                      130,055             72,580             57,475             *
Dennis O'Donnell                                    328,368             24,193            304,175             *
Richard Pawliger                                    241,934            241,934                  0             *
Robert Poggenpohl                                    24,193             24,193                  0             *
David C. Ptolemy and Regina P                        10,758              7,258              3,500             *
Ptolemy
Kenneth Rosenblatt                                   12,997             12,097                900             *
Marvin Rosenblatt                                    72,958             60,484             12,474             *
Miriam Rosenberg                                    181,452            181,452                  0             *
Steven R. Rothstein                                  96,774             96,774                  0             *
Richard Rudin - Strategic Community                  72,580             72,580                  0             *
Solutions Inc.
Jeffrey Rubin                                       120,968            120,968                  0             *
Guillermo Salcedo                                    72,580             72,580                  0             *
Glenn and Michelle Shear                             24,193             24,193                  0             *
Samuel Solomon                                       29,032             29,032                  0             *
Joel A. Stone                                        93,984             60,484             33,500             *
Phillip and Sherrie Thomas                           24,193             24,193                  0             *
Fred Utter                                           24,193             24,193                  0             *
Becky Utter                                          24,193             24,193                  0             *
Harvey Weintraub                                     87,097             87,097                  0             *
Ronald L. White                                     120,967            120,967                  0             *
Kal Zeff                                            483,871            483,871                  0             *
Matthew J. Zepka                                     14,515             14,515                  0             *
Jeffrey Goldberg                                      6,200              6,200                  0             *
Alexander Fainberg                                    5,900              5,900                  0             *
WestPark Capital, Inc.                                3,396              3,396                  0             *
Starobin Partners, Inc.                               3,375              3,375                  0             *
Harry Datys                                       1,258,577          1,258,577                  0          3.83

                                                                                       Common Stock Beneficially
                                                                                        Owned After the Offering
                                                                                        ------------------------
                                             Number of Shares of
                                                 Common Stock
                                              Beneficially Owned                                         Percent of
                                                   Prior to             Shares            Number        Outstanding
          Selling Stockholder                    the Offering       Being Offered       of Shares          Shares
          -------------------                    ------------       -------------       ---------          ------
Roger Castillero                                     27,823             27,823                  0             *
Sandy McCall                                          3,024              3,024                  0             *
Ivan Jimenez                                          1,815              1,815                  0             *
Jaime Alfaro                                         40,000             40,000                  0             *
Alex Ryshawy                                         10,000             10,000                  0             *
Vince Colicchio                                      19,000             19,000                  0             *
Juan Arvelo                                          16,000             16,000                  0             *
Jean Paul Desrochers                                 10,000             10,000                  0             *
Ricardo Rivas                                       186,122            186,122                  0             *
Charles P. Garcia                                    65,144             65,144                  0             *
Alexis C. Korybut                                    65,144             65,144                  0             *
Kirk Kubach                                          27,917             27,917                  0             *
Christina Avila                                       9,306              9,306                  0             *
Robert Mateika                                        9,306              9,306                  0             *
Robert Abrams                                         9,306              9,306                  0             *
Joseph Stevens & Co.                                 38,291             38,291                  0             *
Kathleen Datys                                       28,495             28,495                  0             *
R. Jerry Falkner                                     20,000             20,000                  0             *
Harlan Kleiman                                       15,888             15,888                  0             *
Greg Murphy                                          15,528             15,528                  0             *
Elite Capital Funding                                 5,944              5,944                  0             *
Richard Cardinale                                     3,400              3,400                  0             *
Paul Graham                                           2,565              2,565                  0             *
Vida Harband                                          2,000              2,000                  0             *
Kate Winkler                                          2,000              2,000                  0             *
Marie Jorajuria                                       2,000              2,000                  0             *
David Maltese                                         1,570              1,570                  0             *
Michael Dimitri                                       1,310              1,310                  0             *
Investing in Industry Inc.                            1,261              1,261                  0             *
Jane Clifford                                         1,200              1,200                  0             *
                                                                    ----------
Total                                                               13,767,807
                                                                    ==========

         --------------------------
         *   Less than one percent (1%)

         (1) The 193,548 shares being offered by the Selling Stockholder are beneficially owned by the Selling Stockholder jointly with his wife.

                              Plan of Distribution

         All costs, expenses and fees in connection with the registration of the shares offered by this prospectus shall be borne by us. Brokerage costs, if any, attributable to the sale of shares will be borne by the selling stockholder.

         Subject to certain contractual restrictions noted above, the shares may be sold by the selling stockholder by one or more of the following methods:

         o        under a 10b5-1 trading plan;

         o block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the shares as principal to facilitate the transaction;

         o        purchases  by a broker or dealer as  principal  and  resale by
                  such  broker   dealer  for  its   account   pursuant  to  this
                  prospectus;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        through put and call options relating to the shares;

         o        negotiated transactions;

         o a combination of any such methods of sale at market prices prevailing at the time of the sale or at negotiated prices; and

         o        any other method permitted pursuant to applicable law.

         The transactions described above may or may not involve brokers or dealers.

         A selling stockholder will not be restricted as to the price or prices at which the selling stockholder may sell its shares. Sales of shares by the selling stockholder may depress the market price of our Common Stock since the number of shares which may be sold by the selling stockholder is relatively large compared to the historical average weekly trading of our Common Stock. Accordingly, if the selling stockholder were to sell, or attempt to sell, all of such shares at once or during a short time period, we believe such a transaction could adversely affect the market price of our Common Stock.

         From time to time a selling stockholder may pledge its shares under margin provisions of customer agreements with its brokers or under loans with third parties. Upon a default by the selling stockholder, the broker or such third party may offer and sell any pledged shares from time to time.

         In effecting sales, brokers and dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate in the sales as agents or principals. Brokers or dealers may receive commissions or discounts from the selling stockholder or, if the broker-dealer acts as agent for the purchaser of such shares, from the purchaser in amounts to be negotiated, which compensation as to a particular broker dealer might be in excess of customary commissions which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may then resell those shares from time to time in transactions

         o        in the over-the counter market or otherwise;

         o        at prices and on terms prevailing at the time of sale;

         o        at prices related to the then-current market price; or

         o        in negotiated transactions.

         These resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of those shares commissions as described above. The selling stockholder may also sell the shares in open market transactions under Rule 144 under the Securities Act, rather than under this prospectus.

         The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         The selling stockholder is subject to applicable provisions of the Securities Exchange Act of 1934 and the SEC's rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling stockholder.

         In order to comply with certain states' securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this prospectus will be passed upon for our company by Blank Rome LLP, New York, New York.

                                     EXPERTS

         Weiser, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at and for the years ended December 31, 2003 and 2004 as set forth in its report. Holtz Rubenstein Reminick LLP, an independent registered public accounting firm, has audited our financial statements at and for the year ended December 31, 2002. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on the reports of Weiser LLP and Holtz Rubenstein Reminick LLP, given on its authority as an expert in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

================================================================================

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES


NEW YORK HEALTH CARE, INC.:

Consolidated Financial Statements:

     Report of Independent  Registered Public Accounting Firm
     for the years ended December 31, 2004 and 2003                       F-1

     Report  of Independent Registered Public Accounting Firm
     for the year ended December  31,  2002                               F-2

     Consolidated Balance Sheets at December 31, 2004 and 2003            F-3

     Consolidated Statements of Operations for the years ended
         December 31, 2004, 2003 and 2002                                 F-4

     Consolidated Statements of Shareholders' Equity for the years
         ended December 31, 2004, 2003 and 2002                           F-5

     Consolidated Statements of Cash Flows for the years ended
         December 31, 2004, 2003 and 2002                                 F-6

     Notes to Consolidated Financial Statements                       F-7 - F-31

     Financial Statement Schedule:
         Schedule II - Valuation and Qualifying Accounts                 F-32

     Consolidated Balance Sheets at March 31, 2005 (unaudited)
         and December 31, 2004                                           F-33

     Unaudited Consolidated Statements of Operations for the
         three months ended March 31, 2005 and 2004                      F-34

     Unaudited Consolidated Statements of Shareholders' Equity
         for the three months ended March 31, 2005                       F-35

     Unaudited Consolidated Statements of Cash Flows for the
         three months ended March 31, 2005 and 2004                      F-36

     Notes to Unaudited Consolidated Financial Statements                F-37

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

The  Board  of  Directors
New  York  Health  Care,  Inc.

We have audited the accompanying consolidated balance sheets of New York Health Care, Inc. and Subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New York Health Care, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

We have also audited the financial statement Schedule II for the years ended December 31, 2004 and 2003. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.


/s/ Weiser LLP
Weiser  LLP

April  11,  2005
New  York,  NY

             Report of Independent Registered Public Accounting Firm


Board  of  Directors  and  Stockholders
New  York  Health  Care,  Inc.


We have audited the accompanying consolidated statements of operations, shareholders' equity and cash flows, and financial statement Schedule II (Valuation and Qualifying Accounts) of New York Health Care, Inc. (formerly The Bio Balance Corporation) for the year ended December 31, 2002. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of New York Health Care, Inc. (formerly The Bio Balance Corporation), for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



/s/ Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP
Melville, New York
March 4, 2003

                      NEW YORK HEALTH CARE , INC. AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                                         ASSETS

                                                                    DECEMBER 31,
                                                            ----------------------------
                                                                2004           2003
                                                            -------------  -------------
Current assets:
   Cash and cash equivalents                                $  2,186,756   $  7,337,896
   Due from lending institution                                  566,523        208,721
   Accounts receivable, net of allowance for uncollectible
      amounts of $460,000 and $397,000, respectively           8,656,311      6,577,283
   Unbilled services                                              65,627        100,114
   Prepaid expenses and other current assets                     466,625        319,195
                                                            -------------  -------------
       Total current assets                                   11,941,842     14,543,209

Property and equipment, net                                       87,006        145,898
Goodwill, net                                                    900,587        900,587
Other intangible assets, net                                   3,496,295      5,971,622
Other assets                                                      77,465         67,652
                                                            -------------  -------------
       Total assets                                         $ 16,503,195   $ 21,628,968
                                                            =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accrued payroll                                          $  1,328,127   $  1,786,044
   Accounts payable and accrued expenses                       7,326,115      5,849,732
   Due to HRA                                                  5,264,695      3,756,507
   Due to related parties                                              -      1,190,526
   Income taxes payable                                                -         24,394
                                                            -------------  -------------
       Total current liabilities                              13,918,937     12,607,203
                                                            -------------  -------------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.01 par value, 5,000,000 shares
      authorized; Class A Preferred, 590,375 shares
      authorized, issued and outstanding                           5,904          5,904
   Common stock, $.01 par value, 100,000,000 shares
      authorized; 24,943,821 shares issued and
       24,939,776 outstanding.                                   249,438        249,438
   Additional paid-in capital                                 32,313,470     32,679,292
   Accumulated deficit                                       (29,975,081)   (23,903,396)
   Less: Treasury stock (4,045 common shares at cost)             (9,473)        (9,473)
                                                            -------------  -------------
       Total shareholders' equity                              2,584,258      9,021,765
                                                            -------------  -------------
       Total liabilities and shareholders' equity           $ 16,503,195   $ 21,628,968
                                                            =============  =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        Year Ended      Year Ended      Year Ended
                                                       December 31,    December 31,    December 31,
                                                           2004            2003            2002
                                                      --------------  --------------  --------------
Net patient service revenue                           $  48,854,358   $  45,060,449   $           -
                                                      --------------  --------------  --------------
Expenses:
    Professional care of patients                        39,214,216      36,106,721               -
                                                      --------------  --------------  --------------
    General and administrative
        (excluding noncash compensation)                 12,052,255       9,941,923         810,427
    Noncash compensation                                      4,127       1,307,119          19,414
                                                      --------------  --------------  --------------
        Total general and administrative expenses        12,056,382      11,249,042         829,841
                                                      --------------  --------------  --------------

    Product development
        (excluding noncash compensation)                  1,426,423         956,262         354,616
    Noncash compensation                                   (369,949)        284,340               -
                                                      --------------  --------------  --------------
        Total product development                         1,056,474       1,240,602         354,616
                                                      --------------  --------------  --------------

    Goodwill impairment                                           -      17,869,339               -
    Impairment of intangible assets                       1,740,326               -               -
    Bad debts expense                                        90,400          50,250               -
    Depreciation and amortization                           871,710         606,747         214,600
                                                      --------------  --------------  --------------

        Total operating expenses                         55,029,508      67,122,701       1,399,057
                                                      --------------  --------------  --------------

Loss from operations                                     (6,175,150)    (22,062,252)     (1,399,057)
                                                      --------------  --------------  --------------

Non-operating income (expenses):
   Interest income                                           69,877          51,255               -
   Interest expense                                         (29,538)         (2,173)              -
                                                      --------------  --------------  --------------
Non-operating income (expenses), net                         40,339          49,082               -
                                                      --------------  --------------  --------------

Loss before (benefit) provision for income taxes         (6,134,811)    (22,013,170)     (1,399,057)

(Benefit) provision for income taxes:
Current                                                     (63,126)         39,000               -
                                                      --------------  --------------  --------------

Net loss                                              $  (6,071,685)  $ (22,052,170)  $  (1,399,057)
                                                      ==============  ==============  ==============

Basic and diluted loss per share                      $       (0.24)  $       (0.91)  $       (0.07)
                                                      --------------  --------------  --------------

Weighted and diluted average shares outstanding          24,939,776      24,283,907      20,562,131
                                                      ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                                                NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                             FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                               Common Stock      Preferred Stock   Additional      Treasury Stock                        Total
                           --------------------  ----------------    Paid-In     -------------------   Accumulated   Shareholders'
                             Shares    Amount    Shares   Amount     Capital      Shares    Amount       Deficit        Equity
                           ----------  --------  -------  -------  ------------  --------  ---------  -------------  -------------
Balance at
January 1, 2002            19,700,667  $197,007        -  $     0  $ 3,056,928         -   $      -   $   (452,169)  $  2,801,766

Common stock
issued for cash             1,415,827    14,158        -        -    3,473,986         -          -              -      3,488,144

Amortization of
unearned compensation               -         -        -        -       19,414         -          -              -         19,414

Net loss                            -         -        -        -            -         -          -     (1,399,057)    (1,399,057)
                           ----------  --------  -------  -------  ------------  --------  ---------  -------------  -------------
BALANCE AT
DECEMBER 31, 2002          21,116,494   211,165        -        -    6,550,328         -          -     (1,851,226)     4,910,267

Common stock issued
for cash, net                 327,327     3,273        -        -    1,010,535         -          -              -      1,013,808

Reverse acquisition on
January 2, 2003             2,500,000    25,000  590,375    5,904   19,940,579    24,846    (31,483)             -     19,940,000

Revaluation of options
/warrants as part of
reverse acquisition                 -         -        -        -      721,100         -          -              -        721,100

Common stock
Issued for purchase
of intangible assets
on August 20, 2003          1,000,000    10,000        -        -    3,590,000         -          -              -      3,600,000

Issuance of treasury
Stock (during Sept 2003)
pursuant to the exercise
of options at an average
exercise price of $.86              -         -        -        -       (3,969)  (20,001)    21,170              -         17,201

Issuance of treasury
stock (during Oct 2003)
pursuant to the exercise
of options at an average
exercise price of $1.50             -         -        -        -          360      (800)       840              -          1,200

Warrants earned
for service                         -         -        -        -      870,359         -          -              -        870,359

Net Loss                            -         -        -        -            -         -          -    (22,052,170)   (22,052,170)
                           ----------  --------  -------  -------  ------------  --------  ---------  -------------  -------------
BALANCE AT
DECEMBER 31, 2003          24,943,821   249,438  590,375    5,904   32,679,292     4,045     (9,473)   (23,903,396)     9,021,765
Warrants earned
for service                         -         -        -        -       15,743         -          -              -         15,743

Reduction of
compensation expense
due to revaluation
of options/warrants                 -         -        -        -     (381,565)        -          -              -       (381,565)

Net loss                            -         -        -        -            -         -          -     (6,071,685)    (6,071,685)
                           ----------  --------  -------  -------  ------------  --------  ---------  -------------  -------------
BALANCE AT
DECEMBER 31, 2004          24,943,821  $249,438  590,375  $ 5,904  $32,313,470     4,045   $ (9,473)  $(29,975,081)  $  2,584,258
                           ==========  ========  =======  =======  ============  ========  =========  =============  =============

  The accompanying notes are an integral part of these consolidated financial statements.
The above statements give retroactive effect to change in par value from $.0001 to $.01, due to reverse merger.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     Year Ended      Year Ended      Year Ended
                                                                    December 31,    December 31,    December 31,
                                                                        2004            2003            2002
                                                                   --------------  --------------  --------------
Cash flows from operating activities:
   Net loss                                                        $  (6,071,685)  $ (22,052,170)  $  (1,399,057)
   Adjustments to reconcile net loss to net cash
      (used in) provided by operating activities:
         Impairment of intangible assets                               1,740,326
         Goodwill impairment                                                   -      17,869,339               -
         Noncash compensation                                           (365,822)      1,591,459          19,414
         Depreciation and amortization                                   871,710         606,747         214,600
         Bad debts expense                                                90,400          50,250               -
         Changes in operating assets and liabilities
         net of effects of purchase of subsidiary:
            Increase in accounts receivable and unbilled services     (2,134,953)     (1,352,003)              -
            Increase in prepaid expenses and other current assets       (147,430)        (98,231)        (25,842)
            Increase in due from lending institution                    (357,802)        (55,896)              -
            (Increase)decrease in other assets                            (9,813)          8,927               -
            (Decrease)increase in accrued payroll                       (457,917)        588,269         120,000
            Increase in accounts payable and accrued expenses          1,476,383       1,977,474         112,112
            Increase in due to HRA                                     1,508,188       1,824,710               -
            Decrease in due to related parties                        (1,190,526)       (750,000)              -
            (Decrease)increase in income tax payable                     (24,394)         24,394               -
                                                                   --------------  --------------  --------------
               Net cash (used in) provided by
                  operating activities                                (5,073,335)        233,269        (958,773)
                                                                   --------------  --------------  --------------

Cash flows from investing activities:
        Net cash acquired from purchase of subsidiary                          -       3,548,658               -
        Acquisition of property and equipment                             (8,495)        (50,724)              -
        Acquisition of intangible assets                                 (69,310)       (422,613)       (148,723)
        Increase in other assets                                               -               -         (13,333)
        Decrease (increase) in restricted cash                                 -         100,000        (100,000)
        Increase in deferred merger cost                                       -               -        (248,363)
                                                                   --------------  --------------  --------------
   Net cash (used in) provided by  investing activities                  (77,805)      3,175,321        (510,419)
                                                                   --------------  --------------  --------------

Cash flows from financing activities:
       Exercise of options                                                     -          18,401               -
       Payments on lease obligation payable                                    -         (18,281)              -
       Proceeds of issuance of common stock                                    -       1,013,808       3,488,144
       Decrease (increase) in subscription receivable                          -         290,000        (290,000)
                                                                   --------------  --------------  --------------
  Net cash provided by financing activities                                    -       1,303,928       3,198,144
                                                                   --------------  --------------  --------------

  Net (decrease) increase in cash and cash equivalents                (5,151,140)      4,712,518       1,728,952

  Cash and cash equivalents at beginning of year                       7,337,896       2,625,378         896,426
                                                                   --------------  --------------  --------------

  Cash and cash equivalents at end of year                         $   2,186,756   $   7,337,896   $   2,625,378
                                                                   ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BASIS OF CONSOLIDATION:

New York Health Care, Inc. ("New York Health Care") was organized under the laws of the State of New York in 1983. New York Health Care provides services of registered nurses and paraprofessionals to patients throughout New York and New Jersey. The BioBalance Corporation, ("BioBalance") a Delaware Corporation, was formed in May 2001. BioBalance is a specialty pharmaceutical company focused on the development of proprietary biotherapeutic agents for various gastrointestinal diseases that are poorly addressed by current therapies. BioBalance is pursuing accelerated prescription drug development of its lead product, PROBACTRIX(TM) by filing an investigational new drug ("IND") application for the prevention and/or treatment of pouchitis. There can be no assurance that BioBalance will be successful in marketing any such products. The consolidated entity, collectively referred to as the "Company", includes BioBalance and New York Health Care, Inc. and its wholly owned subsidiary NYHC Newco Paxxon, Inc. D/B/A Helping Hands Healthcare ("Helping Hands"). All significant intercompany balances and transactions have been eliminated.

On January 2, 2003, BioBalance acquired New York Health Care in a transaction accounted for as a reverse acquisition (See Note 2). The accompanying consolidated financial statements of the Company reflect the historical results of the predecessor entity, BioBalance, prior to January 2, 2003 and the consolidated results of operations of the Company subsequent to the acquisition date of January 2, 2003.

The common stock and per share information in the consolidated financial statements and related notes have been retroactively adjusted to give effect to the reverse acquisition on January 2, 2003.


COMPANY DEVELOPMENTS:

In November 2003, the Company learned that an individual then serving as a director of the Company and president of BioBalance (Mr. Stark) and another individual then serving as a consultant (Mr. Grossman) to BioBalance were the subjects of a federal indictment alleging that they conspired to manipulate the price and demand for the Company's common stock by offering to pay a bribe, consisting of warrants to purchase 500,000 shares of the Company's common stock and causing the Company's board of directors to approve the issuance of the warrants by disguising the warrants as compensation to an outside consultant to be engaged to perform financial advisory services for BioBalance. At the Company's request, the then director of the Company and president of BioBalance resigned from all positions with the Company and the Company's Board of Directors authorized an independent internal investigation regarding the subject matter of the indictment.

In November 2003, the board also authorized suspension of the warrants referred to in the indictment and a stock option to purchase 100,000 shares of common stock granted to Mr. Stark and the termination of a consulting agreement between BioBalance and Emerald Asset Management, Inc., a company owned and controlled by Mr. Grossman, and appointed Dennis O'Donnell, BioBalance's Chief Operating Officer, as President of BioBalance.

The law firm retained by the Company to conduct the independent internal investigation found no evidence that any current officer, director or employee of the Company knew of, or participated in, any alleged attempt to manipulate the Company's common stock and, concluded that the Company responded properly to the indictment based on the information at the time available to the Company.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2004, the staff of Listing Investigations, a division of Nasdaq Stock Market, Inc., ("Nasdaq"), notified the Company, after requesting and obtaining information and documents from the Company, that they had determined that the Company no longer qualified for inclusion in the Nasdaq Stock Market primarily based on public interest concerns and the Company's failure to timely hold its 2002 annual stockholders' meeting in compliance with the Nasdaq marketplace rules. In response, the Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. The hearing was held and on April 5, 2004, the Company announced that the Panel had determined that the Company's common stock was delisted from Nasdaq, effective with the opening of business on April 6, 2004. The Panel addressed concerns regarding events related to the indictment and the Company's failure to timely hold its 2002 Annual Stockholder's meeting. Subsequently, the Company's common stock began trading in the Over-the-Counter Market on the Pink Sheets.

On May 13, 2004, the Company executed a non-binding letter of intent with executive officers of the Company who have since resigned (see below), for the acquisition of its home healthcare business, subject to satisfaction of a number of conditions, including execution of a definitive acquisition agreement, obtaining various corporate and regulatory approvals, including stockholder approval, obtaining an acceptable fairness opinion and receipt by the Company of at least $4 million to finance its remaining operations. On July 15, 2004, the Company executed a definitive agreement (the "Purchase Agreement") for the sale of the assets of its home healthcare business to a company controlled by its chief executive officer and chief operating officer for consideration of $2.7 million in cash, the assumption of all of the liabilities and obligations with respect to the home healthcare business and the forgiveness of certain future obligations that may be due to them pursuant to Employment Agreements each of them has with the Company. The sale is subject to the satisfaction of a number of conditions including obtaining shareholder and regulatory approvals; such conditions had not been satisfied as of April 11, 2005. As noted below, on April 11, 2005, the Company entered into a definitive sales agreement to sell certain of the assets to an unaffiliated entity.

The Company will consider its home health care division as a discontinued operations of the entire home health care business upon shareholder approval of the proposed sale.

We cannot assure you that the conditions to the sale of the entire home healthcare business will be satisfied.

On or about September 23, 2004, the Company commenced an offering for sale (the "Offering") of a minimum aggregate offering of $4,000,000 and a maximum aggregate offering of $6,000,000, of shares of its unregistered common stock, $0.01 par value ("Common Stock") and associated warrants to persons who qualify as "accredited investors" as defined in the rules under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to the terms of a Confidential Private Placement Memorandum. The purchase price per share of Common Stock sold in the Offering, will be equal to 95% of the volume weighted average price of the Common Stock for the 10 trading days prior to the initial closing of the Offering, but not less than $0.60 nor more than $1.00 per share.

For every two shares of Common Stock purchased in the Offering, investors will receive a five-year redeemable warrant to purchase shares of Common Stock (the "Warrants"). Each Warrant is exercisable for one share of Common Stock at an exercise price equal to 125% of the price per share of Common Stock sold in the Offering.

On February 24, 2005, the Company consummated the Offering which resulted in its issuing an aggregate of 7,899,362 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and warrants to purchase 3,949,638 shares of Common Stock (the "Warrants") to persons who qualify as "accredited investors" within the meaning of rule 501 of Regulation D promulgated under the Securities Act. The aggregate purchase price for the Shares and Warrants was $4,897,600. Each Warrant is exercisable to purchase one share of the Company's Common Stock at an exercise price of $0.78 per share during the five-year period commencing on February 24, 2005. The Shares and Warrants were issued to the purchasers without registration under the Act, in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. In connection with the Offering, the Company paid the Placement Agent commissions of $470,260 and an additional $146,616 to cover non-accountable and certain other expenses of the Placement Agent. In addition, the Company issued to the Placement Agent and its designees five-year warrants to purchase an aggregate of 1,777,355 shares of the Company's common stock at $0.62 per share.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The proceeds from this offering will be used to support BioBalance operations including R&D, clinical trials and working capital. In addition, a $1.7 million loan from New York Health Care to BioBalance was repaid from the proceeds of the Offering.

In connection with the consummation of the Offering, Messrs. Jerry Braun ("Braun") and Jacob Rosenberg ("Rosenberg") then executive officers of the Company agreed with the request of the Placement Agent to resign irrevocably as directors and executive officers of the Company. Therefore, in order to secure the obligations of the Company and its subsidiary, NYHC Newco Paxxon, Inc. agreed to (i) consummate the sale of all the assets relating to the Company's home healthcare business (the "Asset Sale") to New York Health Care, LLC, an entity controlled by Braun and Rosenberg pursuant to the terms of the Purchase Agreement or (ii) comply with any future payment obligations of the Company to Braun and Rosenberg under their respective employment agreements with the Company, the Company entered into an agreement (the "Agreement") on February 24, 2005, which supercedes an escrow agreement dated August 3, 2004 that was canceled, and which granted Messrs. Braun and Rosenberg a security interest in the assets of the Company's home healthcare business being conducted in the states of New York and New Jersey and provides for the deposit of up to $3.55 million in a cash collateral account (collectively, the "Collateral"). None of the assets of BioBalance will be used as Collateral to secure the Company's obligations to Braun and Rosenberg under their respective employment agreements or the Agreement.

The Agreement provided that Messrs. Braun and Rosenberg will be entitled to receive all or a portion of the Collateral (and any additional amounts that they are entitled to under their employment agreements and the Agreement) if prior to the consummation of the Asset Sale: (i) the Company breaches the Purchase Agreement and the breach is not cured within any applicable cure period or waived by Messrs Braun and Rosenberg, (ii) there are changes in the composition of a majority of the Company's Board of directors (other than the resignations of Messrs Braun and Rosenberg or a reduction in the number of Board members resulting from death, disability or resignation of a member or the additions of directors that have been expressly approved in writing by Messrs Braun and Rosenberg) (iii) an event occurs that would be considered "good reason" for the resignation of Messrs. Braun and Rosenberg under their employment agreements with the Company or would be considered a "change of control" under those employment agreements or (iv) the Asset Sale has been terminated or abandoned for any reason prior to December 31, 2005 (other than as a result of a breach of the Purchase Agreement by, or a failure to act by, New York Health Care LLC or Braun or Rosenberg).

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the terms of their respective employment agreements, as a result of their resignations from the Company's Board of Directors as of the close of business on February 24, 2005, on that date, each of Braun and Rosenberg received ten year stock options to purchase 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, pursuant to the Company's Performance Incentive Plan.

At the close of business on February 24, 2005:(i) Mr. Braun resigned as a director and as the Company's Chief Executive Officer and President and (ii) Mr. Rosenberg resigned as a director and as the Company's Vice President, Chief
Operating Officer, Chief Financial Officer, Chief Accounting Officer and Secretary. Mr. Braun will continue to be employed by the Company as the President of its home healthcare division and Mr. Rosenberg will continue to be employed by the Company as the Vice President of the Company's home healthcare division. Other than their ceasing to be officers of the Company and the resulting changes in their duties and responsibilities, their respective employment agreements with the Company remain in effect. In addition, Messrs.
Braun and Rosenberg will have board observer rights with respect to the Company's board of directors until such time as the Asset Sale is consummated.

As of the close of business on February 24, 2005, Mr. O'Donnell became the Company's Chief Executive Officer and Secretary. Mr. O'Donnell also retains his position as the Chief Executive Officer and a director of BioBalance and as a director of the Company. His salary was increased by $25,000 to $225,000.

On March 24, 2005, Mr. Braun and Mr. Rosenberg agreed with New York Healthcare, and its subsidiary, NYHC Newco Paxxon, Inc., to terminate the security interest in the Company's home healthcare business that had been granted to Messrs. Braun and Rosenberg pursuant to the Agreement. Messrs Braun and Rosenberg have also consented, under certain conditions, that the Company may sell all or a portion of the Company's home health care operations in the State of New Jersey (the "New Jersey Operations") to one or more third parties and to the use by the Company of the proceeds of any such sale to finance the operations of its BioBalance Corporation subsidiary.

On April 11, 2005, the Company entered into a definitive agreement with Accredited Health Services, Inc. ("Accredited"), a wholly owned subsidiary of National Home Health Care Corp., pursuant to which Accredited will acquire certain assets of the Company's New Jersey home healthcare business (the "NJ
Business") for $3 million. Revenues for the New Jersey business were approximately $6.6 million in 2004. Pursuant to the terms of the definitive agreement, funding of the purchase price was received by the Company upon execution of the agreement, with the exception of $150,000 (the "Escrow Funds"), which was placed in escrow to cover actual losses, if any, incurred by Accredited for which the Company is required to indemnify Accredited pursuant to the definitive agreement. If no claims by Accredited for indemnification by the company are made, the Escrow Funds will be released to the Company 90 days after the formal closing of the transaction which will occur within 45 days of the signing of the definitive agreement, subject only to an orderly transition of the business.

Below is selected financial data for the New Jersey home healthcare business (unaudited):

                               December  31,
                           ----------------------
                              2004        2003
                           ----------  ----------
Current assets             $  516,277  $  541,485

Total assets                  542,093     584,304

Total current liabilities  $  284,970  $  323,289

                                Year Ended     Year Ended
                               December 31,   December 31,
                                   2004           2003
                               -------------  -------------
Net patient service revenue    $   6,567,915  $   6,490,823

Professional care of patients      4,433,245      4,254,593

RISK FACTORS ASSOCIATED WITH FAIR LABOR STANDARDS ACT:

On July 22, 2004, the federal Second Circuit Court of Appeals issued a ruling concerning the Fair Labor Standards Act on the validity of the "companionship services" exemption from minimum wage and overtime payment requirements to paraprofessional field staff in New York State.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Home care providers have long relied on this exemption to provide compensation to home care aides and personal care workers with the expectation that there is no obligation for overtime pay.

In September 2004, a request for a rehearing was submitted en banc for the full court. On January 13, 2005, the Court rejected the request for a rehearing on the issue.

At this point, preparations are being made to submit papers to request a review of the issue before the U.S. Supreme Court. Simultaneously, a request for a stay of mandate from the Court pending a resolution at the Supreme Court level.

The implications of these changes for paying the overtime expense for the home care industry and the State will be challenges to ensuring patient continuity of care, if agencies can no longer afford to authorize overtime during workforce shortage, and the inability of workers to secure the number of hours of work they desire.


ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS  RECEIVABLE:

Accounts receivable consists of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

REVENUE  RECOGNITION:

The Company recognizes patient service revenue on the date services are rendered. Unbilled services represent amounts due for services rendered that had not been billed at the end of each period because written authorization had not been received from the referral source.

PROPERTY  AND  EQUIPMENT:

Property and equipment is carried at cost and is depreciated under the straight-line method over the following estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful lives of the improvements or the life of the lease, whichever is shorter.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Machinery and equipment      3-5 years
Furniture and fixtures       5-7 years
Leasehold improvements   Life of lease

GOODWILL AND OTHER INTANGIBLE ASSETS:

Statement of Financial Accounting Standards (SFAS No. 142) "Goodwill and Other Intangible Assets" requires that goodwill and intangible assets having indefinite lives not be amortized, but instead be tested for impairment at least annually. Intangible assets determined to have definite lives are amortized over their remaining useful lives.

INCOME TAXES:

The Company used the asset and liability method to calculate deferred tax assets and liabilities. Deferred taxes are recognized based on the differences between financial reporting and income tax bases of assets and liabilities using enacted income tax rates. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LONG-LIVED ASSETS:

Long-lived assets, such as intangible assets other than goodwill, furniture, equipment and leasehold improvements, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

CASH EQUIVALENTS:

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

STOCK BASED COMPENSATION:

The Company uses the intrinsic-value method of accounting for stock-based awards granted to employees. No stock-based compensation cost is included in net loss, as all options granted to employees during periods presented had an exercise price equal to the market value of the stock on the date of grant.

In accordance with SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure," the following table presents the effect on net loss and net loss per share had compensation cost for the Company's stock plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation".

The fair value of each option grant is estimated on the date of grant by use of the Black-Scholes option pricing model:

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                 Year Ended       Year Ended       Year Ended
                                                December 31,     December 31,     December 31,
                                                    2004             2003             2002
                                               --------------  ----------------  --------------

Net loss, as reported                          $  (6,071,685)  $   (22,052,170)  $  (1,399,057)
Less stock-based compensation expense
   determined under fair value method for
   all employee stock options, net of tax
   effect                                           (711,723)      ( 1,620,705)              -
                                               --------------  ----------------  --------------
Pro forma net loss                             $  (6,783,408)  $   (23,672,875)  $  (1,399,057)
                                               ==============  ================  ==============

Basic and diluted loss per share, as reported  $       (0.24)  $         (0.91)  $       (0.07)
Basic and diluted loss per share, pro forma    $       (0.27)  $         (0.97)  $       (0.07)

The options' assumptions used to estimate these values are as follows:

                                        2004         2003
                                     -----------  -----------
Risk free interest rate              1.59%-2.81%  1.10%-3.23%
Expected volatility of common stock     88%-103%     67%-102%
Dividend yield                                0%           0%
Expected option term                       3yrs.      1-5yrs.

The weighted average fair value of options was $1.12 and $2.29 for options granted during the years ended December 31, 2004 and 2003, respectively.

LOSS  PER  SHARE:

Basic loss per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period.

Diluted earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period, adjusted to reflect potentially dilutive securities including the presumed conversion of the preferred stock from the date of its issuance. Due to losses during the years ended December 31, 2004, 2003 and 2002 potential common stock attributable to options, warrants and convertible preferred stock outstanding of 3,246,701 for 2004, 3,649,234 for 2003 and 538,066 for 2002, were not included in the computation of diluted earnings per share, because to do so would be antidilutive.

RECENT ISSUED ACCOUNTING PRONOUNCEMENTS:

In January 2003, the FASB issued Financial Interpretation No. 46 "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not provide sufficient equity at risk for the entity to support its activities. In December 2003, the FASB revised certain elements of FIN 46 ("FIN 46-R"). The FASB also modified the effective date of FIN 46. This interpretation applies immediately to variable interest entities created after January 31, 2003 and variable interest entities in which the Company obtains an interest after January 31, 2003. For variable interest entities in which a company obtained an interest before February 1, 2003, the interpretation applies to the periods ending after March 15, 2004. The adoption of FIN 46 did not have an impact on the Company's consolidated financial position or results of operations.

In  December  2004,  the  FASB  issued SFAS No. 123 (revised 2004), "Share-Based
Payment," or SFAS No. 123R. SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, requires that compensation cost relating to share-based payment transactions be recognized in

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the financial statements, based on the fair value of the equity or liability instruments issued. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after December 31, 2005 and applies to all awards granted, modified, repurchased or cancelled after the effective date. We do not expect the adoption of this standard to have a significant impact on our consolidated results of operations or financial position.

In  December  2004,  the  FASB  issued  SFAS  No. 153, "Exchanges of Nonmonetary
Assets-an amendment of APB Opinion No. 29," or SFAS No. 153. SFAS No. 153 eliminates the exception for nonmonetary exchanges of similar productive assets of APB Opinion No. 29 and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in the fiscal periods beginning after June 15, 2005. We do not expect the adoption of this standard to have a significant impact on our consolidated results of operations or financial position.

NOTE 2 - ACQUISITION OF NEW YORK HEALTH CARE, INC. AND PRIVATE PLACEMENT:

On January 2, 2003, BioBalance consummated a business combination with New York Health Care. As a result of the merger, BioBalance shareholders exchanged all of their BioBalance shares for 21,443,821 shares of common stock of New York Health Care. New York Health Care effectuated a one and one-half for one reverse stock split simultaneously with the merger. Because the former BioBalance stockholders own a majority of the common stock (89.7%) of the merged company, BioBalance is considered to be the accounting acquirer in the transaction. The acquisition of New York Health Care provides BioBalance with access to the public equity markets through New York Health Care, which would otherwise be unavailable to BioBalance.

The purchase price of the acquisition was as follows (rounded to the nearest thousand):

Value of New York Health Care common stock               $13,100,000
Value of New York Health Care preferred stock              1,890,000
Value of New York Health Care options/warrants             4,950,000
BioBalance's transaction costs                               390,000
                                                         -----------

Total purchase price                                     $20,330,000
                                                         ===========

Common stock valued at approximately $13.1 million is based on New York Health Care's common stock outstanding at January 2, 2003, at an average closing price for a six day period ended July 24, 2002 ($5.30) (measurement date) (after giving effect to the one and one half for one reverse stock split).

The value of the preferred stock was calculated using the common stock price less a 10% discount which reflects the limited marketability of the common stock into which the preferred stock is convertible. The fair value of $4.9 million of the New York Health Care options/warrants was determined using the Black-Scholes valuation model. To determine the fair value of these options/warrants, the following assumptions were used: expected volatility of 122%, risk-free interest rates ranging from 1.62% to 4.55%, and expected life of approximately 4.95 years.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As part of the merger, outstanding BioBalance options/warrants (586,452 shares) became exercisable for New York Health Care's common stock. Compensation expense of $721,100 was recorded on January 2, 2003 for the increase in the fair value of the vested BioBalance options/warrants as a result of the merger. The unvested options/warrants will be remeasured at the fair value on the date of vesting and recorded as compensation expense, which was $33,928 for the year ended December 31, 2003 and $15,743 for the year ended December 31, 2004.

As part of their amended employment agreements, if the two officers/directors from New York Health Care are terminated or resign from the Board of Directors prior to the expiration of their employment agreements, the Company is required to issue an options to each officer/director to acquire 500,000 shares of the Company common stock at the fair market value on the date of termination. The
Company issued these options to Messrs. Braun and Rosenberg on February 24, 2005. As Messrs Braun and Rosenberg will continue as officers of the health care divison the options were issued in accordance with the Company's Performance Incentive Plan. In addition, the agreements required a payment to them if a change in control of New York Health Care occurred. This amounted to $1,940,526 and was recorded as a liability in due to related parties in the net assets of New York Health Care on January 2, 2003. As of December 31, 2003, this amounted to $1,190,526. During the year ended December 31, 2003, payments of $750,000 were made related to this obligation, and during the year ended December 31, 2004, the remaining $1,190,526 was paid.

Under the purchase method of accounting, the total estimated purchase price as detailed above was allocated to New York Health Care's net tangible and intangible assets based on their fair values as of January 2, 2003. At January 2, 2003, New York Health Care's tangible assets and liabilities at fair value were as follows (rounded to the nearest thousand):

Cash                                       $ 3,549,000
Due from lending institution                   153,000
Accounts receivable                          5,280,000
Unbilled services                               96,000
Prepaid expenses and other current assets      185,000
Property and equipment                         225,000
Other assets                                    53,000
Accrued payroll                             (1,198,000)
Current portion of lease obligation            (18,000)
Accounts payable and accrued expenses       (3,382,000)
Due to related parties                      (1,941,000)
Due to HRA                                  (1,932,000)
                                           ------------
                                           $ 1,070,000
                                           ============

Based on the independent valuation prepared using estimates and assumptions provided by management, the total purchase price of $20,330,000 has been allocated as follows:

Purchase  price  allocation:

Net tangible assets of New York Health Care  $ 1,070,000
Goodwill                                      18,770,000
Customer base                                    390,000
Patient list                                     100,000
                                             -----------

                                             $20,330,000
                                             ===========

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited supplemental pro forma information is presented to illustrate the effects of the acquisition on the historical operating results for the year ended December 31, 2002, as if the acquisition had occurred at the beginning of that period. Since the acquisition occurred on January 2, 2003, there is no difference in the pro forma information for the year ended December 31, 2003.

                           Year Ended
                          December 31,
                              2002
                         --------------
Net revenue              $  38,880,477
Net loss for the period  $  (1,020,689)
Net loss per share       $       (0.05)

Private  Placement:

On January 2, 2003, BioBalance completed a private placement of 327,327 shares of its common stock. The shares were offered to accredited investors at a price of approximately $3.27 per share for aggregate gross proceeds of $1,072,000 and net proceeds of $1,013,808.


NOTE 3 - PROPERTY AND EQUIPMENT:

Property  and  equipment,  at  cost  consists  of  the following at December 31:

                                 2004      2003
                               --------  --------
Machinery and equipment        $141,661  $133,161
Furniture and fixtures           87,536    87,536
Leasehold improvements           54,033    54,033
                               --------  --------
                                283,230   274,730

Less accumulated depreciation
and amortization                196,224   128,832
                               --------  --------
                               $ 87,006  $145,898
                               ========  ========

NOTE 4 - GOODWILL AND INTANGIBLE ASSETS:

As a result of the merger, the Company had recognized goodwill on the transaction. The goodwill is associated with the home care business and on the date of the merger, the Company determined that the goodwill was impaired. The indicator leading to an impairment was the fact that, based on the then current home health care market, the home health care business could not be sold in the open market for its recorded purchase price. The Company hired a valuation expert who valued the Company using the capitalized earnings/cash flow methodology and the market multiple approach. Based on these methodologies, it was determined that an impairment had been incurred. The goodwill impairment amounted to $17,869,339 for the year ended December 31, 2003.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2004 and 2003 were as follows:

                                  New York        Bio-
                                 Health Care     Balance
                                -------------  -----------
Balance as of
    January 1, 2003             $          -   $         -
Acquisition
    January 2, 2003               18,769,926             -
Impairment
   January 2, 2003               (17,869,339)            -
                                -------------  -----------
Balance as of
  December 31, 2003                  900,587             -
Impairment for the
  year ended December 31, 2004             -             -
                                -------------  -----------
Balance as of
   December 31, 2004            $    900,587   $         -
                                =============  ===========

The impairment charges are noncash in nature and do not affect the Company's liquidity.

The major classifications of intangible assets and their respective estimated useful lives are as follows:

                                           December 31, 2004
                       ----------------------------------------------------------
                                                                       Estimated
                       Gross Carrying    Accumulated   Net Carrying   Useful Life
                           Amount       Amortization      Amount         Years
                       ---------------  -------------  -------------  -----------
Intellectual property  $     2,706,337  $     896,840  $   1,809,497           10
Patents/trademarks           1,112,905        278,357        834,548           10
Non-compete agreement          770,000        211,750        558,250            5
Patient list                   100,000         40,000         60,000            5
Customer base                  390,000        156,000        234,000            5
                       ---------------  -------------  -------------
                       $     5,079,242  $   1,582,947  $   3,496,295
                       ===============  =============  =============

                                           December 31, 2003
                       ----------------------------------------------------------
                                                                       Estimated
                       Gross Carrying    Accumulated   Net Carrying   Useful Life
                           Amount       Amortization      Amount         Years
                       ----------------------------------------------------------
Intellectual property  $     3,576,500  $     539,189  $   3,037,311           10
Patents/trademarks           1,913,751         83,690      1,830,061           10
Non-compete agreement          770,000         57,750        712,250            5
Patient list                   100,000         20,000         80,000            5
Customer base                  390,000         78,000        312,000            5
                       ---------------  -------------  -------------
                       $     6,750,251  $     778,629  $   5,971,622
                       ===============  =============  =============

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 20, 2003, the Company purchased from NexGen Bacterium Inc. ("NexGen") certain proprietary technology and intellectual property assets that did not constitute a business. The purchase price for the assets is comprised of a $250,000 payment and the issuance of 1,000,000 shares of the Company's $.01 par-value common stock. The stock was valued at $3,600,000 based on a closing price of $3.60 per share on August 20, 2003. The asset acquisition agreement includes noncompete provisions restricting NexGen from competing with the Company for a period of five years. Management has allocated the purchase price as follows: intellectual property: $1,540,000, patents: $1,540,000, and noncompete agreement: $770,000. For the years ended December 31, 2004 and 2003, the Company has also incurred fees approximating $69,000 and $173,000, respectively, principally in connection with patent and trademark applications for the technology. These assets are being amortized over their estimated useful lives of 10 years for intellectual property and patents and 5 years for the noncompete agreement.

At  December  31,  2004  it  was  determined  that  the investment in the NexGen
Platform was impaired and as a result of the impairment analysis a total of $1,740,326 was expensed during the 4th quarter. The impairment was determined by an independent valuation firm using a discounted cash flow model. The impairment is due to a number of factors including the acceleration of PROBACTRIX as a prescription product, overall limited funding available and available management time. While BioBalance believes that the NexGen Platform is a viable technology that can be commercialized, it will continue to be delayed until the above mentioned factors are resolved.

As of December 31, 2004, approximately $3.2 million of intangible assets net of accumulated amortization relate to BioBalance. BioBalance is a research and development company and has had significant losses since inception. The Company cannot assure that BioBalance will be able to generate revenues or profits from operations of its business or that BioBalance could be able to generate or sustain profitability in the future.

Amortization expense amounted to $804,318, $477,029 and $214,600 for the years ended December 31, 2004, 2003 and 2002, respectively.

AMORTIZATION  EXPENSE:

           For The Years
               Ended
            December 31,
            -----------
            2005            $  607,143
            2006               607,143
            2007               607,143
            2008               451,149
            2009               355,149
            Thereafter         868,568
                            ----------
                            $3,496,295
                            ==========

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts  payable  and accrued expenses consist of the following at December 31:

                              2004        2003
                           ----------  ----------
Accounts payable           $  622,730  $  500,186
Accrued expenses            2,150,896     967,851
Accrued employee benefits   4,552,489   4,381,695
                           ----------  ----------
                           $7,326,115  $5,849,732
                           ==========  ==========

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LINE OF CREDIT:

New York Health Care has a $4,000,000 line of credit with G.E. Capital Health Care Financial Services that expires November 29, 2005. The availability of the line of credit is based on a formula of eligible accounts receivable. At December 31, 2004, approximately $4,000,000 was available to the Company. Certain assets of the Company collateralize the line of credit. The agreement contains various restrictive covenants, which among other things, require that the Company maintain a minimum tangible net worth. Borrowings under the agreement bear interest at prime plus 1 1/2% (6.75%) at December 31, 2004.

At December 31, 2004, there was an amount due from G.E. Capital Health Care Financial Services of $566,523. This is due to a lockbox being used by the Company; all collections are deposited with G.E. Capital Health Care Financial
Services  and  then  transferred  to  the  bank.

On March 29, 2004, the loan agreement was amended to allow New York Health Care to lend money to its subsidiary BioBalance if there is no outstanding loan under this agreement. The agreement has also been amended to allow New York Health Care to invest money in BioBalance. At December 31, 2004, New York Health Care loaned BioBalance $1,500,000.

On January 19, 2005, the loan agreement was amended to allow the resignations of Messrs. Jerry Braun and Jacob Rosenberg as officers and directors of the Company, conditioned upon Messrs. Braun and Rosenberg remaining managers of the Home Health Care division.

In addition, on April 11, 2005, the Company's loan agreement was modified to permit the sale of the NJ Business to Accredited Health and to remove the lender's lien with respect to the assets of the New Jersey Operations. As a result of this modification, no loans under the agreement may be requested or occur until the net worth requirement has been amended to the lender's satisfaction. At April 11, 2005, such amount has not been determined.

NOTE 7 - INCOME TAXES:

Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at December 31, 2004 and 2003 follows (rounded to the nearest thousand):

                                       2004          2003
                                   ------------  ------------
Current assets:
Allowance for doubtful accounts    $   194,000   $   166,000
Prepaid expenses                      (154,000)            -
                                   ------------  ------------
                                        40,000       166,000
Valuation allowance                    (40,000)     (166,000)
                                   ------------  ------------

Net current deferred tax asset     $         -   $         -
                                   ============  ============

Noncurrent assets:
Net operating loss carryforwards   $ 3,588,000   $   695,000
Depreciation                            44,000        28,000
Amortization of goodwill               765,000       857,000
Amortization of intangibles            255,000       113,000
                                   ------------  ------------
                                     4,652,000     1,693,000

Valuation allowance                 (4,652,000)   (1,693,000)
                                   ------------  ------------
Net noncurrent deferred tax asset  $         -   $         -
                                   ============  ============

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2004, the Company had net operating loss carryforwards of approximately $8,400,000, which expire between 2021 through 2024.

The (benefit) provision for income taxes, consist of the following:

                                         2004          2003        2002
                                     ------------  ------------  ---------
Current tax (benefit) expense        $   (63,126)  $    39,000   $       -
Deferred tax expense
(not including amount listed below)    2,800,000     1,007,000           -

Net change in valuation allowance     (2,800,000)   (1,007,000)          -
                                     ------------  ------------  ---------
                                     $   (63,126)  $    39,000   $       -
                                     ============  ============  =========

The  (benefit)  provision  for  income  taxes  is  comprised  of  the following:

                                     2004      2003    2002
                                   ---------  -------  -----
Current:
Federal                            $      -   $     -  $   -
State                               (63,126)   39,000      -
                                   ---------  -------  -----
                                   $(63,126)  $39,000      -
                                   =========  =======  =====


The statutory Federal income tax rate and the effective rate is reconciled as follows:

                                         2004   2003   2002
                                         -----  -----  -----
Statutory Federal income tax rate          34%    34%    34%
State taxes, net of Federal tax benefit    12     12     10
Valuation allowance                       (45)   (45)   (44)
Over/under accrual                         (1)    (1)     -
                                         -----  -----  -----

                                            -      -      -
                                         =====  =====  =====


NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

As of December 31, 2004 and 2003, the carrying amount of cash and cash equivalents, accounts receivable and accounts payable, accrued expenses and accrued payroll, due to HRA, and due to related parties approximates fair value due to their short-term nature.


NOTE 9 - SHAREHOLDERS' EQUITY:

COMMON STOCK

On January 29, 2002, the Company issued 391,656 shares of common stock in a private placement.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the period April 2002 through June 2002, the Company issued 153,000 shares of its common stock in private placement for gross proceeds of $459,000.

In the period July 1, 2002 through September 30, 2002, the Company issued 49,000 shares of common stock in private placement for gross proceeds of $147,000.

In  the  period  October  1,  2002 through December 31, 2002, the Company issued
822,171 shares of common stock in private placements for gross proceeds of $2,080,033. $290,000 of the gross proceeds were received in January 2003.

In January 2003, the Company issued 327,327 shares of common stock for gross proceeds of $1,072,000.

On January 2, 2003, the Company recapitalized 2,475,154 shares of common stock and 590,375 shares of preferred stock in connection with the reverse acquisition.

On August 20, 2003, the Company issued 1,000,000 shares of common stock in connection with the purchase of intangible assets.

PREFERRED STOCK

The Company has authorized 590,375 shares of Class A preferred stock. The holders of the preferred stock are entitled to a dividend equal to 9% of the purchase price for shares of the preferred stock before any dividend is paid on common stock. Dividends may be declared quarterly at the discretion of the Board of Directors and are not cumulative. The holders of preferred stock receive no preference on liquidation and such shares may be converted into two-thirds of one share of common stock at any time. The Class A preferred stockholders are entitled to vote on matters that affect them.

TREASURY STOCK

The Company issued treasury stock for the exercise of options that occurred in September and October 2003. The Company assigned a cost to the treasury stock based on the first-in, first-out method.

NOTE 10 - STOCK OPTION/WARRANTS:

The following tables summarize options and warrants issued during the years ended December 31, 2004, 2003 and 2002 to consultants and employees (including non-employee Board of Directors):

Warrants:

These  warrants  were  issued  to  or  earned  by  consultants

Grants for 2004     None
------------------

Grant Date          Number of warrants  Exercise Price   Expiration term
------------------  ------------------  ---------------  ---------------

January 1, 2003                  7,205  $          3.47            5 yrs
January 1, 2003                 25,528  $          3.22            5 yrs
January 1, 2003                 15,653  $          3.37            5 yrs
January 15, 2003               100,000  $          4.15             1 yr
February 3, 2003                35,000  $          3.40             1 yr
April 14, 2003                 500,000  $          2.50             1 yr
July 15, 2003                  135,000  $          2.70             1 yr
September 15, 2003             100,000  $          3.69            5 yrs
*December 17, 2003              75,000  $          2.51            2 yrs

Grant Date          Number of warrants  Exercise Price   Expiration term
------------------  ------------------  ---------------  ---------------
January 30, 2002                39,166  $          3.00            5 yrs
November 4, 2002                25,000  $          1.50            2 yrs
November 7, 2002                20,000  $          1.50            2 yrs

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

*These are performance based warrants which were earned on December 17, 2003. For accounting purposes they are deemed to be outstanding. The Company recognized a noncash compensation charge of $102,203 during the year ended December 31, 2003.

Some of these warrants granted in 2003 vest immediately, some warrants vest monthly. These warrants are expensed at the fair value on the date of vesting. For accounting purposes, unvested warrants are not considered outstanding. For the year ended December 31, 2004, $15,743 was expensed as compensation expense for these warrants. For the year ended December 31, 2003, $870,359 was expensed as compensation for these warrants, which includes compensation expense for the BioBalance warrants of $33,928 for the year ended December 31, 2003 and 75,000 performance based warrants earned in December 2003 of $102,203.

The fair value of options granted to consultants during 2002 was $72,450. Fair value is estimated based on the Black-Scholes option pricing model with the following assumptions. For grants in 2002, the expected volatility used was 0% and risk-free interest rate of 3.0% and expected lives equal to the lives of the warrants.

Nasdaq implemented a rule on July 1, 2003 that requires a company to obtain shareholder approval prior to the issuance of warrants to consultants or non-employee members of the Board of Directors. The Company committed to issue warrants to certain consultants subsequent to July 1, 2003. Therefore, these commitments of warrants are re-valued at each balance sheet date with the appropriate adjustment made to compensation expense. Once shareholder approval is obtained, no further adjustment to compensation expense will be recorded. For the year ended December 31, 2004, the re-valued warrants generated a reduction in compensation of $381,565. For the year ended December 31, 2003, the re-valued warrants generated a compensation expense of $19,511.


PERFORMANCE INCENTIVE PLAN:

On March 26, 1996, the Company's Board of Directors adopted the Performance Incentive Plan, (the "Option Plan"). Under the terms of the Option Plan, as amended, up to 4,712,500 shares of common stock may be granted at December 31, 2004. The Option Plan is administered by the Compensation Committee which was appointed by the Board of Directors. The Committee determines which key employee, officer or director on the regular payroll of the Company, shall receive stock options. Granted options are exercisable commencing six months after the date of grant, and expire up to ten years after the date of grant. The exercise price of any incentive stock option or nonqualified option granted under the Option Plan may not be less than 100% of the fair market value of the shares of common stock of the Company at the time of the grant.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Options/Warrants:

These options and warrants were issued to employees and non-employee Board of Directors in accordance with the Company's Performance Incentive Plan.

Grant Date          Number of Options  Exercise Price   Expiration Term
------------------  -----------------  ---------------  ---------------
January 29, 2004              450,000  $          2.13           10 yrs
September 14, 2004            100,000  $          0.50           10 yrs

Grant Date          Number of Options  Exercise Price   Expiration Term
------------------  -----------------  ---------------  ---------------
March 7, 2003                 560,000  $          3.14           10 yrs
June 16, 2003                   7,500  $          2.87            3 yrs
June 26, 2003                 200,000  $          2.48           10 yrs
September 26, 2003             80,000  $          3.77           10 yrs

Since the options were given to employees at not less than fair value on the date of grant, no compensation expense was recorded.

On November 26, 2003, the Company suspended the 100,000 options granted on March 7, 2003, to Paul Stark, the former President of BioBalance. The options are considered outstanding but can not be exercised until the Company gives notice that they may be exercised. The options have been recorded under the intrinsic value method and are included in the Black-Scholes calculation above.

At December 31, 2004, the Company has 4,834,592 shares of common stock reserved for issuance of these options/warrants and for options/warrants granted previously.

Activity in stock options and warrants, including those outside the Performance Incentive Plan, for each of the three years ended December 31, is summarized as follows:

                                              Shares Under     Weighted Average
                                            Options/Warrants    Exercise Price
                                            -----------------  -----------------
Balance at December 31, 2002                         538,066   $            1.52

New York Health Care's
options and warrants, due to merger                1,024,167                1.84

Options and warrants granted                      *1,840,886                3.40

Options exercised                                    (20,801)                .88

Options cancelled/expired                           (126,667)               2.25
                                            -----------------  -----------------

Balance at December 31, 2003                       3,255,651                2.27

Options and warrants granted                         550,000                1.83

Options exercised                                          -                   -

Options canceled/expired                            (952,532)               2.31
                                            -----------------  -----------------

Balance at December 31, 2004                       2,853,119                2.17
                                            =================

Eligible for exercise at December 31, 2004         2,753,119                2.23
                                            =================

*Includes  the  performance  based  warrants  discussed  above.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about options and warrants outstanding and exercisable at December 31, 2004.

                     Options/Warrants  Outstanding          Options/Warrants  Exercisable
                     -----------------------------          -----------------------------
                                                                               Weighted
                                  Weighted                                      Average
                  Options/        Average         Weighted        Options/     Options/
   Range of       Warrants       Remaining         Average        Warrants     Warrants
Exercise Price   Outstanding  Contractual Life  Exercise Price  Exercisable   Exercisable
---------------  -----------  ----------------  --------------  ------------  -----------
$          4.50       62,500        1.24 years  $         4.50        62,500  $      4.50
$          3.77       80,000        8.54 years            3.77        80,000         3.77
$          3.69      100,000        3.71 years            3.69       100,000         3.69
$     3.22-3.47       48,386        3.00 years            3.31        48,386         3.31
$          3.14      560,000        8.19 years            3.14       560,000         3.14
$          3.00       33,900        1.92 years            3.00        33,900         3.00
$          3.00       39,166        2.08 years            3.00        39,166         3.00
$          2.87        7,500        1.46 years            2.87         7,500         2.87
$          2.70      135,000        0.54 years            2.70       135,000         2.70
$          2.55       75,333        3.42 years            2.55        75,333         2.55
$          2.51       75,000        0.96 years            2.51        75,000         2.51
$          2.48      200,000        8.49 years            2.48       200,000         2.48
$          2.13      450,000        9.08 years            2.13       450,000         2.13
$          1.50       51,333        3.98 years            1.50        51,333         1.50
$          1.50       20,000        0.85 years            1.50        20,000         1.50
$          1.00      200,000        6.42 years            1.00       200,000         1.00
$          0.98       66,667        4.86 years            0.98        66,667         0.98
$     0.89-0.98      275,000        3.43 years            0.93       275,000         0.93
$     0.75-0.83      273,334        2.96 years            0.79       273,334         0.79
$          0.50      100,000        9.70 years            0.50             -         0.00
                 -----------                                    ------------

                   2,853,119        5.87 years            2.17     2,753,119         2.23
                 ===========                                    ============

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES:

In November 2003, a director, who was also an officer of BioBalance resigned, and a consulting agreement with a consultant to BioBalance was suspended, and subsequently terminated, as a result of matters related to certain claims made against the former director and consultant by the U.S. Attorney's office. The matters related to an alleged attempt by these two individuals to manipulate the Company's common stock. The Company is obligated, under certain circumstances, to indemnify the former director against liability and to pay for his costs of defending himself from certain legal actions that arose from his activities as a director or officer of the Company. To date, the Company's insurance carrier has advanced funds on behalf of the Company to the former director to cover the expenses of his defense to the government action. Unless it is legally determined that the former director is not entitled to indemnification, the Company would be required to reimburse the insurance carrier for $250,000 of the amount it advanced on behalf of the former director. As of December 31, 2004, the Company has accrued the $250,000 on its financial statements. In addition, the terminated consulting agreement that BioBalance had entered into in 2001 with the consultant and a company affiliated with the consultant provided for the payment to the consultant of annual consulting fees of $250,000 per year through at least January 2008 and the issuance of 200,000 warrants to the consulting company, subject to earlier termination of the consulting agreement under certain circumstances, including for cause, as defined in the agreement, or without cause. Although BioBalance has notified the consultant in writing on September 23, 2004, of the termination of the consulting agreement for cause, should the consultant bring an action to challenge the termination and a court determines that the agreement was actually terminated without cause, then BioBalance could be obligated under the agreement to pay to the consulting company a severance payment equal to three times the sum of its annual base consulting fee ($750,000) any cash bonus paid to it in the three-year period preceding the date of termination and to provide the consultant with certain health and other benefits for a period of five years. The Company has accrued approximately $359,000 in its consolidated financial statements as of December 31, 2004 relating to this consulting agreement which includes $125,000 in the third quarter of 2004 to cover additional payments provided for in the consulting agreement which reflects the maximum the Company may be required to pay. Moreover, the Company believes that it will be able to defend its position in a possible claim by the consultant that it is owed money under the consulting agreement, although there can be no assurance as to the amount of monies, if

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

any, that BioBalance may have to pay under the consulting agreement or that the consultant will not bring an action against BioBalance or the Company for an alleged breach of the consulting agreement.

During October 2004, it was determined that certain of the shares of Common Stock that the Company issued to holders of BioBalance stock in connection with the Company's January 2003 acquisition of BioBalance may not have been exempt from the registration or qualification requirements of the state securities laws of certain of the states where the holders of BioBalance stock then resided although they were registered under the Securities Act of 1933, as amended. Although the Company is unable to quantify the actual number of shares involved that are still owned by the original recipients of the Company's Common Stock received in the BioBalance acquisition, the per share purchase price paid by the BioBalance holders for the BioBalance shares they exchanged in the acquisition ranged from $.03 to $3.00 per share and the Company currently believes that the purchase price paid by such persons who might have certain statutory rescission rights does not exceed approximately $345,000, exclusive of any penalties or interest, although no assurance can be given that any such claims will not exceed this amount. The Company cannot determine the effect, if any, on its operations or financial condition that may occur from the failure to register or qualify these shares under applicable state securities laws. If it is determined that the Company offered Common Stock in connection with the BioBalance acquisition without properly registering or qualifying the shares under state laws, or securing exemption from registration, regulators could impose on the Company monetary fines or other sanctions as provided under these laws. The Company is unable to estimate the amount of monetary fines, if any, or the nature or scope of any sanctions at this time and is continuing its investigation of this matter.

LEASE COMMITMENTS

The Company leases office space under noncancellable operating leases in New York and New Jersey that expire between June 2005 and March 2010.

At December 31, 2004, future minimum lease payments due under operating leases approximate:

2005                           $  423,000
2006                              315,000
2007                              143,000
2008                              126,000
2009                              127,000
2010                               32,000
                               ----------
Total minimum future payments  $1,166,000 (1)
                               ==========

Rental expense charged to operations was approximately $461,000, $432,000 and $60,000, for the years ended December 31, 2004, 2003 and 2002, respectively.

(1) At December 31, 2004, the New Jersey operations future minimum lease payments due under operating leases approximates: 2005 - $112,000, 2006 - $71,000, 2007 - $21,000, and 2008 - $3,000.

EMPLOYMENT  AGREEMENTS:

In June 2004, the Company entered into an employment agreement with Dennis O'Donnell the president of BioBalance that expires on May 5, 2006 at an annual compensation of $200,000. The board approved an increase of $25,000 upon the closing of the Offering that took place on February 24, 2005.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 10, 1999, the Company entered into employment agreements with two officers, with terms beginning December 27, 1999 and expiring in 2004. The agreements called for initial aggregate annual compensation of approximately $420,000 with an annual increase of 10% and provided for certain additional benefits. This employment agreement was amended on January 2, 2003 pursuant to the Stock for Stock Exchange Agreement between the Company and The BioBalance Corporation. Under the amended employment agreement, the two officers' employment was extended until December 31, 2009. The amendment also calls for assurance that the two officers continue their election as Directors for the full term of their employment contracts. If the officers are terminated as Directors, the Company shall enter into consulting agreements with the officers, effective the date of termination. In such case, consulting services will be provided on an as needed basis for a period of not less than five years and, as compensation for consulting services, each officer will be granted an option to acquire 500,000 shares of the Company's common stock for a term of no less than ten years at a price per share equal to the closing price of the stock on the date of such termination. The employment agreements were further amended to eliminate the requirement for consulting agreements. Messrs Braun and Rosenberg on February 24, 2005, agreed to a further amendment that their resignations as Executive Officers and Directors would be irrevocable. On February 24, 2005, Messrs Braun and Rosenberg resigned as Executive Officers and Directors of the Company and each received, in accordance with their amended employment agreements, 500,000 10 year options to purchase the Company's common stock at an exercise price of $0.85 per share.


On January 13, 2005 and March 15, 2004, the Compensation Committee approved bonuses of $500,000 to be paid to the two officers for the years ended December 31, 2004 and 2003, respectively; such amounts were accrued as of December 31, 2004 and 2003.

401(K)  PLAN:

The Home Health Care segment maintains an Internal Revenue Code Section 401(k) salary deferred savings plan (the "Plan") for eligible employees who have been employed for at least one year and are at least 21 years old. Subject to certain limitations, the Plan allows participants to voluntarily contribute up to 15% of their pay on a pretax basis. The Company currently contributes 50% of each dollar contributed to the Plan by participants up to a maximum of 3% of the participant's salary. The Plan also provides for certain discretionary contributions by the Company as determined by the Board of Directors. The Company's contributions offset by unvested, forfeited matching funds amounted to $40,000 and $54,000 for the years ended December 31, 2004 and 2003, respectively. The Bio Balance segment did not have a 401(k) plan for the year ended December 31, 2002.

BONUS PLAN:

The Home Health Care segment of the Company has established a bonus plan pursuant to which 10% of the Company's pre-tax net income is contributed to a bonus pool which is available for distribution to all employees as decided by the Company's Compensation Committee. A bonus of $44,000 and $58,000 was accrued as of December 31, 2004 and 2003, respectively.

CONCENTRATIONS OF CREDIT RISK:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

coverage and commercial accounts receivable. The Company has cash investment policies that restrict placement of these investments to financial institutions evaluated as highly creditworthy. Cash and cash equivalents held in one bank exceed federally insured limits by approximately $2,765,000 at December 31, 2004. The Company does not require collateral on commercial accounts receivable as the customer base generally consists of large, well-established institutions.

MAJOR CUSTOMERS:

Two major customers accounted for approximately 54% and 60% of net patient service revenue for the years ended December 31, 2004 and 2003, respectively. In addition, three customers represented approximately 49% and 44% of accounts receivable at December 31, 2004 and 2003, respectively.


BUSINESS RISKS:

The Company's primary business, offering home health care services, is heavily regulated at both the federal and state levels. While the Company is unable to predict what regulatory changes may occur or the impact on the Company of any particular change, the Company's operations and financial results could be negatively affected.

Further, the Company operates in a highly competitive industry, which may limit the Company's ability to price its services at levels that the Company believes appropriate. These competitive factors may adversely affect the Company' financial results.

CAUTIONARY STATEMENT

BioBalance operates in a competitive environment that involves a number of risks, some of which are beyond its control. Although we believe the expectations for BioBalance are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual events or results to differ materially from expected results involve both known and unknown risks. Key factors include, among others: our need to secure additional financing and at acceptable terms; the high cost and uncertainty of clinical trials and other development activities involving pharmaceutical products; the dependence on third parties to manufacture its products; the unpredictability of the duration and results of regulatory approval for our products; our dependence on our lead biotherapeutic agent, PROBACTRIX(TM) and the uncertainty of its market acceptance; the possible impairment of, or inability to enforce, intellectual property rights and the subsequent costs of defending these rights; and the loss of key executives or consultants.

NOTE 12 - THIRD-PARTY RATE ADJUSTMENTS AND REVENUE AND CERTAIN CONTRACTS:

Approximately 4% and 5% of net patient service revenue was derived under New York State Medicaid reimbursement programs during the years ended December 31, 2004 and 2003, respectively. These revenues are based, in part, on cost reimbursement principles and are subject to audit and retroactive adjustment. Differences between current rates and subsequent revisions are reflected in the year that the revisions are determined. There was no revenue generated by BioBalance for the years ended 2004, 2003 and 2002.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has an agreement with the City of New York acting through the Department of Social Services of The Human Resources Administration ("HRA") to provide personal care services to certain qualified individuals as determined by HRA. The agreement with HRA sets a fixed direct labor cost in the reimbursement rate. Should the Company incur direct costs of home attendant services below this fixed rate, the Company must repay the difference to HRA, subject to final audit by the City of New York. As of December 31, 2004 and 2003, the amount included in due to HRA relating to direct labor costs amounted to $844,950 and $828,555, respectively. In addition, the City's reimbursement methodology for general and administrative expenses is based on a fixed amount per client based on the number of cases. The Company is reimbursed at an hourly rate. Any amount over this fixed rate must be repaid to HRA. As of December 31, 2004 and 2003, this amount was $4,419,745 and $2,927,952, respectively, subject to final audit by the City of New York. The aggregate amount due to HRA was $5,264,695 and $3,756,507 at December 31, 2004 and 2003, respectively. As of December 31, 2004, HRA had completed their audit for the fiscal year ended June 30, 2001.

In January 2003, the New York State Department of Health ("DOH") approved additional funding to home health care agencies in a form of a rate increase. The additional funding is to be used exclusively for the recruitment and retention of home health care employees. Any unspent money relating to recruitment and retention is recorded as an accrued liability until such time as it is spent. As of December 31, 2004 and 2003, the Company accrued approximately $1,716,000 and $1,318,000, respectively, related to recruitment and retention funds not yet expended and are included in accrued employee benefits.

NOTE 13- SUPPLEMENTAL CASH FLOW DISCLOSURES:

                                         Year Ended     Year Ended     Year Ended
                                        December 31,   December 31,   December 31,
                                            2004           2003           2002
                                        -------------  -------------  -------------
Supplemental cash flow disclosures:

   Cash paid during the period for:
      Interest                          $      29,538  $       2,173  $           -
                                        =============  =============  =============

      Income taxes                      $      49,608  $      58,465  $       6,800
                                        =============  =============  =============

Supplemental schedule of noncash
investing and financing activities:

The Company purchased intangibles
which were partially acquired through
the issuance of 1,000,000 shares of
common stock. (See note 4)
                                        $           -  $   3,600,000  $           -
                                        =============  =============  =============

NOTE 14 - SEGMENT REPORTING:

The Company has two reportable business segments: New York Health Care, a home health care agency that provides a broad range of health care support services to patients in their homes, and BioBalance, a segment that is developing a biotherapeutic agent for the treatment of gastrointestinal disorders. BioBalance has not generated any revenue as of December 31, 2004.

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Elimination of
                                            New York         Bio-        Intersegment        Total
                                           Health Care     Balance         Activity       Consolidated
                                          -------------  ------------  ----------------  --------------
Year ended December 31, 2004
Revenue:
   Net patient service revenue            $ 48,854,358   $         -   $             -   $  48,854,358
   Sales                                             -             -                 -               -
                                          -------------  ------------  ----------------  --------------
     Total revenue                        $ 48,854,358   $         -   $             -   $  48,854,358
                                          =============  ============  ================  ==============

Income (loss) before (benefit) provision
 for income taxes                         $    290,204   $(6,425,015)  $             -   $  (6,134,811)
                                          =============  ============  ================  ==============

Depreciation and amortization             $    159,119   $   712,591   $             -   $     871,710
                                          =============  ============  ================  ==============
Interest income                           $     90,307   $     2,343   $       (22,773)  $      69,877
                                          =============  ============  ================  ==============
Interest expense                          $     29,538   $    22,773   $       (22,773)  $      29,538
                                          =============  ============  ================  ==============
Income tax (benefit) expense              $    (63,126)  $         -   $             -   $     (63,126)
                                          =============  ============  ================  ==============
Noncash compensation                      $          -   $  (365,822)  $             -   $    (365,822)
                                          =============  ============  ================  ==============
Assets                                    $ 14,646,001   $ 3,379,967   $   ( 1,522,773)  $  16,503,195
                                          =============  ============  ================  ==============
Expenditures for long lived assets        $          -   $    77,817   $             -   $      77,817
                                          =============  ============  ================  ==============

                                                             New York         Bio-          Total
                                                            Health Care     Balance      Consolidated
                                                           -------------  ------------  --------------
Year ended December 31, 2003
Revenue:
   Net patient service revenue                             $ 45,060,449   $         -   $  45,060,449
   Sales                                                              -             -               -
                                                           -------------  ------------  --------------
     Total revenue                                         $ 45,060,449   $         -   $  45,060,449
                                                           =============  ============  ==============

Loss before (benefit) provision for income taxes           $(17,370,598)  $(4,642,572)  $ (22,013,170)
                                                           =============  ============  ==============

Depreciation and amortization                              $    225,563   $   381,184   $     606,747
                                                           =============  ============  ==============
Interest income                                            $     35,720   $    15,535   $      51,255
                                                           =============  ============  ==============
Interest expense                                           $      2,173   $         -   $       2,173
                                                           =============  ============  ==============
Income tax (benefit) expense                               $     24,500   $    14,500   $      39,000
                                                           =============  ============  ==============
Noncash compensation                                       $          -   $ 1,591,459   $   1,591,459
                                                           =============  ============  ==============
Assets                                                     $ 14,801,531   $ 6,827,437   $  21,628,968
                                                           =============  ============  ==============
Expenditures for long assets                               $     12,245   $ 4,061,092   $   4,073,337
                                                           =============  ============  ==============

Prior to its acquisition of New York Health Care on January 2, 2003, BioBalance had only one segment, which did not generate any revenue.

NOTE 15 - QUARTERLY FINANCIAL DATA (UNAUDITED):

                                 Cost of
                Net Patient   Professional
                  Service        Care of         Net         Basic and
2004              Revenue       Patients         Loss       Diluted EPS
--------------  ------------  -------------  ------------  -------------
First quarter   $ 11,506,458  $   9,187,896  $(1,227,584)  $      (0.05)

Second quarter    12,171,007      9,807,932   (1,162,071)         (0.05)

Third quarter     12,397,208      9,961,241   (1,013,904)         (0.04)

Fourth quarter    12,779,685     10,257,147   (2,668,126)(1)      (0.11)

                  NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 Cost of
                Net Patient   Professional
                  Service        Care of          Net         Basic and
2003              Revenue       Patients         Loss        Diluted EPS
--------------  ------------  -------------  -------------  -------------
First quarter   $ 11,994,489  $   9,706,778  $(19,004,862)  $      (0.79)

Second quarter    10,820,260      8,531,889      (689,088)         (0.03)

Third quarter     11,044,365      8,821,090    (1,099,192)         (0.05)

Fourth quarter    11,201,335      9,046,964    (1,259,028)         (0.04)

(1) In the fourth quarter of 2004, it was determined that the NexGen intangible assets were impaired by $1,740,326 as a result of an impairment analysis performed. See note 4.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


Column A                                Column B           Column C             Column D     Column E
-------------------------------------  -----------  ------------------------  -----------  ------------
                                                           Additions
                                                    ------------------------
                                       Balance at   Charged to   Charged to
                                        Beginning    Costs and      Other                     Balance at
Description                             of Period    Expenses     Accounts     Deductions   End of Period
-------------------------------------  -----------  -----------  -----------  ------------  --------------
Year ended December 31, 2004
   Deducted from asset accounts:
      Allowance for doubtful accounts  $   397,000  $    90,400  $         -  $   (27,400)  $      460,000
      Deferred tax asset valuation
      allowance                        $ 1,859,000  $ 2,800,000  $         -  $         -   $    4,659,000

Year ended December 31, 2003
   Deducted from asset accounts:
      Allowance for doubtful accounts  $         -  $    50,000 *$   694,000  $  (347,000)  $      397,000
      Deferred tax asset valuation
      allowance                        $   852,000  $ 1,007,000  $         -  $         -   $    1,859,000

Year ended December 31, 2002
   Deducted from asset accounts:
      Allowance for doubtful accounts  $         -  $         -  $         -  $         -   $            -
      Deferred tax asset valuation
      allowance                        $   208,000  $   644,000  $         -  $         -   $      852,000

*Cash collected in excess of the estimated fair value of accounts receivable of New York Health Care acquired in the reverse merger, offset by an additional equal amount of $347,000.

                  NEW YORK HEALTH CARE , INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                   March 31,     December 31,
                                                                                     2005            2004
                                                                                 ------------    ------------
                                                                                  (Unaudited)       (Note 1)
                                     ASSETS
Current assets:
  Cash and cash equivalents                                                      $  5,907,652    $  2,186,756
  Due from lending institution                                                         78,941         566,523
  Accounts receivable, net of allowance for uncollectible
     amounts of $495,000 and $460,000 respectively                                  8,543,951       8,656,311
  Current portion of notes receivable                                                 275,797              --
  Unbilled services                                                                    79,265          65,627
  Prepaid expenses and other current assets                                           550,281         466,625
                                                                                 ------------    ------------
           Total current assets                                                    15,435,887      11,941,842

Property and equipment, net                                                           117,386          87,006
Notes receivable, net of current portion                                               78,100              --
Goodwill, net                                                                         900,587         900,587
Other intangible assets, net                                                        3,351,914       3,496,295
Other assets                                                                           78,105          77,465
                                                                                 ------------    ------------
           Total assets                                                          $ 19,961,979    $ 16,503,195
                                                                                 ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accrued payroll                                                               $  1,303,692    $  1,328,127
   Accounts payable and accrued expenses                                            7,257,038       7,326,115
   Due to HRA                                                                       5,551,305       5,264,695
                                                                                 ------------    ------------
             Total current liabilities                                             14,112,035      13,918,937
                                                                                 ------------    ------------

Commitment and contingencies
Shareholders' equity:
   Preferred stock, $.01 par value, 5,000,000 shares  authorized;                       5,904           5,904
     Class A Preferred, 590,375 authorized,  issued and outstanding
   Common stock, $.01 par value, 100,000,000 shares authorized;
     32,843,183 shares issued and 32,839,138 outstanding as of March 31, 2005:        328,432         249,438
     24,943,821 shares issued and 24,939,776 outstanding as of December 31, 2004
Additional paid-in capital                                                         36,458,431      32,313,470
Accumulated deficit                                                               (30,933,350)    (29,975,081)
Less: Treasury stock (4,045 common shares at cost)                                     (9,473)         (9,473)
                                                                                 ------------    ------------
             Total shareholders' equity                                             5,849,944       2,584,258
                                                                                 ------------    ------------
             Total liabilities and shareholders' equity                          $ 19,961,979    $ 16,503,195
                                                                                 ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    For The Three Months Ended
                                                            March 31,
                                                  ------------------------------
                                                     2005              2004
                                                  ------------     ------------

Net patient service revenue                       $ 12,462,405     $ 11,506,458
                                                  ------------     ------------

Expenses:
    Professional care of patients                   10,024,030        9,187,896
                                                  ------------     ------------
    General and administrative
         (excluding noncash compensation)            2,986,120        2,949,425
    Noncash compensation                                    --            3,690
                                                  ------------     ------------
          Total general and
            administrative expenses                  2,986,120        2,953,115
                                                  ------------     ------------
    Product development
         (excluding noncash compensation)              193,411          427,584
   Noncash compensation                                 26,559         (170,304)
                                                  ------------     ------------
         Total product development                     219,970          257,280
                                                  ------------     ------------

    Bad debts expense                                   35,000          120,000
    Depreciation and amortization                      171,941          223,049
                                                  ------------     ------------

       Total operating expenses                     13,437,061       12,741,340
                                                  ------------     ------------

Loss from operations                                  (974,656)      (1,234,882)
                                                  ------------     ------------

Non-operating income (expenses):
   Interest income                                      35,630           12,307
   Interest expense                                     (2,081)          (5,009)
                                                  ------------     ------------
Non-operating income (expenses), net                    33,549            7,298
                                                  ------------     ------------

Loss before provision for income taxes                (941,107)      (1,227,584)
  Provision for income taxes:
   Current                                              17,162               --
                                                  ------------     ------------

Net loss                                          $   (958,269)    $ (1,227,584)
                                                  ============     ============

Basic and diluted loss per share                  $      (0.03)    $      (0.05)
                                                  ------------     ------------

Weighted and diluted average shares
  outstanding                                       28,099,521       24,939,776
                                                  ============     ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                  (UNAUDITED)

                                  Common Stock       Preferred Stock                  Treasury Stock
                              --------------------  -----------------   Additional   -----------------                     Total
                                                                         Paid-In                        Accumulated    Shareholders'
                              Shares       Amount   Shares    Amount     Capital      Shares   Amount      Deficit        Equity
                             ----------  ---------  --------  -------  ------------  -------  --------  -------------  ------------
Balance at January 1, 2005   24,943,821   $249,438   590,375  $ 5,904  $ 32,313,470    4,045  $ (9,473) $ (29,975,081)  $ 2,584,258

Proceeds from issuance
  of Common Stock
  and Warrants on
  February 24, 2005           7,899,362     78,994                        4,118,402                                       4,197,396

Increase in compensation
  expense due to a
  revaluation of
  options/warrants                                                           26,559                                          26,559

Net loss                                                                                                     (958,269)     (958,269)
                             ----------  ---------  --------  -------  ------------  -------  --------  -------------  ------------

Balance at March 31, 2005    32,843,183  $ 328,432   590,375  $ 5,904  $ 36,458,431    4,045  $ (9,473) $ (30,933,350)  $ 5,849,944
                             ==========  =========  ========  =======  ============  =======  ========  =============  ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                 For the Three Months Ended
                                                                         March 31,
                                                                    2005           2004
                                                                 -----------    -----------
Cash flows from operating activities:
   Net loss                                                      $  (958,269)   $(1,227,584)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
        Noncash compensation                                          26,559       (166,614)
        Depreciation and amortization                                171,941        223,049
        Bad debts expense                                             35,000        120,000
        Changes in operating assets and liabilities:
           Increase in accounts receivable
             and unbilled services                                  (290,175)      (452,032)
           Increase in prepaid expenses and other current
             assets                                                  (83,656)      (132,119)
           Decrease (increase) in due from lending institution       487,582       (127,923)
           Increase in other assets                                     (640)        (9,812)
           Decrease in accrued payroll                               (24,435)      (541,816)
          (Decrease) increase in accounts payable and
            accrued expenses                                         (69,077)       160,970
           Increase in due to HRA                                    286,610        366,754
           Decrease  in due to related parties                            --       (250,000)
           Decrease in income tax payable                                 --        (24,394)
                                                                 -----------    -----------

           Net cash used in operating activities                    (418,560)    (2,061,521)
                                                                 -----------    -----------

Cash flows from investing activities:
   Acquisition of property and equipment                             (43,687)        (8,500)
   Acquisition of intangible assets                                  (14,253)        (6,683)
                                                                 -----------    -----------

         Net cash used in investing activities                       (57,940)       (15,183)
                                                                 -----------    -----------

Cash flows from financing activities:
   Net proceeds from issuance of common stock and warrants         4,197,396             --
                                                                 -----------    -----------

Net increase (decrease) in cash and cash equivalents               3,720,896     (2,076,704)

Cash and cash equivalents at beginning of period                   2,186,756      7,337,896
                                                                 -----------    -----------

Cash and cash equivalents at end of period                       $ 5,907,652    $ 5,261,192
                                                                 ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Basis of Consolidation:

New York Health Care, Inc. ("New York Health Care") was organized under the laws of the State of New York in 1983. New York Health Care provides services of registered nurses and paraprofessionals to patients throughout New York and New Jersey. The BioBalance Corporation, ("BioBalance") a Delaware Corporation, was formed in May 2001. BioBalance is a specialty pharmaceutical company focused on the development of proprietary biotherapeutic agents for various gastrointestinal diseases that are poorly addressed by current therapies. BioBalance is pursuing accelerated prescription drug approval of its lead product, PROBACTRIX(R), for the treatment and/or prevention of pouchitis with the U.S. Food and Drug Administration ("FDA"). There can be no assurance that BioBalance will be successful in gaining approval for this indication. The consolidated entity, collectively referred to, unless the context otherwise requires, as the "Company", "we", "our" or similar pronouns, includes New York Health Care and its wholly-owned subsidiaries, BioBalance and NYHC Newco Paxxon, Inc. D/B/A Helping Hands Healthcare ("Helping Hands"). All significant inter-company balances and transactions have been eliminated.

The accompanying interim consolidated financial statements have been prepared by the Company without audit, in accordance with the instructions for Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and therefore do not include all information and notes normally provided in the annual financial statements and should be read in conjunction with the audited financial statements and the notes thereto included in Form 10-K/A of New York Health Care for the year ended December 31, 2004 as filed on April 28, 2005 with the SEC.

In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (which consist of normal and recurring adjustments) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year.

Recent Developments:

In connection with the consummation of the Offering (see Note 2), at the close of business on February 24, 2005, at the request of the Placement Agent, (i) Mr. Jerry Braun resigned as a director and as the Company's Chief Executive Officer and President and (ii) Mr. Jacob Rosenberg resigned as a director and as the Company's Vice President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Secretary. In connection with Braun and Rosenberg's agreement with the Placement Agent to resign as officers and directors of the Company, in order to secure the obligations of the Company and Helping Hands, to
(i) consummate the sale of all the assets relating to the Company's home healthcare business (the "Asset Sale") to New York Health Care, LLC, a company controlled by Messrs. Braun and Rosenberg (the "LLC"), pursuant to the terms of the Purchase Agreement signed July 15, 2004 among the Company, Helping Hands and the LLC ("Purchase Agreement") or (ii) to comply with any future payment obligations of the Company to Braun and Rosenberg under their respective employment agreements with the Company, the Company entered into an agreement (the "Security Agreement"), on February 24, 2005, which granted Messrs. Braun and Rosenberg a security interest in the assets of the Company's home healthcare business being conducted in the states of New York and New Jersey and provided for the deposit of up to $3.55 million in a cash collateral account (collectively, the "Collateral"). Under terms of the Security Agreement, none of BioBalance funds will be used as Collateral.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Mr. Braun continues to be employed by the Company as the President of its home healthcare division and Mr. Rosenberg continues to be employed by the Company as the Vice President of the Company's home healthcare division. Other than their ceasing to be officers of the Company, and the resulting changes in their duties and responsibilities, their respective employment agreements with the Company remain in effect. In addition, Messrs. Braun and Rosenberg have board observer rights with respect to the Company's board of directors until such time as the Asset Sale is consummated. Pursuant to the terms of their respective employment agreements, as a result of their resignations from the Company's Board of Directors, on February 24, 2005, each of Braun and Rosenberg received ten year stock options ("Options") to purchase 500,000 shares of Common Stock at an exercise price of $0.85 per share, pursuant to the Company's Performance Incentive Plan.

As of the close of business on February 24, 2005, Mr. Dennis O'Donnell became the Company's Chief Executive Officer and Secretary. Mr. O'Donnell also retained his position as the Chief Executive Officer and a director of BioBalance and as a director of the Company.

On March 23, 2005, the security interest that was granted pursuant to the Security Agreement was terminated and Messrs. Braun and Rosenberg agreed that the Company could enter into an agreement with a third party for the sale of the New Jersey portion of the Company's home healthcare operations (the "NJ Business") under specified conditions without being in breach of the Purchase Agreement.

On April 11, 2005, the Company entered into an agreement to sell the NJ Business to Accredited Health Services, Inc. ("Accredited Health"), a subsidiary of National Home Health Care Corp., for $3,000,000. In addition to Messrs. Braun and Rosenberg, the LLC also consented to the sale of the NJ Business to Accredited Health and agreed that such sale would not result in a breach of the Purchase Agreement. Funding of the purchase price in the amount of $3,000,000 was made on April 11, 2005 and a formal closing for the sale, which is subject only to an orderly transition of the NJ Business to Accredited Health, will occur by May 26, 2005. An aggregate of $150,000 of the purchase price was placed in escrow to cover actual losses, if any, incurred by Accredited Health for which the Company is required to indemnify Accredited Health pursuant to the agreement. If no claims by Accredited Health for indemnification by the Company are made, the escrowed funds will be released to the Company 90 days after the formal closing of the transaction.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Below is selected financial data for the New Jersey home healthcare business (unaudited):

                                        March 31,
                                   -------------------
                                     2005       2004
                                   --------   --------

Current assets                     $574,442   $518,140
                                   ========   ========

Total assets                       $597,438   $554,962
                                   ========   ========

Total current liabilities          $371,426   $391,904
                                   ========   ========

                              Quarter Ended      Quarter Ended
                                 March 31,          March 31,
                                  2005                2004
                               -----------        -----------

Net patient service revenue    $ 1,709,624        $ 1,580,575
                               ===========        ===========

Professional care of patients  $ 1,174,594        $ 1,057,456
                               ===========        ===========

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation:

The Company uses the intrinsic-value method of accounting for stock-based awards granted to employees. No stock-based compensation cost is included in net loss, as all options granted during periods presented had an exercise price equal to the market value of the stock on the date of grant.

Recently Issued Accounting Pronouncements:

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R. SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, requires that compensation cost relating to share-based payment transactions be recognized in the financial statements, based on the fair value of the equity or liability instruments issued. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and applies to all awards granted, modified, repurchased or cancelled after the effective date. We do not expect the adoption of this standard to have a significant impact on our consolidated results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets-an amendment of APB Opinion No. 29," or SFAS No. 153. SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets of APB Opinion No. 29 and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in the fiscal periods beginning after June 15, 2005. We do not expect the adoption of this standard to have a significant impact on our consolidated results of operations or financial position.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - PRIVATE PLACEMENT:

On February 24, 2005, the Company consummated a private offering (the "Offering") which resulted in its issuing an aggregate of 7,899,362 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and warrants to purchase 3,949,681 shares of Common Stock (the "Warrants") to persons who qualify as "accredited investors" within the meaning of rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act"). The aggregate purchase price for the Shares and Warrants was $4,897,600 and net proceeds received by the Company were $4,197,396. Each Warrant is exercisable to purchase one share of the Company's Common Stock at an exercise price of $0.78 per share during the five-year period commencing on February 24, 2005. In connection with the Offering, the Company paid to the placement agent for the Offering (the "Placement Agent") commissions of $470,260 and an additional $146,616 to cover non-accountable and certain other expenses of the Placement Agent, other costs of $83,328 and the value of the Placement Agent Warrants, described below. In addition, the Company issued to the Placement Agent and its designees five-year warrants (the "Placement Agent Warrants") to purchase an aggregate of 1,777,356 shares of Common Stock at $0.62 per share. The Company based on the Black Scholes calculation has assigned a fair value to the Placement Agent Warrants of $624,705. The Company allocated $2,679,518 and $893,173 of net proceeds using the relative fair value method of allocation to the Common Stock and Warrants, respectively. Under the terms of the Offering, the Company has the right to call the Warrants that were issued in the Offering upon thirty days notice, at a price of $0.01 per Warrant, provided the closing price of the Common Stock on its principal trading market exceeds $2.00 per share, subject to anti-dilution adjustments, for a period of 10 consecutive trading days, ending within 30 days prior to the date on which the notice of redemption is given and a registration statement covering the shares underlying the Warrants has been declared and remains effective or the shares issuable upon exercise of the Warrants are not otherwise subject to any restrictions for their public sale.

The Company has agreed to file a registration statement with respect to the Common Stock and Warrants issued in the Offering within 45 days after the closing of the Offering (the"Required Due Date"). If the registration statement is not filed by the Required Due Date (unless the failure to file resulted from the financial statements of the Company for the year 2004 not being available), or if the registration statement is not declared effective within 180 days after the closing, then monthly cash delay payments equal to 1.5% of the aggregate gross proceeds from the Offering are due to the holders of the Common Stock and Warrants.

The net proceeds from the Offering are being used to support BioBalance's operations including research and development, clinical trials and working capital. In addition, a $1.7 million loan from the Company to BioBalance was repaid from the proceeds of the Offering.

NOTE 3 - LOSS PER SHARE:

Basic loss per share excludes dilution and is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period.

Diluted earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period, adjusted to reflect potentially dilutive securities including the presumed conversion of the preferred stock from the date of its issuance. Due to losses for the three months ended March 31, 2005 and 2004, potential common stock attributable to options, warrants and preferred stock outstanding of 9,973,738 for the three months ended March 31, 2005 and 4,099,234 for the three months ended March 31, 2004, were not included in the computation of diluted earnings per share, because to do so would be antidilutive.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4 - NOTES RECEIVABLE:

The Company entered into an agreement on February 3, 2005, with one of its customers converting that customer's accounts receivable balance into a note receivable. The note is payable in monthly installments of $19,525 until July 14, 2006. In addition, five additional monthly payments are being made commencing February 14, 2005, aggregating to $41,497 at March 31, 2005. Interest is paid monthly at 6% per annum on the remaining balance of the successive monthly installments of $19,525 ($312,400 at March 31, 2005).

NOTE 5 - INTANGIBLE ASSETS:

The major classifications of intangible assets and their respective estimated useful lives are as follows:

                                             March 31, 2005
                         -------------------------------------------------------
                                                                    Estimated
                         Gross Carrying Accumulated   Net Carrying  Useful Life
                              Amount    Amortization   Amount         Years
                         -------------- ------------ -------------  ------------

Intellectual property      $2,706,337   $  964,498   $1,741,839           10
Patents/trademarks          1,127,158      306,333      820,825           10
Non-compete agreement         770,000      250,250      519,750            5
Patient list                  100,000       45,000       55,000            5
Customer base                 390,000      175,500      214,500            5
                           ----------   ----------   ----------
                           $5,093,495   $1,741,581   $3,351,914
                           ==========   ==========   ==========

                                           December 31, 2004
                         -------------------------------------------------------
                                                                     Estimated
                         Gross Carrying Accumulated   Net Carrying  Useful Life
                            Amount      Amortization   Amount         Years
                         -------------- ------------ -------------  ------------

Intellectual property     $2,706,337   $  896,840   $1,809,497           10
Patents/trademarks         1,112,905      278,357      834,548           10
Non-compete agreement        770,000      211,750      558,250            5
Patient list                 100,000       40,000       60,000            5
Customer base                390,000      156,000      234,000            5
                          ----------   ----------   ----------
                          $5,079,242   $1,582,947   $3,496,295
                          ==========   ==========   ==========

As of March 31, 2005, approximately $3.1 million of the intangible assets net of accumulated amortization relate to BioBalance. BioBalance is a research and development company and has had significant losses since inception. The Company cannot assure that BioBalance will be able to generate revenues or profits from operations of its business or that BioBalance will be able to generate or sustain profitability in the future.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following at:

                                            March 31, 2005   December 31, 2004
                                            --------------   -----------------

Accounts payable                             $  573,762         $  622,730
Accrued expenses                              1,974,229          2,150,896
Accrued employee benefits                     4,709,047          4,552,489
                                             ----------         ----------
                                             $7,257,038         $7,326,115
                                             ==========         ==========

NOTE 7 - LINE OF CREDIT:

New York Health Care has a $4,000,000 line of credit with G.E. Capital Health Care Financial Services that expires November 29, 2005. The availability of the line of credit is based on a formula of eligible accounts receivable. The loan agreement was amended in 2004 to allow New York Health Care to lend money to BioBalance if there is no outstanding loan under this agreement. The agreement has also been amended to allow New York Health Care to invest money in BioBalance. As of March 31, 2005, approximately $4,000,000 was available to the Company. Certain assets of the Company collateralize the line of credit. The agreement contains various restrictive covenants, which among other things, require that the Company maintain a minimum tangible net worth. Borrowings under the agreement bear interest at prime plus 1 1/2% at March 31, 2005 (7.25%).

At March 31, 2005, there was an amount due from G.E. Capital Health Care Financial Services of $78,941. This is due to a lockbox being used by the Company; all collections are deposited with G.E. Capital Health Care Financial Services and then transferred to the Company's bank account.

On April 11, 2005, the Company's loan agreement was modified to permit the sale of the NJ Business to Accredited Health and to lift the lender's lien with respect to the assets of the NJ Business. As a result of this modification, no loans under the agreement may be requested or occur until such time as the parties agree on the adjusted amount of the borrowing base. Such an amendment will result in a decrease in the amount available for borrowing under the facility.

NOTE 8 - STOCK OPTIONS/WARRANTS:

In accordance with SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure," the following table presents the effect on net loss and net loss per share if compensation cost for the Company's stock plans had been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation".

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The fair value of each option grant is estimated on the date of grant by use of the Black-Scholes option pricing model:

                                                      For The Three Months Ended
                                                             March 31,
                                                     --------------------------
                                                         2005           2004
                                                     -----------    -----------

Net loss, as reported                                $  (958,269)   $(1,227,584)
Less stock-based compensation expense
  determined under fair value method for
  all employee stock options, net of tax effect         (686,889)      (601,230)
                                                     -----------    -----------

Pro forma net loss                                   $(1,645,158)   $(1,828,814)
                                                     ===========    ===========

Basic and diluted loss per share, as reported        $     (0.03)   $     (0.05)
Basic and diluted loss per share, pro forma          $     (0.06)   $     (0.07)

The options' assumptions used to estimate these values are as follows:

                                                      For The Three Months Ended
                                                              March 31,
                                                      --------------------------
                                                         2005          2004
                                                       --------       ------

Risk free interest rate                                   1.59%        1.72%
Expected volatility of common stock                         88%          92%
Dividend yield                                               0%           0%
Expected option term                                   3-5 yrs.       3 yrs.

During the quarter ended March 31, 2005, the following options were issued to employees in accordance with the Company's Performance Incentive Plan. Since the options were given to employees at not less than fair value on the date of grant, no compensation expense was recorded.

Grant Date          Number of Options    Exercise Price    Expiration Term
-----------------   -----------------    --------------    ---------------
February 24, 2005      1,000,000             $  0.85           10 Years

The NASD implemented a marketplace rule on July 1, 2003 that requires a company whose securities are listed on Nasdaq to obtain shareholder approval prior to the issuance of options or warrants to certain categories of recipients including among others, consultants or non-employee members of the Board of Directors.

The Company committed to issue warrants to certain consultants subsequent to July 1, 2003 at a time when it was subject to the NASD marketplace rule. Therefore, these commitments of warrants will be re-valued at each balance sheet date with the appropriate adjustment made to compensation expense. Once shareholder approval is obtained, no further adjustment to compensation expense will be recorded. For the three months ended March 31, 2005, the revaluation of the warrants resulted in an increase in compensation of $26,559.

On February 24, 2005, in connection with the Offering the Company issued 3,949,681 Warrants to investors in the Private Placement and 1,777,356 Warrants to the Placement Agent (see Note 2).

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On May 6, 2005, Dennis O'Donnell was issued 100,000 options and a cash bonus of $90,000 pursuant to the terms of his employment agreement with the Company and in consideration of his performance on behalf of the Company.

NOTE 9 - INCOME TAXES:

The temporary differences that give rise to deferred tax assets are impairment of intangible assets for financial statement purposes over tax purposes, the direct write-off method for receivables, using accelerated methods of amortization and depreciation for property and equipment for tax purposes, and using statutory lives for intangibles for tax purposes. Also included in the deferred tax asset is a net operating loss carry-forward. At March 31, 2005 and December 31, 2004, the Company has computed a deferred tax asset in the amount of approximately $5,027,000 and $4,652,000, respectively. A full valuation allowance has been recorded against the net deferred tax assets because, it is not more likely than not, such assets will be recognized in the foreseeable future. The valuation allowance increased by $375,000 during the three months ended March 31, 2005.

NOTE 10 - SUPPLEMENTAL CASH FLOW DISCLOSURES:

                                                      For The Three Months Ended
                                                                  March 31,
                                                             -------------------
                                                               2005       2004
                                                             --------   --------

       Supplemental cash flow disclosures:

         Cash paid during the period for:

           Interest                                          $  2,081   $  5,009
                                                             ========   ========

           Income taxes                                      $ 17,162   $ 48,355
                                                             ========   ========

Supplemental Schedule of noncash financing activity:

The Company entered into an agreement on
 February 3, 2005 to convert an accounts receivable
 balance to a note receivable with one of its customers      $353,897   $      0
                                                             ========   ========

The Company issued Placement Agent Warrants
 as part of the Private Placement Offering                   $624,705   $      0
                                                             ========   ========

NOTE 11 - SEGMENT REPORTING:

The Company has two reportable business segments: New York Health Care, a home health care agency that provides a broad range of health care support services to patients in their homes, and BioBalance, a company that is developing a probiotic agent for the treatment of gastrointestinal disorders. BioBalance has not generated any revenue as of March 31, 2005.

                   NEW YORK HEALTH CARE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                      New York         Bio-            Total
                                     Health Care     Balance       Consolidated
                                     -----------     -------       ------------

Three Months Ended March 31, 2005
Revenue:
    Net patient service revenue     $ 12,462,405   $         --    $ 12,462,405
    Sales                                     --             --              --
                                    ------------   ------------    ------------
      Total revenue                 $ 12,462,405   $         --    $ 12,462,405
                                    ============   ============    ============

Net income (loss)                   $     74,489   $ (1,032,758)   $   (958,269)

Total assets                        $ 15,245,646   $  4,716,333    $ 19,961,979

Three Months Ended March 31, 2004
    Net patient service revenue     $ 11,506,458   $         --    $ 11,056,458
    Sales                           $         --   $         --    $         --
                                    ------------   ------------    ------------

Total revenue                       $ 11,506,458   $         --    $ 11,506,458
                                    ============   ============    ============

Net income (loss)                   $     43,047   $ (1,270,631)   $ (1,227,584)

Total assets                        $ 13,921,844   $  6,024,440    $ 19,946,284

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

         The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

  Securities and Exchange Commission registration fee.......   $      1,288.67
                                                               $
                                                               $
  Accounting fees and expenses..............................   $     20,000,00
  Legal fees and expenses...................................   $     35,000.00
  Printing and engraving costs..............................   $      5,000.00
  Blue Sky qualification fees and expenses..................   $      1,000.00
  Miscellaneous expenses....................................   $      5,000.00
                                                               ----------------
  Total.....................................................   $     67,288.67

-----------------------

Item 14. Indemnification Of Directors And Officers

         Article 7 of the Business Corporation Law of the State of New York (the "BCL"), in general, allows corporations to indemnify their officers and directors against any judgment, fine, settlement and reasonable expenses incurred in any non-derivative civil or criminal action, or against any settlement and reasonable expenses in any derivative civil action, if the officer or director acted in good faith and for a purpose he reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. Partial indemnification is allowed in cases where the officer or director was partially successful in defeating the claim. Such Article establishes procedures for determining whether the standard of conduct has been met in the particular case, for timely notification to shareholders, for prepayment of expenses and for payment pursuant to a court order or as authorized by disinterested directors or the shareholders. Article 7 also provides that it is not exclusive of any other rights to which an officer or director may be entitled under the certificate of incorporation or the bylaws or a corporation or pursuant to an agreement, resolution of shareholders or resolution of directors that are authorized by the certificate of incorporation or the bylaws of a corporation; provided that no indemnification may be made if a judgment or other final adjudication adverse to the officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Article Third of the our Restated Certificate of Incorporation, as amended, provides with respect to the indemnification of directors and officers, among other things, that (a) we may, to the fullest extent permitted by Sections 721 through 726 of the New York Business Corporation Law, as amended, indemnify all persons whom it may indemnify pursuant thereto, (b) our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for certain transactions or events as set forth in such Article Third, (c) each person who was or is made a party, or is threatened to be made a party, to or is involved in any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of ours, shall be indemnified and held harmless by us to the fullest extent authorized by the New York Business Corporation Law, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and (d) the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in such Article Third shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders and disinterested directors or otherwise.

         The   indemnification   provisions  in  our  Restated   Certificate  of
Incorporation, as amended and our amended and restated bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. It is the position of the SEC that indemnification for liabilities under the Securities Act is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales Of Unregistered Securities

          On February 24, 2005 we consummated the Offering which resulted in our issuing an aggregate of (i) 7,899,362 shares (the "Shares") of our common stock, par value $0.01 per share (the "Common Stock"), and warrants to purchase 3,949,681 shares of Common Stock (the "Warrants") to persons who qualify as "accredited investors" within the meaning of rule 501 of Regulation D promulgated under the Act. The aggregate purchase price for the Shares and Warrants was $ 4,897,600. Each Warrant is exercisable to purchase one share our Common Stock at an exercise price of $0.78 per share during the five-year period commencing on February 24, 2005. The Shares and Warrants were issued to the purchasers without registration under the Act, in reliance upon the exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the Offering; we obtained representations from the purchasers regarding their investment intent, experience and sophistication; the purchasers either received or had access to adequate information about us in order to make informed investment decisions; the purchasers represented that they were "accredited investors" within the meaning of Rule 501 of Regulation D and the Shares and Warrants were issued with restricted securities legends. In connection with the Offering, we paid the Placement Agent commissions of $470,260 and an additional $146,616 to cover non-accountable and certain other expenses of the Placement Agent. In addition, we issued to the Placement Agent and its designees five-year warrants to purchase an aggregate of 1,777,356 shares of our common stock at $0.62 per share.

Item 16.    Exhibits and Financial Statement Schedules

         The following is a list of exhibits that comprise a part of the Registration Statement:

         2.1 Stock for Stock Exchange Agreement between the Company and BioBalance dated October 11, 2001, as amended by Amendment No. 1 dated February 13, 2002, Amendment No. 2 dated July 10, 2002, Amendment No. 3 dated August 13, 2002 and Amendment No. 4 dated October 25, 2002 (incorporated herein by reference to Exhibits No. 2.1-2.4, inclusive, to the Company's registration statement on Forms S-4, SEC file no. 333-85054).

         2.2 Purchase and Sale agreement dated as of July 15, 2004 by and among the Company, NYHC Newco Paxxon Inc. and New York Health Care, LLC. (7)

         2.3 Asset Purchase Agreement dated as of April 11, 2005 by and among Accredited Health Services, Inc., New York Healthcare, Inc. and NYHC Newco Paxxon Inc. (10)

         3.1      Certificate of Incorporation of the Company. (1)

         3.2      Restated Certificate of Incorporation of the Company. (1)

         3.3      Certificate   of   Correction  of  Restated   Certificate   of
                  Incorporation of the Company. (1)

         3.4 Amendment to the Certificate of Incorporation filed October 17, 1996. (1)

         3.5      By-laws of the Company. (1)

         3.6 Amendment to the Certificate of Incorporation of the Company filed December 4, 1996. (1)

         3.7 Certificate of Designations, Rights and Preferences of New York Health Care, Inc. Class A Convertible Preferred Stock.
                  (2)

         3.8 Certificate of Amendment to the Certificate of Incorporation of New York Health Care, Inc. filed on September 10, 2004 (incorporated by reference to the applicable Exhibit filed with the Company's 8-K filed on September 15, 2004)

         3.9      Amended By-Laws of the Company (9)

         4.1      Form of certificate evidencing shares of Common Stock. (1)

         5.1      Opinion of Blank Rome LLP

         10.1 Engagement Letter Agreement between the Company and Sterling Financial Investment Group, Inc. dated May 6, 2004. (5)

         10.2     Employment Agreement for Dennis O'Donnell (6)

         10.3 Option agreement dated September 14, 2004 between the Company and Dennis O'Donnell (7)

         10.4 Form of Option Agreement under the Company's Performance Incentive (Stock Option) Plan (7)

         10.5 Placement Agreement dated November 19, 2004 between the Company and Sterling Financial Investment Company, Inc. (incorporated by reference to the applicable Exhibit filed with the Company's Form 8-K filed on November 23, 2004)

         10.8 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the
                  Company doing business in Rockland, Westchester and Bronx Counties dated May 8, 1995. (1)

         10.9 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Dutchess, Orange, Putnam, Sullivan and Ulster Counties dated May 8, 1995. (1)

         10.10 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Nassau, Suffolk and Queens Counties dated May 8, 1995. (1)

         10.11 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Orange and Rockland Counties dated July 1, 1995. (1)

         10.12 Personal Care Aide Agreement by and between the Company and Nassau County Department of Social Services dated October 18, 1995. (1)

         10.13 State of New York Department of Health Offices of Health Systems Management Home Care Service Agency License for the Company doing business in Bronx, Kings, New York, Queens and Richmond Counties dated December 29, 1995. (1)

         10.14 Homemaker and Personal Care Agreements by and between the Company and the County of Rockland Department of Social Services dated January 1, 1996. (1)

         10.15++ Employment Agreement by and between the Company and Jerry Braun dated November 12, 1999. (3)

         10.16++ Employment Agreement by and between the Company and Jacob Rosenberg dated November 12, 1999. (3)

         10.17 Loan Security Agreement among New York Health Care, Inc., NYHC Newco Paxxon, Inc. and Heller Healthcare Finance, Inc. dated November 28, 2000. (incorporated by reference to Exhibits to the Company's Form 8-K Report filed December 8, 2000)

         10.18 Amendment No. 1 to Loan and Security Agreement and Consent and Waiver with Heller Healthcare Finance, Inc. dated November 27, 2002 (incorporated by reference to Exhibit to the Company's Form 8-K Current Report filed on December 4, 2002)

         10.19 Amendment No. 2 to Loan and Security Agreement among GE HFS Holding, Inc., the Company and Newco Paxxon, Inc. dated March 29, 2004 (5)

         10.20 Amendment No. 3 to Loan and Security Agreement among GE HFS Holdings, Inc., the Company and Newco Paxxon, Inc. dated March 29, 2004 (incorporated by reference to the Form 8-K filed by the Company on December 12, 2004)

         10.21 Amendment No. 4 dated January 13, 2005 to Loan and Security Agreement by and among New York Health Care, Inc., NYHC Newco Paxxon, Inc. and GE HFS Holdings, Inc. (incorporated by reference to the exhibit filed with the Company's Current Report on Form 8-K for the event dated January 13, 2005)

         10.22 Amendment dated February 7, 2005 to the Placement Agent agreement dated November 19, 2004, between the Company and Sterling Financial Group, Inc.(11)

         10.23 Amendment dated February 18, 2005 to the Placement agent agreement dated November 19, 2004, between the Company and Sterling Financial Group, Inc. (11)

         10.24 Agreement dated February 24, 2005, among the Company, Jerry Braun and Jacob Rosenberg. (11) 10.25 Agreement dated March 24, 2005, among the Company, Jerry Braun and Jacob Rosenberg
                  (11) 10.26 Form of Investor Warrant issued by New York Health Care, Inc. in connection with the Private Offering of its securities that closed on February 24, 2005. (11)

         10.27 Form of Placement Agent Warrant issued by New York Health Care, Inc. in connection with the Private Offering of its securities that closed on February 24, 2005. (11)

         10.28    Summary of Executive Compensation. (11)

         10.51++ Amended Performance Incentive Plan (Stock Option Plan) of the Company. (4)

         10.52++ Amendment to Employment Agreement between the Company and Jerry Braun dated January 28, 2003. (4)

         10.53++ Amendment to Employment Agreement between the Company and Jacob Rosenberg dated January 28, 2003 (4).

         14.1     Code of Ethics for Senior Financial Officers (8).

         23.1     Consent of Blank Rome LLP (included in Exhibit 5)

         23.2*    Consent of Weiser LLP.

         23.3*    Consent of Holtz Rubenstein Reminick LLP.

         *        Filed herewith.

         **       To be filed by amendment.

         ++       Compensation plan.

         (1) Incorporated by reference to Exhibits filed as part of the Company's Registration Statement on Form SB-2 under S.E.C. File No. 333-08152, which was declared effective on December 20, 1996.

         (2) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form10-QSB report for the quarter ended June 30, 1998.

         (3) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form10-QSB Report for the quarter ended September 30, 1999.

         (4) Incorporated by reference to the applicable Exhibits filed as part of Company's Form 10-K Annual Report for the year ended December 31, 2002.

         (5) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form 10-Q for the quarter ended March 31, 2004.

         (6) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form 10-Q for the quarter ended June 30, 2004.

         (7) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form 10-Q for the quarter ended September 30, 2004.

         (8) Incorporated by reference to the applicable Exhibit filed as part of the Company's Form 10-K for the year ended December 31, 2003.

         (9) Incorporated by reference to the applicable Exhibit filed as part of the Company's Form 10-K/A for the year ended December 31, 2005.

         (10) Incorporated by reference to the Exhibit to the Company's Form 8-K filed on May 26, 2005.

         (11) Incorporated by reference to the applicable Exhibits to the Company's Form 10-Q for the quarter ended March 31, 2005.

Item 17. Undertakings

         The undersigned registrant hereby undertakes that:

(1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or
         (4) or 497(h) under the Act as part of this registration statement as of the time it was declared effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(5)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant as described in Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 27, 2005.

                                        NEW YORK HEALTH CARE, INC.

                                        By:     /s/    Dennis M. O'Donnell
                                                     Dennis M. O'Donnell
                                                   Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

              Name                            Title                            Date

/s/ Dennis M. O'Donnell       Chief Executive Officer, Secretary and      May 27, 2005
----------------------------     Director (Principal Executive,
Dennis M. O'Donnell              Financial and Accounting Officer)

/s/ Fred E. Nussbaum             Director                                 May 27, 2005
----------------------------
Fred E. Nussbaum


/s/ Mark Gray                    Director                                 May 27, 2005
----------------------------
Mark Gray

                                  EXHIBIT INDEX

         2.1 Stock for Stock Exchange Agreement between the Company and BioBalance dated October 11, 2001, as amended by Amendment No. 1 dated February 13, 2002, Amendment No. 2 dated July 10, 2002, Amendment No. 3 dated August 13, 2002 and Amendment No. 4 dated October 25, 2002 (incorporated herein by reference to Exhibits No. 2.1-2.4, inclusive, to the Company's registration statement on Forms S-4, SEC file no. 333-85054).

         2.2 Purchase and Sale agreement dated as of July 15, 2004 by and among the Company, NYHC Newco Paxxon Inc. and New York Health Care, LLC. (7)

         2.3 Asset Purchase Agreement dated as of April 11, 2005 by and among Accredited Health Services, Inc., New York Healthcare, Inc. and NYHC Newco Paxxon Inc. (10)

         3.1      Certificate of Incorporation of the Company. (1)

         3.2      Restated Certificate of Incorporation of the Company. (1)

         3.3      Certificate   of   Correction  of  Restated   Certificate   of
                  Incorporation of the Company. (1)

         3.4 Amendment to the Certificate of Incorporation filed October 17, 1996. (1)

         3.5      By-laws of the Company. (1)

         3.6 Amendment to the Certificate of Incorporation of the Company filed December 4, 1996. (1)

         3.7 Certificate of Designations, Rights and Preferences of New York Health Care, Inc. Class A Convertible Preferred Stock.
                  (2)

         3.8 Certificate of Amendment to the Certificate of Incorporation of New York Health Care, Inc. filed on September 10, 2004 (incorporated by reference to the applicable Exhibit filed with the Company's 8-K filed on September 15, 2004)

         3.9      Amended By-Laws of the Company (9)

         4.1      Form of certificate evidencing shares of Common Stock. (1)

         5.1      Opinion of Blank Rome LLP

         10.1 Engagement Letter Agreement between the Company and Sterling Financial Investment Group, Inc. dated May 6, 2004. (5)

         10.2     Employment Agreement for Dennis O'Donnell (6)

         10.3 Option agreement dated September 14, 2004 between the Company and Dennis O'Donnell (7)

         10.4 Form of Option Agreement under the Company's Performance Incentive (Stock Option) Plan (7)

         10.5 Placement Agreement dated November 19, 2004 between the Company and Sterling Financial Investment Company, Inc. (incorporated by reference to the applicable Exhibit filed with the Company's Form 8-K filed on November 23, 2004)

         10.8 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the
                  Company doing business in Rockland, Westchester and Bronx Counties dated May 8, 1995. (1)

         10.9 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Dutchess, Orange, Putnam, Sullivan and Ulster Counties dated May 8, 1995. (1)

         10.10 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Nassau, Suffolk and Queens Counties dated May 8, 1995. (1)

         10.11 State of New York Department of Health Office of Health Systems Management Home Care Service Agency License for the Company doing business in Orange and Rockland Counties dated July 1, 1995. (1)

         10.12 Personal Care Aide Agreement by and between the Company and Nassau County Department of Social Services dated October 18, 1995. (1)

         10.13 State of New York Department of Health Offices of Health Systems Management Home Care Service Agency License for the Company doing business in Bronx, Kings, New York, Queens and Richmond Counties dated December 29, 1995. (1)

         10.14 Homemaker and Personal Care Agreements by and between the Company and the County of Rockland Department of Social Services dated January 1, 1996. (1)

         10.15++ Employment Agreement by and between the Company and Jerry Braun dated November 12, 1999. (3)

         10.16++ Employment Agreement by and between the Company and Jacob Rosenberg dated November 12, 1999. (3)

         10.17 Loan Security Agreement among New York Health Care, Inc., NYHC Newco Paxxon, Inc. and Heller Healthcare Finance, Inc. dated November 28, 2000. (incorporated by reference to Exhibits to the Company's Form 8-K Report filed December 8, 2000)

         10.18 Amendment No. 1 to Loan and Security Agreement and Consent and Waiver with Heller Healthcare Finance, Inc. dated November 27, 2002 (incorporated by reference to Exhibit to the Company's Form 8-K Current Report filed on December 4, 2002)

         10.19 Amendment No. 2 to Loan and Security Agreement among GE HFS Holding, Inc., the Company and Newco Paxxon, Inc. dated March 29, 2004 (5)

         10.20 Amendment No. 3 to Loan and Security Agreement among GE HFS Holdings, Inc., the Company and Newco Paxxon, Inc. dated March 29, 2004 (incorporated by reference to the Form 8-K filed by the Company on December 12, 2004)

         10.21 Amendment No. 4 dated January 13, 2005 to Loan and Security Agreement by and among New York Health Care, Inc., NYHC Newco Paxxon, Inc. and GE HFS Holdings, Inc. (incorporated by reference to the exhibit filed with the Company's Current Report on Form 8-K for the event dated January 13, 2005)

         10.22 Amendment dated February 7, 2005 to the Placement Agent agreement dated November 19, 2004, between the Company and Sterling Financial Group, Inc.(11)

         10.23 Amendment dated February 18, 2005 to the Placement agent agreement dated November 19, 2004, between the Company and Sterling Financial Group, Inc. (11)

         10.24 Agreement dated February 24, 2005, among the Company, Jerry Braun and Jacob Rosenberg. (11) 10.25 Agreement dated March 24, 2005, among the Company, Jerry Braun and Jacob Rosenberg
                  (11) 10.26 Form of Investor Warrant issued by New York Health Care, Inc. in connection with the Private Offering of its securities that closed on February 24, 2005. (11)

         10.27 Form of Placement Agent Warrant issued by New York Health Care, Inc. in connection with the Private Offering of its securities that closed on February 24, 2005. (11)

         10.28    Summary of Executive Compensation. (11)

         10.51++ Amended Performance Incentive Plan (Stock Option Plan) of the Company. (4)

         10.52++ Amendment to Employment Agreement between the Company and Jerry Braun dated January 28, 2003. (4)

         10.53++ Amendment to Employment Agreement between the Company and Jacob Rosenberg dated January 28, 2003 (4).

         14.1     Code of Ethics for Senior Financial Officers (8).

         23.1     Consent of Blank Rome LLP (included in Exhibit 5)

         23.2*    Consent of Weiser LLP.

         23.3*    Consent of Holtz Rubenstein Reminick LLP.

         *        Filed herewith.

         **       To be filed by amendment.

         ++       Compensation plan.

         (1) Incorporated by reference to Exhibits filed as part of the Company's Registration Statement on Form SB-2 under S.E.C. File No. 333-08152, which was declared effective on December 20, 1996.

         (2) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form10-QSB report for the quarter ended June 30, 1998.

         (3) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form10-QSB Report for the quarter ended September 30, 1999.

         (4) Incorporated by reference to the applicable Exhibits filed as part of Company's Form 10-K Annual Report for the year ended December 31, 2002.

         (5) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form 10-Q for the quarter ended March 31, 2004.

         (6) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form 10-Q for the quarter ended June 30, 2004.

         (7) Incorporated by reference to the applicable Exhibits filed as part of the Company's Form 10-Q for the quarter ended September 30, 2004.

         (8) Incorporated by reference to the applicable Exhibit filed as part of the Company's Form 10-K for the year ended December 31, 2003.

         (9) Incorporated by reference to the applicable Exhibit filed as part of the Company's Form 10-K/A for the year ended December 31, 2005.

         (10) Incorporated by reference to the Exhibit to the Company's Form 8-K filed on May 26, 2005.

         (11) Incorporated by reference to the applicable Exhibits to the Company's Form 10-Q for the quarter ended March 31, 2005.